As filed with the Securities and Exchange Commission on May 2, 2008
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	91-1653725
(State of Incorporation)	(I.R.S. Employer Identification Number)
1301 Second Avenue
Seattle, Washington 98101
(206) 461-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Office of the Chief Legal Officer
Washington Mutual, Inc.
1301 Second Avenue
Seattle, Washington 98101
(206) 461-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lee Meyerson, Esq.
Maripat Alpuche, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue New York, New York 10017-3954

Approximate date of commencement of proposed sale to the public: From time to as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instructions I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to Be	Offering Price per	Aggregate Offering	Amount of
Securities to Be Registered	Registered	Unit	Price	Registration Fee
Preferred Stock, Series S	36,642	$100,000.00(1)	3,664,200,000.00(1)	$144,003.00(1)
Common Stock, no par value(2)	186,674,283	$12.31(3)	$2,297,960,423.73(3)	$90,310.00(3)
Common Stock, no par value, issuable upon conversion of Series S Preferred Stock	418,765,714	not applicable(4)	not applicable(4)	not applicable(4)
Total			$5,962,160,423.73	$234,313.00

(1)	Calculated pursuant to Rule 457(i) under the Securities Act of 1933, as amended.
(2)	Also includes associated “rights” to purchase shares of the Registrant’s common stock which are not currently separable from the shares of Registrant’s common stock and are not currently exercisable.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock on April 25, 2008, as reported on the New York Stock Exchange.
(4)	Pursuant to Rule 457(i) under the Securities Act of 1933, as amended, the registration fee shall be calculated only on the basis of the price of the convertible securities, and, therefore, the underlying common stock issuable upon the conversion of the preferred stock shall not be included for purposes of calculating the registration fee.

PROSPECTUS

Common Stock

Series S Contingent Convertible Perpetual Non-Cumulative Preferred Stock

This prospectus relates to resales of up to 605,439,997 shares of our common stock, no par value, and up to 36,642 shares of Series S Contingent Convertible Perpetual Non-Cumulative Preferred Stock, referred to as the Series S Preferred Stock, and together with the common stock, the “securities.” The securities may be resold from time to time by and for the accounts of certain selling shareholders named in this prospectus.

The methods of resale of the securities offered hereby are described under the heading “Plan of Distribution.” We will receive none of the proceeds from such resales.

Our common stock is listed on the New York Stock Exchange under the symbol “WM.” The last reported sale price of the common stock on May 1, 2008 was $12.52 per share.

The Series S Preferred Stock is mandatorily convertible into shares of common stock on the final day of any calendar quarter in which we have received the following approvals: the approval by the holders of our common stock of each of (A) the conversion of the Series S Preferred Stock into common stock as required by applicable NYSE rules and (B) an amendment to our Restated and Amended Articles of Incorporation to increase the number of authorized shares of common stock to permit the full conversion of the Series S Preferred Stock into common stock. The Series S Preferred Stock is initially convertible to shares of common stock at a rate of $8.75 per share of common stock, subject to antidilution adjustments; provided, however, the conversion price shall be reduced by $0.50 on each six-month anniversary of the original issue date if the shareholder approvals described above have not been obtained, up to a maximum reduction of $2.00.

Dividends on the Series S Preferred Stock are payable on a non-cumulative basis, as and if declared by our board of directors, in cash, on an as-converted basis. Initially, if our board declares a dividend on our common stock, then it is required to declare a dividend on the Series S Preferred Stock in an amount per share equal to the per share common stock dividend times the number of shares into which the shares of Series S Preferred Stock is convertible. If the Series S Preferred Stock have not been converted into shares of common stock by June 30, 2008, dividends will be payable commencing with the dividend period ending September 15, 2008 at an annual rate of 14% of the liquidation preference of the Series S Preferred Stock and this rate will further increase to 15.5% of the liquidation preference commencing with the dividend payment date on March 15, 2009 and to 17% of the liquidation preference commencing with the dividend payment date on September 15, 2009. However, dividends on the Series S Preferred Stock will always be paid at the higher of the amount payable in accordance with the applicable percentage rate described above and the dividend payable on an as-converted basis based on the last dividend declared on the common stock. Dividends are payable in cash or, from the dividend period ending September 15, 2009, at our option, shares of Series S Preferred Stock.

The Series S Preferred Stock is not redeemable by us at any time. Prior to resales by use of this prospectus, there has been no public market for the Series S Preferred Stock.

The selling shareholders may sell the securities on the open market at market prices in ordinary broker transactions or in negotiated transactions, and they may pay broker commissions in connection with such transactions. The selling shareholders and any broker dealer executing sell orders on behalf of or purchasing from the selling shareholders may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933. Commissions received by any such broker dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

The securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Investing in the securities involves risks. See “Risk Factors” on page 10 of this prospectus to read about factors you should consider before buying securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

May 2, 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, certain selling shareholders may resell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities offered, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find Additional Information.”

You should read this prospectus and any additional information described below under the heading “Where You Can Find Additional Information.”

We and the selling shareholders are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

References in this prospectus to “Washington Mutual”, the “Company”, “we”, “us” and “our” are to Washington Mutual, Inc. (together with its subsidiaries) unless the context otherwise provides.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy these reports and other information at the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents by mail from the SEC reference room at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These reports and other information are also filed by us electronically with the SEC and are available at the SEC’s website, www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document that we filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities:

•	Our Annual Report on Form 10-K for the year ended December 31, 2007;

•	Our Current Reports on Form 8-K (in each case, with the exception of the Current Report on Form 8-K filed on April 15, 2008, other than information and exhibits “furnished” to and not “filed” with the SEC in accordance with SEC rules and regulations) filed on January 7, 2008, January 22, 2008, March 3, 2008, April 11, 2008, April 15, 2008, April 21, 2008 and May 2, 2008;

•	The description of our capital stock contained in Item 5 of Current Report on Form 8-K dated November 29, 1994, and any amendment or report filed for the purpose of updating this description; and

•	Our Registration Statement on Form 8-A filed on December 3, 1998, as amended.

You may obtain a copy of these filings at no cost, by writing to us at 1301 Second Avenue, Seattle, Washington 98101, attention Investor Relations Department WMC2203, telephoning us at (206) 500-5200, or emailing us at investor.relations@wamu.net.

You should rely only on the information contained or incorporated by reference in this prospectus, any supplemental prospectus or any pricing supplement. We have not authorized anyone to provide you with any other information. We and the selling shareholders are not making an offer of these securities in any state where the offer

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is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of the document.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, and other matters. Statements in this prospectus, including those incorporated by reference, that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words, such as “expects,” “anticipates,” “intends,” “plans,” “believes, “seeks,” “estimates,” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could,” or “may.”

Forward-looking statements provide our expectations or predictions of future conditions, events or results. They are not guarantees of future performance. By their nature forward-looking statements are subject to risks and uncertainties. These statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required by Federal Securities laws. There are a number of factors, many of which are beyond our control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The factors are generally described in our most recent Form 10-K under the caption “Risk Factors.”

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SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus. As a result, it does not contain all the information that may be important to you. To understand this transaction fully, you must read this entire prospectus carefully, including the risk factors beginning on page 10 and the documents incorporated by reference into this prospectus.

Washington Mutual, Inc.

With a history dating back to 1889, Washington Mutual, Inc. is a retailer of financial services to consumers and small businesses. Based on our consolidated total assets at March 31, 2008, we were the largest thrift holding company in the United States and seventh largest among all U.S.-based bank and thrift holding companies. We operate principally in California, Washington, Oregon, Illinois, Florida, Texas and the greater New York/New Jersey metropolitan area, and have operations in 16 other states. As of March 31, 2008, we served the needs of approximately 19.8 million consumer households through 2,261 retail banking stores, 228 lending stores and centers, 4,965 owned and branded ATMs, telephone call centers and online banking. As of March 31, 2008, on a consolidated basis, we had total assets of approximately $320 billion, total liabilities of approximately $297 billion, total deposits of approximately $188 billion and total shareholders’ equity of approximately $22 billion.

Our earnings are primarily driven by lending to consumers and small businesses and by deposit-taking activities which generate net interest income, and by activities that generate noninterest income, including the sale and servicing of loans and the provision of fee-based services to our customers.

We operate through four main business segments: the Retail Banking Group, the Card Services Group, the Commercial Group and the Home Loans Group. The Retail Banking Group, the Card Services Group and the Home Loans Group are consumer-oriented, while the Commercial Group serves commercial customers.

Retail Banking Group.  The principal activities of the Retail Banking Group include: (1) offering a comprehensive line of deposit and other retail banking products and services to consumers and small businesses; (2) holding the substantial majority of our held for investment portfolio of home loans, home equity loans and home equity lines of credit (but not our held for investment portfolios of home loans, home equity loans and home equity lines of credit made to higher risk borrowers through the subprime mortgage channel); (3) originating home equity loans and lines of credit; and (4) providing investment advisory and brokerage services, sales of annuities and other financial services.

Card Services Group.  The Card Services Group manages our credit card operations. The segment’s principal activities include (1) issuing credit cards; (2) either holding outstanding balances on credit cards in portfolio or securitizing and selling them; (3) servicing credit card accounts; and (4) providing other cardholder services. Credit card balances that are held in our loan portfolio generate interest income from finance charges on outstanding card balances, and noninterest income from the collection of fees associated with the credit card portfolio, such as performance fees (late, overlimit and returned check charges), annual membership fees and cash advance and balance transfer fees.

Commercial Group.  The principal activities of the Commercial Group include: (1) providing financing to developers and investors, or acquiring loans for the purchase or refinancing of multi-family dwellings and other commercial properties; (2) either holding multi-family and other commercial real estate loans in portfolio or selling these loans while retaining the servicing rights; and (3) providing deposit services to commercial customers.

Home Loans Group.  The principal activities of the Home Loans Group include: (1) the origination, fulfillment and servicing of home loans; (2) the origination, fulfillment and servicing of home equity loans and lines of credit; (3) managing our capital markets operations, which includes the buying and selling of all types of real estate secured loans in the secondary market; and (4) holding our held for investment portfolios of home loans, home equity loans and home equity lines of credit made to higher risk borrowers through the subprime mortgage channel.

On April 8, 2008, the Company announced its intention to discontinue all lending conducted through its wholesale channel and the closure of all of its freestanding home loan centers and sales offices. Incident to these actions, the Company will close or consolidate certain loan fulfillment centers. These actions will further advance the Company’s retail-focused home lending strategy, initiated last year when the Company took steps to direct its home lending origination activities through its core retail banking network.

We are incorporated in the state of Washington and are a savings and loan holding company. We own two banking subsidiaries as well as numerous nonbank subsidiaries. As a savings and loan holding company, we are subject to regulation by the Office of Thrift Supervision (the “OTS”). Our banking subsidiaries, Washington Mutual Bank and Washington Mutual Bank fsb, are subject to regulation and examination by the OTS (their primary federal regulator) as well as the Federal Deposit Insurance Corporation (the “FDIC”). Our principal business offices are located at 1301 Second Avenue, Seattle, Washington 98101.

Recent Developments

Capital Investment Transactions

During the first quarter of this year our management and Board of Directors determined that it would be prudent to seek significant additional common equity in order to maintain our capital ratios at well above target levels, in light of the deteriorating conditions in the U.S. housing and credit markets and resulting elevated credit costs in our loan portfolio, which we expect to continue through 2008 and 2009. The Board of Directors also concluded that in light of a variety of factors, including capital markets volatility, rating agency actions and general economic uncertainties, it was important that any process to raise additional common equity be executed promptly and with a high degree of certainty of completion. After exploring and considering a broad range of potential financing and other alternatives, our Board of Directors determined that an equity investment transaction was the most effective means to address our capital needs on a timely basis and was in the best interests of our shareholders. Because of NYSE regulations as well as the limited number of remaining authorized but unreserved and unissued shares of common stock we have available, it was necessary to structure the investment predominantly in the form of convertible preferred stock until we could obtain the necessary shareholder approvals to issue common stock in its place.

On April 7, 2008, we entered into an investment agreement with affiliates of TPG Capital (“TPG”), a leading private equity firm. Pursuant to the investment agreement, we agreed to issue to TPG (i) 822,857 shares of common stock at $8.75 per share, (ii) 19,928 shares of a newly authorized and issued series of our preferred stock, designated as Series T Contingent Convertible Perpetual Non-Cumulative Preferred Stock (the “Series T Preferred Stock”), at $100,000 per share and (iii) warrants to acquire 57,142,857 shares of common stock.

We entered into a series of securities purchase agreements dated as of the same date as the investment agreement with a number of qualified institutional buyers and institutional accredited investors, which included several of our largest institutional shareholders. Under the securities purchase agreements, we agreed to issue to the institutional investors an aggregate of (i) 175,514,285 shares of common stock at $8.75 per share, (ii) 36,642 shares of Series S Preferred Stock at $100,000 per share and (iii) warrants to acquire 11,159,998 shares of common stock.

Closing for the issuance of the securities to the investors occurred on April 14, 2008, other than the delayed delivery of approximately $2 billion of securities which occurred on April 21, 2008.

In addition to the 176,337,142 shares of common stock that were issued to TPG and various institutional investors immediately upon the consummation of the transactions contemplated by the investment agreement and the securities purchase agreements, subject to receipt of shareholder approvals and certain regulatory approvals, we estimate that we will be required to issue an additional 646,514,285 shares of common stock upon the conversion of all the shares of Series S Preferred Stock and Series T Preferred Stock and up to an additional 68,302,855 shares of common stock if the warrants are exercised in full.

Financial Update

On April 15, 2008, we announced our financial results for the first quarter of 2008. These results included the following:

•	A net loss of $1.14 billion, or $1.40 per diluted share, compared with a net loss in the fourth quarter of $1.87 billion, or $2.19 per diluted share, and net income of $784 million, or $0.86 per diluted share, during the first quarter of 2007. The quarter’s financial results reflected a higher level of loan loss provisioning in response to steep declines in home values and further deterioration in mortgage credit markets.

•	Net interest income of $2.18 billion, which reflected an increase from fourth quarter 2007 net interest income of $2.05 billion, reflecting a 19 basis point increase in our net interest margin, which more than offset the effects of a 1 percent drop in average interest-earning assets.

•	A 6 percent increase in depositor and other retail banking fees compared to the first quarter of 2007, reflecting growth in net new checking accounts. Depositor and retail banking fees were lower than the fourth quarter of 2007, however, reflecting normal seasonality and slowing consumer spending.

•	A net loss of $216 million in our trading securities, compared with a net loss of $267 million in the fourth quarter of 2007; and $67 million in impairment losses on mortgage securities designated as available for sale, which was more than offset by $85 million of net gains on the sale of securities, a significant improvement from fourth quarter net losses of $261 million.

•	An increase in our provision for loan losses to $3.51 billion for the first quarter of 2008, compared to a $1.53 billion provision in the fourth quarter of 2007, reflecting an increase in delinquencies as the economy weakened, as well as a higher level of losses as home prices declined sharply from the start of the year.

•	An increase in net charge-offs to $1.37 billion, reflecting an 83 percent increase compared to the fourth quarter of 2007.

•	Retail deposit growth of $8.1 billion during the first quarter of 2008, to $151.7 billion as of March 31, 2008.

•	A decline in noninterest expense to $2.15 billion for the first quarter of 2008, reflecting a 4 percent decline when compared with adjusted noninterest expense of $2.25 billion in the fourth quarter of 2007. The adjustments exclude a $1.78 billion charge for the writedown of all goodwill within the Home Loans Group and $143 million associated with re-sizing of our home loans business and reductions in corporate support functions.

The Resales

Issuer	Washington Mutual, Inc., a Washington corporation.

Securities Offered by Selling Shareholders	Up to 605,439,997 shares of common stock, no par value.

Up to 36,642 shares of Series S Non-Cumulative Perpetual Preferred Stock.

Listing	Our common stock is listed on the New York Stock Exchange under the symbol “WM.”

Our Series S Preferred Stock is not listed on any national securities exchange and, prior to resale by use of this prospectus, there has been no public market for the Series S Preferred Stock.

Use of Proceeds	We will not receive any proceeds from the resale of the shares by the selling shareholders.

Risk Factors	For a discussion of risks and uncertainties involved with an investment in our common stock or the Series S Preferred Stock, see “Risk factors” beginning on page 10 of this prospectus.

Dividends	For information relating to dividends declared per share of common stock, see page 9 of this prospectus.

Holders of Series S Preferred Stock are entitled to receive, when, as and if declared by our Board of Directors, non-cumulative cash dividends in the amount determined as set forth below. Initially, if our Board of Directors declares and pays a cash dividend in respect of any shares of common stock, then the Board of Directors is required to declare and pay to the holders of the Series S Preferred Stock a cash dividend in an amount per share of Series S Preferred Stock equal to the product of (i) the per share dividend declared and paid in respect of each share of common stock and (ii) the number of shares of common stock into which such share of Series S Preferred Stock is then convertible.

Commencing with the dividend period ending on September 15, 2008, in lieu of the dividends provided for in the preceding paragraph, dividends will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year. If the Series S Preferred Stock has not been converted into shares of common stock by June 30, 2008, dividends will be payable commencing with the dividend payment date on September 15, 2008 at a rate of 14% of the liquidation preference of the Series S Preferred Stock and this rate will further increase to 15.5% of the liquidation preference commencing with the dividend payment date on March 15, 2009 and to 17% of the liquidation preference commencing with the dividend payment date on September 15, 2009 (any such dividend, the “Special Dividend”). Notwithstanding the foregoing sentence, dividends on the Series S Preferred Stock will always be paid in an amount per share equal to the higher of the Special Dividend and the dividend payable on an as-converted basis based on the last dividend declared on the common stock during the applicable dividend period. Special Dividends (or the higher as converted dividends paid in lieu of Special Dividends) can be paid in cash, or at our option until the second anniversary of the date of issuance of the Series S Preferred Stock, by delivery of shares of Series S Preferred Stock.

Dividends on the Series S Preferred Stock are non-cumulative. If the Board of Directors does not declare a dividend on the Series S Preferred Stock in respect of any dividend period, the holders will have no right to receive any dividend for that dividend period, and we will have no obligation to pay a dividend for that dividend period.

Dividend Stopper	Subject to limited exceptions, if full quarterly dividends payable on all outstanding shares of the Series S Preferred Stock for any dividend period have not been declared and paid, we will not be permitted to declare or pay dividends with respect to, or redeem, purchase or acquire any of our junior securities during the next succeeding dividend period.

Repurchase of Junior Securities	For as long as the Series S Preferred Stock is outstanding, we are prohibited from redeeming, purchasing or acquiring any shares of common stock or other junior securities, subject to limited exceptions.

Redemption	The Series S Preferred Stock is not redeemable.

Maturity	Perpetual.

Mandatory Conversion	The Series S Preferred Stock is mandatorily convertible on the final day of the calendar quarter in which the Shareholder Approvals (as defined below) have been received. The number of shares of common stock into which a share of Series S Preferred Stock will be convertible will be determined by dividing the liquidation preference by the then applicable conversion price. Cash will be paid in lieu of fractional shares of common stock.

The Series S Preferred Stock is convertible for shares of common stock initially at the conversion price of $8.75 per share of common stock. The conversion price of the Series S Preferred Stock will be reduced by $0.50 on each six-month anniversary of the date of issuance of the Series S Preferred Stock if the approval of the shareholders of (A) the amendment of our Articles of Incorporation to increase the number of authorized shares of common stock to at least such number as shall be sufficient to permit full conversion of the Series S Preferred Stock into common stock and (B) the conversion of the Series S Preferred Stock into common stock for purposes of Section 312.03 of the NYSE Listed Company Manual (collectively, the “Shareholder Approvals”) have not been obtained prior to such anniversary, up to a maximum reduction of $2.00. The conversion price is subject to customary anti-dilution adjustments.

Anti-Dilution Adjustments	The conversion price may be adjusted in the event of, among other things, (1) subdivisions, splits and combinations of the common stock, (2) dividends or distributions in common stock, debt, capital stock or other assets, (3) issuances to all holders of our common stock of stock purchase rights or warrants, (4) increases in cash dividends or (5) certain self tender offers for common stock. See “Description of Convertible Preferred Stock—Anti-Dilution Adjustments.”

Fundamental Change	We are not permitted to enter into a transaction constituting a consolidation or merger or similar transaction or any sale or other transfer of all or substantially all of our and our subsidiaries’ consolidated assets, taken as a whole (other than a transaction in which the holders of our voting shares prior to that transaction would own voting shares representing a majority of the surviving company immediately after the transaction), unless the agreement providing for that transaction entitles the holders of Series S Preferred Stock to receive, on an as-converted basis, the securities, cash and other property receivable in the transaction by a holder of shares of common stock or provides that each share of Series S Preferred Stock will be converted into the number of shares of common stock equal to the liquidation preference divided by the applicable conversion price.

Reorganization Events (Including Mergers)	The following provisions apply in the event of certain “reorganization events,” which include, subject to certain exceptions:

• any consolidation or merger of us with or into another person;

• any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets; or

• certain reclassifications of our common stock or statutory exchanges of our securities.

Each share of the Series S Preferred Stock outstanding immediately prior to the reorganization events shall remain outstanding but shall become convertible at the option of the holders of the Series S Preferred Stock into the kind of securities, cash and other property receivable in the reorganization event by holders (excluding the counterparty to the Reorganization Event or an affiliate of such counterparty) of that number of shares of common stock into which the share of Series S Preferred Stock would then be convertible assuming the receipt of the Shareholder Approvals. See “Description of Convertible Preferred Stock—Reorganization Events.”

Liquidation Rights	In the event we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of the Series S Preferred Stock will be entitled to receive liquidating distributions in the amount of $100,000 per share of Series S Preferred Stock, plus an amount equal to any declared but unpaid dividends on the Series S Preferred Stock to and including the date of such liquidation before any distribution of assets is made to the holders of the common stock or any other junior securities. After payment of the full amount of such liquidating distributions, holders of the Series S Preferred Stock will be entitled to participate in any further distribution of our remaining assets as if each share of Series S Preferred Stock had been converted, immediately prior to such liquidating distributions, into the number of shares of common stock equal to the liquidation preference divided by the then-applicable conversion price.

In the event our assets available for distribution to shareholders upon any liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series S Preferred Stock and the corresponding amounts payable on any parity securities, holders of Series S Preferred Stock and the holders of parity securities will share ratably in any distribution of our assets in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

Voting Rights	Except as set forth below under “Description of Series S Preferred Stock—Voting Rights”, holders will not have any voting rights, including the right to elect any directors.

Ranking	The Series S Preferred Stock, with respect to dividend rights and rights on liquidation, winding-up and dissolution, ranks on a parity with our other authorized series of preferred stock (other than Series RP Preferred Stock) and with each other class or series of preferred stock, established after the date of issuance of the Series S Preferred Stock, the terms of which expressly provide that such class or series will rank on a parity with the Series S Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company. The Series S Preferred Stock ranks senior to the common stock, the Series RP Preferred Stock and each other class or series of capital stock outstanding or established after the date of issuance of the Series S Preferred Stock by the Company the terms of which do not expressly provide that it ranks on a parity with or senior to the Series S Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution.

Preemptive Rights	None.

Certain United States Federal Income Tax Considerations	For a discussion of certain U.S. federal income tax considerations of purchasing, owning and disposing of the securities are described in “Certain United States Federal Income Tax Considerations.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of any securities offered by the selling shareholders.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

The following table shows our ratio of earnings to combined fixed charges and preferred dividends on a consolidated basis. The ratio of earnings to combined fixed charges and preferred dividends has been computed by dividing net income plus all applicable income taxes plus fixed charges, by fixed charges and preferred dividend requirements.

Fixed charges consist of interest expense, either including or excluding interest on deposits as set forth below, and the portion of net rental expense deemed to be equivalent to interest on long-term debt. Interest expense, other than on deposits, includes interest on long-term debt, federal funds purchased and securities sold under agreements to repurchase, mortgages, commercial paper and other funds borrowed. The preferred dividend requirements represent the pretax earnings which would have been required to cover the dividend requirements on our preferred stock outstanding.

	Three Months Ended
	March 31,		Year Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
	(Dollars in millions)

Ratio of earnings to fixed charges and preferred dividends
Including Interest on Deposits	*	1.41	1.02	1.40	1.68	1.89	2.28

Excluding Interest on Deposits	*	2.01	1.06	1.83	2.30	2.67	3.38

*	The earnings for the three months ended March 31, 2008 were inadequate to cover total fixed charges. The coverage deficiency for the period was $2.06 billion.

COMMON STOCK PRICE RANGE AND DIVIDENDS

Our common stock is traded on the New York Stock Exchange under the symbol “WM.” The following table sets forth the reported high and low intraday sales prices for our common stock as quoted by the New York Stock Exchange and the dividends declared per share of common stock for the periods included:

	Price Range		Cash Dividend
	High	Low	per Share

2006
First Quarter	$45.60	$41.57	$.50
Second Quarter	47.01	42.44	.51
Third Quarter	46.79	41.03	.52
Fourth Quarter	46.38	42.01	.53
2007
First Quarter	46.02	38.73	.54
Second Quarter	44.66	38.76	.55
Third Quarter	43.85	31.27	.56
Fourth Quarter	36.47	12.81	.56
2008
First Quarter	21.92	8.72	.15
Second Quarter (through May 1, 2008)	13.90	10.09	.01	*

*	Payable by the Company on May 15, 2008 to shareholders of record as of April 30, 2008.

The reported last sale price for our common stock on the New York Stock Exchange on May 1, 2008, $12.52 was per share. At May 1, 2008, there were 1,058,656,412 (including 6 million shares held in escrow) shares of our common stock outstanding held by approximately 56,738 registered shareholders.

RISK FACTORS

An investment in our securities is subject to certain risks. You should carefully consider the risks described below, as well as the other information included or incorporated by reference into this prospectus, including our financial statements and the notes thereto, before making an investment decision.

Risks Relating to Our Business

Economic conditions that negatively affect housing prices and the job market have resulted, and may continue to result, in a deterioration in credit quality of our loan portfolios, and such deterioration in credit quality has had, and could continue to have, a negative impact on our business.

We are one of the nation’s largest lenders, and deterioration in the credit quality of our loan portfolios has had, and may continue to have, a negative impact on earnings resulting from increased provisioning for loan losses and from increased nonaccrual loans, which could cause a decrease in interest-earning assets. Credit risk incorporates the risk of loss due to adverse changes in a borrower’s ability to meet our financial obligations on agreed upon terms. The overall credit quality of our loan portfolios is particularly impacted by the strength of the U.S. economy and local economies in which we conduct our lending operations as well as trends in residential housing prices. We continually monitor changes in the economy, particularly unemployment rates and housing prices, because these factors can impact the ability of our borrowers to repay their loans.

During 2007, the housing market in the United States (particularly in California and Florida, where properties securing approximately 48% and 10%, respectively, of our outstanding single-family residential mortgage loans are located) began to experience significant adverse trends, including accelerating price depreciation in some markets and rising delinquency and default rates. These conditions led to significant increases in loan delinquencies and credit losses in our mortgage portfolios and higher provisioning for loan losses which has adversely affected our earnings. We expect that housing prices will experience significant further deterioration in 2008 with further adverse effects on our operating results, business and financial condition. Furthermore, we expect that the occurrence of a major natural or other disaster in the United States would significantly increase the level of delinquencies and credit losses. Increases in credit costs would reduce our earnings and adversely affect our capital position and financial condition.

We make various assumptions and judgments about the collectibility of our loan portfolios when estimating the allowance for loan losses, which represents management’s estimate of incurred credit losses inherent in the loan portfolio as of the balance sheet date. The estimate of the allowance is based on a variety of factors, including past loan loss experience, the current credit profile of borrowers, adverse situations that have occurred that may affect a borrower’s ability to meet his financial obligations, the estimated value of underlying collateral, general economic conditions, and the impact that changes in interest rates and employment conditions have on a borrower’s ability to repay adjustable-rate loans. Determining the appropriateness of the allowance is complex and requires judgment by management about the effect of matters that are inherently uncertain. We collect information on the performance of loans in our portfolios and routinely use this information to recalibrate the formulaic models used in estimating the allowance for loan losses. Subsequent evaluations of the loan portfolio may reveal that estimated levels of loss severity used in estimating the allowance for loan losses differed significantly from actual experience, and in such circumstances we may have to record an increased provision for loan losses in subsequent periods thereby reducing earnings in those periods.

Until recently, we originated and purchased from third-party lenders loans to higher risk borrowers through our subprime mortgage channel. Borrowers in the subprime mortgage channel tend to have greater vulnerability to changes in economic and housing market factors, such as increases in unemployment, a slowdown in housing price appreciation or declines in housing prices, than do other borrowers. Additionally, the tightening of underwriting standards throughout the mortgage industry have significantly reduced the eligibility of borrowers to obtain credit, or to find credit on affordable terms. The performance of this loan portfolio in recent quarters has been, and in the future will likely continue to be, negatively impacted by a variety of factors, including changes in the economic factors noted above, which negatively impact borrowers.

Our access to market-based liquidity sources may be negatively impacted if market conditions persist or if further ratings downgrades occur. Funding costs may increase from current levels, gain on sale may be reduced or we may experience loss on sale, leading to reduced earnings.

While we actively manage our liquidity risk and maintain liquidity at least sufficient to cover all maturing debt obligations or other forecasted funding requirements over the next twelve months, our liquidity may be affected by an inability to access the capital markets or by unforeseen demands on cash. This situation may arise due to circumstances beyond our control, and is subject to our and our subsidiaries’ credit ratings as assigned by various nationally recognized statistical rating organizations (“NRSROs”). Disruptions in the capital markets have substantially limited the ability of mortgage originators, including Washington Mutual, to sell mortgage loans to the capital markets through whole loan sales or securitization. As a result, we experienced a general loss of liquidity in most secondary markets for both our loan and asset-backed securities holdings, and this condition has persisted to the present time. We cannot forecast if or when either specific secondary markets or broader market liquidity conditions will see improvement from current stresses, although it is our expectation that the existing turmoil in secondary loan and asset-backed securities markets may continue to affect our performance, described below, throughout 2008.

As a result of these conditions, secondary loan sales are currently limited primarily to sales of conforming loans to government-sponsored enterprises (“GSEs”), and we cannot predict when secondary markets for nonconforming loans, credit card receivables, and other loan assets will reopen. As such, we have in recent periods retained for our own account substantially all of the loans and receivables we have originated or purchased, other than conforming mortgage loans. We will generally be unable to recognize gains on sale, and may be required to establish reserves for loans that remain on our balance sheet, which may reduce earnings. In addition, we have taken steps to reduce or eliminate our origination of assets for which limited secondary market liquidity exists.

Our ability to sell conforming loans is dependent on our relationships with the GSEs. We presently sell a substantial portion of our conforming residential originations to the GSEs, primarily Freddie Mac. The ability of the GSEs to continue to purchase loans at current volume levels is dependent in part on their own capital positions and the levels of defaults in the portfolios underlying the mortgage-backed securities issued by the GSEs. Our liquidity and earnings could be adversely affected if the GSEs were unwilling to purchase our residential loan products.

We have generally securitized a large portion of our credit card portfolio, which provided additional liquidity for us. Due to disruptions in the secondary market for credit card receivables, we are presently not able to securitize credit card receivables on terms we consider acceptable. As a result, our liquidity will be adversely affected until the credit card securitization market normalizes. Additionally, we will be required to provide additional loss reserves for the credit card receivables that we retain in our portfolio, which will adversely affect earnings.

Current market conditions have also limited our liquidity sources to secured funding outlets such as the Federal Home Loan Banks and repurchase agreements, and to FDIC-insured deposits originated through either brokers or through our branch network. Other sources of funding, such as medium-term notes, uninsured institutional deposits, and certain escrow balances have largely been closed to us. Many of these sources are ratings-sensitive, and due to recent negative ratings actions, we do not expect these sources to return as reliable sources of funding even if general market liquidity conditions improve until our ratings improve. For example, institutional depositors generally require issuers to have the highest short-term ratings from at least one of the major rating agencies; however, as a result of recent actions, we and our banking subsidiaries are now generally in the second-highest short-term rating category.

Our rating profile remains “investment grade” as defined by NRSROs. No assurance can be given, however, that we will be able to retain an “investment grade” rating. The loss of investment grade ratings would likely result in further reductions in the sources of liquidity available to us; may result in increased collateral or margining requirements under derivative and repurchase agreements with counterparties, which could increase our funding costs and further reduce our earnings and liquidity; and could adversely affect our ability to conduct our normal business operations, in ways that could be material.

Our liquidity could also be adversely affected by unanticipated demands on our cash, such as having to repurchase securitized loans if we were found to have violated representations and warranties contained in the securitization agreements. In such event, we generally would be required to repurchase these loans or indemnify the investor for losses sustained. Since in most instances the repurchased loans would be in default, it is unlikely that we would be able to resell these loans in the secondary market. If we were required to repurchase a substantial amount of these loans, our liquidity and capital would be adversely affected as the amount of nonperforming assets on our balance sheet would increase.

If we have significant additional losses, we may need to raise additional capital, which could have a dilutive effect on existing shareholders, and may affect our ability to pay dividends on our common and preferred stock.

Our banking subsidiaries must maintain certain minimum capital ratios in order to remain a “well-capitalized” institution for regulatory purposes. While we believe, in light of our recent capital raising effort through the investment, we have sufficient capital for our operations, if Washington Mutual Bank is unable to meet its minimum capital ratios, we or they would be forced to raise additional capital. No assurance can be given that sufficient additional capital would be available nor as to the terms on which capital would be available. If sufficient capital were not available, we would consider a variety of alternatives, including the sale of assets. Under such forced sale conditions, we may not be able to realize fair value for the assets sold. Other alternatives would include changing our business practices or entering into additional equity transactions. Even if capital is available, the terms and pricing of such securities could be dilutive to existing shareholders and cause the price of our outstanding securities to decline.

We depend on dividends, distributions and other payments from our banking and nonbanking subsidiaries to fund dividend payments on common and preferred stock and to fund all payments on our other obligations, including debt obligations. If the earnings of our subsidiaries are not sufficient to make dividend payments to us while maintaining adequate capital levels, we may not be able to make dividend payments to our common or preferred shareholders.

Changes in interest rates may adversely affect our business, including net interest income and earnings.

Like other financial institutions, we and our banking subsidiaries raise funds for our business by, among other things, borrowing money in the capital markets and from the Federal Home Loan Bank system and accepting deposits from depositors, which we use to make loans to customers and invest in debt securities and other interest-earning assets. We earn interest on these loans and assets and pay interest on the money we borrow and on the deposits we accept from depositors. Changes in interest rates, including changes in the relationship between short-term rates and long-term rates, may have negative effects on our net interest income and therefore our earnings. Changes in interest rates and responses by our competitors to those changes may affect the rate of customer prepayments for mortgages and other term loans and may affect the balances customers carry on their credit cards. These changes can reduce the overall yield on our assets. Changes in interest rates and responses by our competitors to these changes may also affect customer decisions to maintain balances in the deposit accounts they have with us. These changes may require us to replace withdrawn balances with higher-cost alternative sources of funding.

In addition, changes in interest rates may affect our mortgage banking business in complex and significant ways. For example, changes in interest rates can affect gain from mortgage loans and loan servicing fees, which are the principal components of revenue from sales and servicing of home mortgage loans. When mortgage rates decline, the fair value of the mortgage servicing rights (“MSR”) asset generally declines and gain from mortgage loans tends to increase, to the extent we are able to sell or securitize mortgage loans in the secondary market. When mortgage rates rise, we generally expect loan volumes and payoffs in our servicing portfolio to decrease. As a result, the fair value of our MSR asset generally increases and gain from mortgage loans decreases. In recent periods, however, declines in general interest rates have resulted in slower increases in prepayment rates than in prior periods of declining interest rates, due in part to the reduced liquidity and tightened underwriting standards in the mortgage market making refinancing by borrowers more difficult.

As part of our overall risk management activities, we seek to mitigate changes in the fair value of our MSR asset by purchasing and selling financial instruments, entering into interest rate contracts and forward commitments to purchase or sell mortgage-backed securities and adjusting the mix and amount of such financial instruments or contracts to take into account the effects of different interest rate environments. The MSR asset and the mix of financial instruments used to mitigate changes in our fair value are not perfectly correlated. This imperfect correlation creates the potential for excess MSR risk management gains or losses during any period. Management must exercise judgment in selecting the amount, type and mix of financial instruments and contracts to mitigate changes in the fair value of our MSR. We cannot assure that the amount, type and mix of financial instruments and contracts we select will fully offset significant changes in the fair value of the MSR, and our actions could negatively impact our earnings. Our reliance on these risk management instruments may be impacted by periods of illiquidity in the secondary markets, which could negatively impact the performance of the MSR risk management instruments. For further discussion of how interest rate risk, basis risk, volatility risk and prepayment risk are managed, see “Market Risk Management” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Certain of our loan products have features that may result in increased credit risk.

We have significant portfolios of home equity loans, which are secured by a first or second lien on the borrower’s property. When we hold a second lien on a property that is subordinate to a first lien mortgage held by another lender, both the probability of default and severity of loss risk is generally higher than when we hold both the first and second lien positions. Home equity loans and lines of credit with combined loan-to-value ratios of greater than 80 percent also expose us to greater credit risk than home loans with loan-to-value ratios of 80 percent or less at origination. This greater credit risk arises because, in general, both default risk and the severity of loss risk are higher when borrowers have less equity in their homes.

We originate Option ARM loans under which borrowers have the option of making minimum payments based on an interest rate that is lower than the fully-indexed rate. Borrowers who continue to make minimum payments will generally experience negative amortization as unpaid interest is capitalized and added to the principal amount of the loan. The minimum payment resets to a fully-amortizing payment at the earlier of five years from origination or when the amount of negative amortization reaches specified levels. The risk that Option ARM borrowers will be unable to make increased loan payments as a result of the minimum payment on the loan adjusting upward to a fully- amortizing payment is a key risk associated with the Option ARM product.

We originate interest-only loans that we either securitize or hold in our portfolio. Borrowers with interest-only loans are initially required to make payments that are sufficient to cover accrued interest. After a predetermined period (generally five years), the payments are reset to allow the loan to fully amortize over its remaining life. Borrowers with interest-only loans are particularly affected by declining housing prices because there is no amortization of principal on the loans. Such economic trends could cause the credit performance of interest-only loans to deteriorate more rapidly than other types of loans with a negative impact on our results. For further discussion of credit risk, see “Credit Risk Management” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Consistent with mortgage industry underwriting practices, loans underwritten with limited documentation of income, net worth or credit history are widely represented within our single-family residential loan products. In particular, such practices are frequently applied to the origination of Option ARM products. Accordingly, approximately 75% of our Option ARM portfolio was originated using a limited documentation standard. As limited documentation loans have a higher risk of default than loans with full documentation, a continued downturn in economic conditions or a further decrease in housing prices could result in higher default rates in our loan portfolio.

We use estimates in determining the fair value of certain of our assets, which estimates may prove to be imprecise and result in significant changes in valuation.

A portion of our assets are carried on the balance sheet at fair value, including: our trading assets including certain retained interests from securitization activities, available-for-sale securities, derivatives and our MSR. Generally, for assets that are reported at fair value, we use quoted market prices or internal valuation models that utilize observable market data inputs to estimate their fair value. In certain cases, observable market prices and data may not be readily available or their availability may be diminished due to market conditions. We use financial models to value certain of these assets. These models are complex and use asset specific collateral data and market inputs for interest rates. Although we have processes and procedures in place governing internal valuation models and their testing and calibration, we cannot assure that we can properly manage the complexity of our models and valuations to ensure, among other things, that the models are properly calibrated, the assumptions are reasonable, the mathematical relationships used in the model are predictive and remain so over time, and the data and structure of the assets and hedges being modeled are properly input. Such assumptions are complex as we must make judgments about the effect of matters that are inherently uncertain. Different assumptions could result in significant changes in valuation, which in turn could affect earnings or result in significant changes in the dollar amount of assets reported on the balance sheet.

We are subject to risks related to credit card operations, and this may adversely affect our credit card portfolio and our ability to continue growing the credit card business.

Credit card lending brings with it certain risks and uncertainties. These include the composition and risk profile of our credit card portfolio and our ability to continue growing the credit card business. Credit cards typically have smaller balances, shorter lifecycles and experience higher delinquency and charge-off rates than real estate secured loans. Delinquencies and credit losses in the consumer finance industry generally increase during economic downturns or recessions. Likewise, consumer demand may decline during an economic downturn or recession. Account management efforts, seasoning and economic conditions, including unemployment rates and housing prices, affect the overall credit quality of our credit card portfolio. The success of the credit card business also depends, in part, on the success of our product development, product rollout efforts and marketing initiatives, including the rollout of credit card products to our existing retail and mortgage loan customers, and our ability to continue to successfully target creditworthy customers.

Recent disputes involving the Visa and MasterCard networks, including their membership standards and pricing structures, could also result in changes that would be adverse to the credit card business. Changes in interest rates can also negatively affect the credit card business, including costs associated with funding the credit card portfolio, as described above under “Changes in interest rates may adversely affect our business, including net interest income and earnings.”

We are subject to operational risk, which may result in incurring financial and reputational losses.

We are exposed to many types of operational risk, including the risk of fraud by employees or outsiders, the risk of operational errors, including clerical or record-keeping errors or those resulting from faulty or disabled computer or telecommunications systems. Given our high volume of transactions, certain errors may be repeated or compounded before they are discovered and successfully corrected. Our dependence upon automated systems to record and process transactions may further increase the risk that technical system flaws or employee tampering with or manipulation of those systems will result in losses that are difficult to detect.

We may be subject to disruptions of our systems, arising from events that are wholly or partially beyond our control (including, for example, computer viruses or electrical or telecommunications outages), which may give rise to losses in service to customers and to financial loss or liability. We are further exposed to the risk that our external vendors may be unable to fulfill their contractual obligations (or will be subject to the same risk of fraud or operational errors by their respective employees as we are) and to the risk that our (or our vendors’) business continuity and data security systems prove to be inadequate. We rely on offshoring of services to vendors in foreign countries for certain functions and this creates the risk of incurring losses arising from unfavorable political, economic and legal developments in those countries.

We also face the risk that the design of our controls and procedures may prove to be inadequate or are circumvented, thereby causing delays in detection of errors or inaccuracies in data and information. Although we maintain a system of controls designed to keep operational risk at appropriate levels, it is possible that any lapses in the effective operations of controls and procedures could materially affect earnings or harm our reputation. In an organization as large and complex as Washington Mutual, lapses or deficiencies in internal control over financial reporting could be material to us.

In addition, we are heavily dependent on the strength and capability of our technology systems which we use both to interface with our customers and to manage internal financial and other systems. Our ability to run our business in compliance with applicable laws and regulations is dependent on these infrastructures.

We depend on the expertise of key personnel and face competition for talent. Our success depends, in large part, on our ability to hire and retain key people. If we are unable to retain these people and to attract talented people, or if key people fail to perform properly, our business may suffer. For further discussion of operational risks, see “Operational Risk Management” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Our failure to comply with laws and regulations could have adverse effects on our operations and profitability.

We operate in a regulated industry and are subject to a wide array of laws and regulations that apply to almost every element of our business, including banking, mortgage, securities, consumer lending and deposit laws and regulations. Failure to comply with these laws and regulations could result in financial and operational penalties, including fines, restrictions on otherwise permissible activities and receivership. In addition, establishing systems and processes to achieve compliance with these laws and regulations may increase our costs and/or limit our ability to pursue certain business opportunities.

Effective October 17, 2007, Washington Mutual Bank consented to the issuance by the OTS of a cease and desist order requiring Washington Mutual Bank to comply with the Bank Secrecy Act (“BSA”) and related BSA regulations and regulations governing suspicious activity reporting. Although no fines or restrictions on Washington Mutual Bank’s activities have been imposed by the OTS, failure by us to comply with the terms of this order or other applicable laws and regulations could have a material adverse effect on our business, financial condition or operating results through the imposition of additional sanctions.

The volume of claims and amount of damages and penalties claimed in litigation and regulatory proceedings against financial institutions remain high. Substantial legal liability or significant regulatory action against us and our subsidiaries could adversely affect our financial results or cause reputational harm to us, which in turn could seriously harm our business prospects. For further discussion of pending legal actions that may affect us, see “Legal Proceedings” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Changes in the regulation of financial services companies, housing government-sponsored enterprises, mortgage lenders and servicers, and credit card lenders could adversely affect us. In addition, changes in federal bankruptcy law, state foreclosure laws, and other laws impacting a lender’s ability to collect debts or to realize the full value of collateral backing loans could negatively affect us.

The banking and financial services industries, in general, are heavily regulated. Proposals for legislation further regulating the banking and financial services industry are continually being introduced in the United States Congress and in state legislatures. The agencies regulating the financial services industry also periodically adopt changes to their regulations.

Proposals that are now receiving a great deal of attention and could significantly impact our business include changes to consumer protection initiatives relating to bank overdraft practices, security of customer information, marketing practices, nontraditional mortgage loan products including Option ARM loans and interest-only products, credit card lending practices, fees charged to merchants for credit and debit card transactions, and mortgage lending and servicing practices. For instance, the Federal Reserve Board has proposed amendments to Regulation Z, which implements the Truth in Lending Act and the Home Ownership Equity Protection Act, to require new disclosures and restrict certain lending and servicing practices with regard to mortgages. The Federal Reserve Board has also proposed amendments to Regulation Z that would require changes to the format, timing, and content of credit card disclosures. The Department of Housing and Urban Development has proposed changes to its regulations implementing the Real Estate Settlement Procedures Act. These changes could impose new duties and responsibilities on mortgage originators. The OTS has begun rulemaking that could define certain credit card, overdraft, and mortgage lending practices as unfair or deceptive acts or practices under the Federal Trade Commission Act. Legislation calling for increased regulation of mortgage and credit card lending is also receiving serious consideration in Congress and in the state legislatures. In 2007, the U.S. House of Representatives passed legislation that would impose new responsibilities on mortgage lenders and restrict certain mortgage lending and servicing practices.

Policymakers at all levels of government are considering a number of initiatives to assist borrowers who are having difficulty repaying their home loans. State governments have adopted proposals that would change the mechanics of and lengthen the foreclosure process. On December 5, 2007, President Bush proposed a plan for a five year moratorium on interest rate resets for certain subprime mortgages held by qualifying borrowers. Other public officials and private groups have proposed similar plans for the restructuring of distressed loans. The U.S. House of Representatives and Senate Judiciary Committees have reported out legislation that would allow judges to modify the terms of certain mortgages in Chapter 13 bankruptcies. On February 13, 2008, President Bush signed the Economic Stimulus Act of 2008 into law. Among other things, the legislation will raise the Federal Housing Administration (“FHA”) loan limit to 125 percent of the area median house price (as determined by the Secretary of Housing and Urban Development) up to a maximum of $729,750 for loans approved by December 31, 2008, and will increase the Fannie Mae and Freddie Mac conforming loan limit to the same amount for loans originated between July 1, 2007 through December 31, 2008.

In addition, there continues to be a focus on reform of the regulatory oversight of the housing government-sponsored enterprises including the Federal Home Loan Bank system. We are unable to predict whether any of these proposals will be implemented or in what form and what effect any such proposal could have on our business or operating results.

It is possible that one or more legislative proposals may be adopted or regulatory changes may be made that would have an adverse effect on our business. For further discussion of the regulation of financial services, see “Regulation and Supervision” and Note 20 to the Consolidated Financial Statements—“Regulatory Capital Requirements and Dividend Restrictions” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Our business and earnings are highly sensitive to general business, economic and market conditions, and continued deterioration in these conditions may adversely affect our business and earnings.

Our business and earnings are highly sensitive to general business and economic conditions. These conditions include the strength of the U.S. economy and the local economies in which we conduct business, in particular the strength of national and local job markets, the level of interest rates, the slope of the yield curve, the level of inflation, the value of the U.S. dollar as compared to foreign currencies and fluctuations in the level or the volatility in debt, equity and housing markets. Changes in these conditions may adversely affect our business and earnings. For example, when short-term interest rates rise, there is a lag period until adjustable-rate mortgages reprice. As a result, we may experience compression of our net interest margin with a commensurate adverse effect on earnings. Likewise, our earnings could also be adversely affected when a flat or inverted yield curve develops, as this may inhibit our ability to grow our adjustable-rate mortgage portfolio and may also cause margin compression. A prolonged economic downturn could increase the number of customers who become delinquent or default on their loans. A rising interest rate environment could increase the negative amortization of Option ARM loans, which may eventually result in increased delinquencies and defaults. Rising interest rates could also decrease customer demand for loans.

Our business and earnings are significantly affected by the fiscal and monetary policies of the federal government and our agencies. We are particularly affected by the policies of the Federal Reserve Board, which regulates the supply of money and credit in the United States. Federal Reserve policies directly and indirectly influence the yield on our interest-earning assets and the cost of our interest-bearing liabilities. Changes in those policies are beyond our control and are difficult to predict.

We may face damage to our professional reputation and business as a result of allegations and negative public opinion as well as pending and threatened litigation.

Reputational risk, meaning the risk to earnings and capital from negative public opinion, is inherent in Washington Mutual’s business. Negative public opinion can result from the actual or perceived manner in which we conduct our business activities, which include our sales and trading practices, our loan origination and servicing activities, our retail banking and credit card operations, our management of actual or potential conflicts of interest and ethical issues and our protection of confidential customer information. Negative public opinion can adversely affect our ability to keep and attract customers. We cannot assure that we will be successful in avoiding damage to our business from reputational risk.

We are subject to significant competition from banking and nonbanking companies.

We operate in a highly competitive environment and expect competition to continue as financial services companies combine to produce larger companies that are able to offer a wide array of financial products and services at competitive prices with attractive terms. In addition, customer convenience and service capabilities, such as product lines offered and the accessibility of services, are significant competitive factors.

Our most direct competition for loans comes from commercial banks, other savings institutions, investment banking firms, national mortgage companies and other credit card lenders. Our most direct competition for deposits comes from commercial banks, other savings institutions and credit unions doing business in our markets. As with all banking organizations, we also experience competition from nonbanking sources, including mutual funds, corporate and government debt securities and other investment alternatives offered within and outside of our primary markets. In addition, technological advances and the growth of e-commerce have made it possible for non-depository institutions to offer products and services that were traditionally offered only by banks. Many of these competitors have fewer regulatory constraints and some have lower cost structures.

In addition, we compete on the basis of transaction execution, innovation and technology. Our industry is subject to rapid and significant technological changes. In order to compete in our industry, Washington Mutual must continue to invest in technologies across all of our businesses, including transaction processing, data management, customer interactions and communications and risk management and compliance systems. We expect that new technologies will continue to emerge, and these new services and technologies could be superior to or render our technologies obsolete. Our future success will depend in part on our ability to continue to develop and adapt to technological changes and evolving industry standards. If we are not able to invest successfully in and compete at the leading edge of technological advances across all of our businesses, our revenues and profitability could suffer.

Risks Relating to Offerings by the Selling Shareholders

Our ability to pay dividends on the securities will depend upon the operations of our subsidiaries.

We are a holding company and our principal source of cash is dividends and other distributions from our banking and non-banking operating subsidiaries. If we are unable to receive dividends from our operating subsidiaries, we may not be able to pay dividends on the securities. Federal laws and regulations limit the amount of dividends and other distributions that our banking subsidiaries, Washington Mutual Bank and Washington Mutual Bank fsb, are permitted to pay or make, and, although Washington Mutual Bank fsb may currently pay dividends to Washington Mutual Bank without prior approval from the OTS, such approval is currently required in connection with the payment of a dividend or the making of a distribution by Washington Mutual Bank to us. Each of Washington Mutual Bank and Washington Mutual Bank fsb has a policy to remain well capitalized in order to meet capital adequacy requirements under federal law and, accordingly, generally would not pay dividends to the extent payment of the dividend would result in it not being well-capitalized. See “Business—Regulation and Supervision” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

We are subject to restrictions on paying cash dividends.

On December 17, 2007, we issued 3 million shares of our 7.75% Series R Non-Cumulative Perpetual Convertible Preferred Stock (the “Series R Preferred Stock”).

In addition, on March 7, 2006, Washington Mutual Preferred Funding (Cayman) I Ltd. issued $750,000,000 of 7.25% Perpetual Non-cumulative Preferred Securities and Washington Mutual Preferred Funding Trust I issued $1,250,000,000 of Fixed-to-Floating Rate Perpetual Non-cumulative Trust Securities. On December 6, 2006, Washington Mutual Preferred Funding Trust II issued $500,000,000 of Fixed-to-Floating Rate Perpetual Non-cumulative Trust Securities. On May 21, 2007, Washington Mutual Preferred Funding Trust III issued $500,000,000 of Fixed-to-Floating Rate Perpetual Non-cumulative Trust Securities. On October 18, 2007, Washington Mutual Preferred Funding Trust IV issued $1,000,000,000 of Fixed-to-Floating Rate Perpetual Non-cumulative Trust Securities. These securities are collectively referred to herein as “Preferred and Trust Securities.” Payments to investors in respect of the Preferred and Trust Securities are funded by distributions on certain series of securities issued by Washington Mutual Preferred Funding LLC, one of our indirect subsidiaries, with similar terms to the relevant series of Preferred and Trust Securities, which we refer to as the “LLC Preferred Securities.”

If for any dividend period full dividends are not paid in respect of the Series R Preferred Stock, the LLC Preferred Securities or the Preferred and Trust Securities, then we generally will be prohibited from declaring or paying any dividends or other distributions, or redeeming, purchasing or acquiring, any of our capital securities, including the Series S Preferred Stock, during the next succeeding dividend period applicable to any of the Series R Preferred Stock, the LLC Preferred Securities or the Preferred and Trust Securities.

In addition, any other financing agreements that we enter into in the future may limit our ability to pay cash dividends on our capital stock, including the securities. In the event that any other financing agreements in the future restrict our ability to pay dividends in cash on the securities, we may be unable to pay dividends in cash on the securities unless we can refinance amounts outstanding under those agreements.

Further, Washington law provides that we may pay dividends on the securities only if after payment of such dividends we would be able to pay our liabilities as they become due in the usual course of business and only to the extent by which our total assets after payment of such dividends exceed the sum of our total liabilities plus the amount that, if we were to be dissolved at the time of the distribution, would be needed to satisfy preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distributions. Lastly, even if we are permitted under our contractual obligations and Washington law to pay cash dividends on the securities, we may not have sufficient cash to pay dividends in cash on the securities.

Dividends on the securities are non-cumulative.

Dividends on the securities are non-cumulative. Consequently, if our board of directors does not authorize and declare a dividend for any dividend period, holders of the securities will not be entitled to receive a dividend for such period, and such undeclared dividend will not accrue and be payable. We will have no obligation to pay dividends for a dividend period after the dividend payment date for such period if our board of directors has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the securities. Our board of directors may determine that it would be in our best interest to pay less than the full amount of the stated dividends on the securities or no dividend for any quarter even if funds are available. Factors that would be considered by our board of directors in making this determination are our financial condition and capital needs, the impact of current and pending legislation and regulations, economic conditions, tax considerations, and such other factors as our board of directors may deem relevant.

The market price of our common stock may be volatile, which will also affect the market price of the Series S Preferred Stock.

We cannot predict how the shares of our common stock will trade in the future. In addition, to the extent that a secondary market for the Series S Preferred Stock develops, we believe that the market price of the Series S Preferred Stock will be significantly affected by the market price of our common stock. This may result in greater volatility in the market price of the Series S Preferred Stock than would be expected for nonconvertible preferred stock. From January 1, 2005 to May 1, 2008 the reported high and low sales prices for our common stock ranged from a low of $10.09 per share to a high of $47.01 per share. The market price of our common stock will likely continue to fluctuate in response to a number of factors including the following, most of which are beyond our control:

•	actual or anticipated quarterly fluctuations in our operating and financial results;

•	developments related to investigations, proceedings or litigations that involve us;

•	changes in financial estimates and recommendations by financial analysts;

•	dispositions, acquisitions and financings;

•	actions of our current shareholders, including sales of common stock by existing shareholders and our directors and executive officers;

•	changes in the ratings of our other securities;

•	fluctuations in the stock price and operating results of our competitors;

•	regulatory developments; and

•	developments related to the financial services industry.

The market price of our common stock may also be affected by market conditions affecting the stock markets in general, including price and trading fluctuations on the New York Stock Exchange. These conditions may result in (i) volatility in the level of, and fluctuations in, the market prices of stocks generally and, in turn, our common stock and (ii) sales of substantial amounts of our common stock in the market, in each case that could be unrelated or disproportionate to changes in our operating performance. These broad market fluctuations may adversely affect the market prices of our common stock, and, in turn, the Series S Preferred Stock.

In addition, we expect that the market price of the Series S Preferred Stock will be influenced by yield and interest rates in the capital markets, our creditworthiness and the occurrence of events affecting us that do not require an adjustment to the conversion price.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock or the Series S Preferred Stock.

We are not restricted from issuing additional common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities. The market price of our common stock or preferred stock could decline as a result of sales of a large number of shares of common stock or preferred stock or similar securities in the market after this or the perception that such sales could occur.

Each share of Series S Preferred Stock will be mandatorily converted into shares of our common stock, subject to anti-dilution adjustments and approval by our shareholders. The conversion of the Series S Preferred Stock will dilute the ownership interest of our existing common shareholders. Any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of the outstanding shares of our common stock and the Series S Preferred Stock. In addition, the existence of our Series S Preferred Stock may encourage short selling or arbitrage trading activity by market participants because the conversion of our Series S Preferred Stock could depress the price of our equity securities.

The issuance of additional preferred or common shares could adversely affect holders of common stock, which may negatively Impact your investment in the common stock or Series S Preferred Stock.

Our board of directors is authorized to issue additional shares of common stock and additional classes or series of preferred stock without any action on the part of the shareholders. The board of directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights and preferences over the common stock with respect to dividends or upon the liquidation, dissolution or winding up of our business and other terms. If we issue preferred shares in the future that have a preference over the common stock with respect to the payment of dividends or upon liquidation, dissolution or winding up, or if we issue preferred shares with voting rights that dilute the voting power of the common stock, the rights of holders of the common stock or the market price of the common stock could be adversely affected. As noted above, a decline in the market price of the common stock may negatively impact the market price for the Series S Preferred Stock.

Holders of the Series S Preferred Stock will have no rights as holders of common stock until they acquire the common stock.

Until the conversion of your Series S Preferred Stock into common stock, you will have no rights with respect to the common stock, including voting rights (except as described under “Description of Series S Preferred Stock—Voting Rights” and as required by applicable state law), rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, but your investment in our Series S Preferred Stock may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs on or after the applicable conversion date. For example, in the event that an amendment is proposed to our articles of incorporation or bylaws requiring stockholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock that may occur as a result of such amendment.

The Series S Preferred Stock is a new series of securities and an active trading market for it may not develop.

Prior to resales by our selling shareholders by use of this prospectus, there has been no public market for the Series S Preferred Stock. There can be no assurance that an active trading market will develop, or if developed, that an active trading market will be maintained.

The securities will rank junior to all of our and our subsidiaries’ liabilities in the event of a bankruptcy, liquidation or winding up.

In the event of bankruptcy, liquidation or winding up, our assets will be available to pay obligations on the securities only after all of our liabilities have been paid. Our common stock will rank junior to our preferred stock. In addition, the Series S Preferred Stock will rank in parity with the other series of preferred stock and will effectively rank junior to all existing and future liabilities of our subsidiaries and the capital stock (other than common stock) of the subsidiaries held by entities or persons other than us or entities owned or controlled by us. In addition, upon our voluntary or involuntary liquidation, dissolution or winding up, holders of common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. The rights of holders of the Series S Preferred Stock to participate in the assets of our subsidiaries upon any liquidation, reorganization, receivership or conservatorship of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors and equity holders. As of March 31, 2008, we had total consolidated liabilities of approximately $297 billion. In the event of bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay amounts due on any or all of the common stock or the Series S Preferred Stock then outstanding.

The conversion price of the Series S Preferred Stock may not be adjusted for all dilutive events that may adversely affect the market price of the Series S Preferred Stock or the common stock issuable upon conversion of the Series S Preferred Stock.

The number of shares of our common stock that you are entitled to receive upon conversion of a share of Series S Preferred Stock is subject to adjustment for certain events arising from (1) subdivisions, splits and combinations of the common stock, (2) dividends or distributions in common stock, debt, capital stock or other assets, (3) issuances to all holders of our common stock of stock purchase rights or warrants, (4) increases in cash dividends or (5) certain self tender offers for common stock. See “Description of Series S Preferred Stock—Anti-Dilution Adjustments.” We will not adjust the conversion price for other events, including offerings of common stock for cash by us or in connection with acquisitions. There can be no assurance that an event that adversely affects the value of the Series S Preferred Stock, but does not result in an adjustment to the conversion price, will not occur. Further, if any of these other events adversely affects the market price of our common stock, it may also adversely affect the market price of the Series S Preferred Stock. In addition, we are not restricted from offering common stock in the future or engaging in other transactions that could dilute our common stock.

You may be subject to tax upon an adjustment to the conversion price of the Series S Preferred Stock even though you do not receive a corresponding cash distribution.

The conversion price of the Series S Preferred Stock is subject to reduction every six months up to a maximum reduction of $2.00. Upon any adjustment of the conversion price, you will generally be deemed to have received for U.S. federal income tax purposes a taxable dividend to the extent of our earnings and profits without the receipt of any cash. If you are a non-U.S holder (as defined in “Certain U.S. Federal Income Tax Considerations”), such deemed dividend may be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be set off against subsequent payments on the Series S Preferred Stock. See “Certain U.S. Federal Income Tax Considerations.”

DESCRIPTION OF CAPITAL STOCK

The descriptions set forth in this section and under the headings “Description of Common Stock”, “Description of Series S Preferred Stock” and “ Description of Other Preferred Stock” are summaries of the material terms of our Amended and Restated Articles of Incorporation (“articles of incorporation”), our bylaws and applicable provisions of law. Reference is made to the more detailed provisions of, and such descriptions are qualified in their entirety by reference to, our articles of incorporation and bylaws, which are incorporated by reference in the registration statement that we filed with the SEC. You should read our articles of incorporation and bylaws for the provisions that are important to you.

Our authorized capital stock consists of 1,600,000,000 shares of common stock and 10,000,000 shares of preferred stock, no par value. As of May 1, 2008, there were 1,058,656,412 shares of common stock outstanding and 3,000,500 shares of preferred stock outstanding, consisting of 500 shares of Series K Perpetual Non-Cumulative Floating Rate Preferred Stock, 3,000,000 shares of 7.75% Series R Non-Cumulative Perpetual Convertible Preferred Stock, 36,642 shares of Series S Preferred Stock and 19,928 shares of Series T Preferred Stock.

All of the issued and outstanding shares of common stock and preferred stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which our shareholders may vote are issued and outstanding.

DESCRIPTION OF COMMON STOCK

Each share of common stock is entitled to one vote on all matters properly presented at a meeting of shareholders. Except as otherwise provided by law, the holders of common stock vote as one class. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the common stock dividends that may be declared by the board of directors, but only after payment of dividends required to be paid on outstanding shares of preferred stock.

Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable.

Our articles of incorporation may be amended if approved by a vote of a majority of the outstanding shares of each voting group entitled to vote thereon, provided, however, that the provisions described below under “— Interested Shareholders” may not be repealed or amended unless approved by a vote of 95% of the outstanding shares of our voting stock other than shares held by the “major stockholder,” and provided further, that our board of directors may, without shareholder approval, amend our articles of incorporation (1) to the extent permitted under the Washington Business Corporation Act or (2) as necessary to designate the preferences, limitations, and relative rights of a class or series of our shares prior to issuance of any shares in that class or series.

The transfer agent and registrar for the common stock is BNY Mellon Shareowner Services. Our common stock is listed on the New York Stock Exchange under the symbol “WM.”

Interested Shareholders.  Our articles of incorporation prohibit, except under certain circumstances, us (or any of our subsidiaries) from engaging in certain significant business transactions with a “major stockholder.” A “major stockholder” is a person who, without the prior approval of our board of directors, acquires beneficial ownership of five percent or more of our outstanding voting stock. Prohibited transactions include, among others:

•	any merger with, disposition of substantially all of our or a subsidiary’s assets to, acquisition by us or a subsidiary of substantially all of the assets of, issuance of securities of ours or a subsidiary to, or acquisition by us or a subsidiary of securities of, a major stockholder;

•	certain reclassifications of our voting stock or of any subsidiary beneficially owned by a major stockholder; or

•	any partial or complete liquidation, spin off, split off or split up of us or any subsidiary.

The above prohibitions do not apply, in general, if the specific transaction is approved by:

•	our board of directors prior to the major stockholder involved having become a major stockholder;

•	a vote of at least 80% of the “continuing directors” (generally defined as those members of our board prior to the involvement of any then existing major stockholder);

•	a majority of the “continuing directors” if the major stockholder obtained unanimous board approval to become a major stockholder;

•	a vote of 95% of the outstanding shares of our voting stock other than shares held by the major stockholder; or

•	a majority vote of the shares of voting stock and the shares of voting stock owned by shareholders other than any major stockholder if certain other conditions are met.

Our articles of incorporation also provide that during the time a major stockholder exists, we may voluntarily dissolve only upon the unanimous consent of our shareholders or an affirmative vote of at least two-thirds of our board of directors and the holders of at least two-thirds of the shares entitled to vote on such a dissolution and of each class of shares entitled to vote on such a dissolution as a class, if any.

Shareholder Rights Plan.  We have adopted a shareholder rights plan (the “Rights Plan”) which provides that one right to purchase 1/1,000th of a share of our Series RP preferred stock (the “Rights”) is attached to each outstanding share of our common stock. The Rights have certain anti-takeover effects and are intended to discourage coercive or unfair takeover tactics and to encourage any potential acquiror to negotiate a price fair to all shareholders. The Rights may cause substantial dilution to an acquiring party that attempts to acquire us on terms not approved by our board, but they will not interfere with any merger or other business combination that is approved by our board.

The Rights are attached to the shares of our common stock. The Rights are not presently exercisable. At the time a party acquires beneficial ownership of 15% or more of the outstanding shares of our common stock or commences or publicly announces for the first time a tender offer to do so, the Rights will separate from the common stock and will become exercisable. Each Right entitles the holder to purchase 1/1,000th share of Series RP preferred stock, for an exercise price that is currently $200 per share. Once the Rights become exercisable, any Rights held by the acquiring party will be void and, for the next 60 days, all other holders of Rights will receive upon exercise of the Right that number of shares of our common stock having a market value of two times the exercise price of the Right. The Rights, which expire on January 4, 2011, may be redeemed by us for $0.001 per right prior to becoming exercisable. Until a Right is exercised, the holder of that Right will have no rights as a shareholder, including, without limitation, the right to vote or receive dividends.

Direct Registration System

We have a direct registration (book-entry) program with respect to record ownership of our common stock. See “Direct Registration System.”

DESCRIPTION OF SERIES S PREFERRED STOCK

As used in this section, the terms the “us,” “we” or “our” refer to Washington Mutual, Inc. and not any of its subsidiaries.

General

Our amended and restated articles of incorporation authorize the issuance of 10,000,000 shares of preferred stock, with no par value. The Series S Preferred Stock constitutes a single series of our preferred shares, consisting of 60,000 shares, no par value and liquidation preference $100,000 per share. The holders of the Series S Preferred Stock have no preemptive rights.

The Series S Preferred Stock ranks, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (1) on a parity with our outstanding Series K Preferred Stock, Series R Preferred Stock, Series T Preferred Stock and any Series I Preferred Stock, Series J Preferred Stock, Series L Preferred Stock, Series M Preferred Stock and Series N Preferred Stock we may issue in the future and each other class or series of preferred stock we may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series S Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution of Washington Mutual (collectively, the “parity securities”) and (2) senior to our common stock, our Series RP Preferred Stock and each other class or series of preferred stock we may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series S Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of Washington Mutual (collectively, the “junior securities”). As of May 2, 2008, no class or series of our preferred stock is outstanding other than 500 shares of our Series K Preferred Stock, 3,000,000 shares of 7.75% Series R Non-Cumulative Perpetual Convertible Preferred Stock with a liquidation preference of $1,000 per share, 36,642 shares of Series S Preferred Stock and 19,928 shares of Series T Preferred Stock. See “Description of Other Preferred Stock” for a description of our preferred shares.

As of the date of this prospectus, we are authorized to issue up to 1,600,000,000 shares of common stock, with no par value. As of May 1, 2008, 1,058,686,412 shares of common stock (including shares held in escrow) were issued and outstanding.

Under Washington law, we may declare or pay dividends on the Series S Preferred Stock only if after payment of such dividends we would be able to pay our liabilities as they become due in the usual course of business and only to the extent by which our total assets after payment of such dividends exceed the sum of our total liabilities plus the amount (the “preference amount”) that, if we were to be dissolved at the time of the distribution, would be needed to satisfy preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distributions. When the need to make these determinations arises, our board of directors will determine the amount of our total assets, total liabilities and preference amount in accordance with Washington law.

Dividends

Holders of Series S Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, non-cumulative cash dividends in the amount determined as set forth below.

Initially, if our Board of Directors declares and pays a cash dividend in respect of any shares of common stock, then the Board of Directors is required to declare and pay to the holders of the Series S Preferred Stock a cash dividend in an amount per share of Series S Preferred Stock equal to the product of (i) the per share dividend declared and paid in respect of each share of common stock and (ii) the number of shares of common stock into which such share of Series S Preferred Stock is then convertible.

If the Series S Preferred Stock has not been converted into common stock by June 30, 2008, commencing with the dividend period ending on September 15, 2008, in lieu of the dividends provided for in the preceding paragraph, dividends will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year. If the Series S Preferred Stock has not been converted into common stock by June 30, 2008, Special Dividends will be payable commencing with the dividend payment date on September 15, 2008 at a rate of 14% of the liquidation preference of the Series S Preferred Stock and this rate will further increase to 15.5% of the liquidation preference commencing with the dividend payment date on March 15, 2009 and to 17% of the liquidation preference commencing with the dividend payment date on September 15, 2009. Notwithstanding the foregoing sentence, dividends on the Series S Preferred Stock will always be paid in an amount per share equal to the higher of the Special Dividend and the dividend payable on an as-converted basis based on the last dividend declared on the common stock during the applicable dividend period. Special Dividends (or the higher as converted dividends paid in lieu of Special Dividends) can be paid in cash, or at the Company’s option until the second anniversary of the date of issuance of the Series S Preferred Stock, by delivery of shares of Series S Preferred Stock.

Dividends on the Series S Preferred Stock are non-cumulative. If the Board of Directors does not declare a dividend on the Series S Preferred Stock in respect of any dividend period, the holders will have no right to receive any dividend for that dividend period, and the Company will have no obligation to pay a dividend for that dividend period.

Subject to limited exceptions, if full quarterly dividends payable on all outstanding shares of the Series S Preferred Stock for any dividend period have not been declared and paid, we will not be permitted to declare or pay dividends with respect to, or redeem, purchase or acquire any of its junior securities during the next succeeding dividend period.

There is no sinking fund with respect to dividends.

Dividend Stopper

In addition, if full quarterly dividends on all outstanding shares of the Series S Preferred Stock for any dividend period have not been declared and paid, we will be prohibited from declaring or paying dividends with respect to, or redeeming, purchasing or acquiring any of, our junior securities during the next succeeding dividend period, other than:

(i) redemptions, purchases or other acquisitions of junior securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or stockholder stock purchase plan;

(ii) any declaration of a dividend in connection with any stockholder’s rights plan, including with respect to our Series RP Preferred Stock, or the issuance of rights, stock or other property under any shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto; and

(iii) conversions into or exchanges for other junior securities and cash solely in lieu of fractional shares of the junior securities.

If dividends for any dividend payment date are not paid in full on the shares of the Series S Preferred Stock and there are issued and outstanding shares of parity securities for which such dividend payment date is also a scheduled dividend payment date, then all dividends declared on shares of the Series S Preferred Stock and such parity securities on such date shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full quarterly dividends per share on the shares of the Series S Preferred Stock and all such parity securities otherwise payable on such date (subject to their having been declared by the board of directors out of legally available funds and including, in the case of any such parity securities that bear cumulative dividends, all accrued but unpaid dividends) bear to each other.

Resale of Junior Securities

For as long as the Series S Preferred Stock is outstanding, the Company is prohibited from redeeming, purchasing or acquiring any shares of common stock or other junior securities, subject to limited exceptions.

Redemption

The Series S Preferred Stock is not redeemable either at our option or at the option of the holders.

Mandatory Conversion

The Series S Preferred Stock is mandatorily convertible on the final day of the calendar quarter in which the Shareholder Approvals have been received (the “Mandatory Conversion Date”). The number of shares of common stock into which a share of Series S Preferred Stock will be convertible will be determined by dividing the liquidation preference by the then applicable conversion price. Upon conversion, cash will be paid in lieu of fractional shares based on the closing price of the common stock determined as of the second trading day immediately preceding the date of the mandatory conversion.

The initial conversion price of the Series S Preferred Stock is $8.75 per share. The conversion price of the Series S Preferred Stock will be reduced by $0.50 on each six-month anniversary of the date of issuance of the Series S Preferred Stock if the Shareholder Approvals have not been obtained prior to such anniversary, up to a maximum reduction of $2.00. The conversion price is subject to further anti-dilution adjustments as described below under “— Anti-dilution Adjustments.”

Conversion Procedures

Upon occurrence of the Mandatory Conversion Date, we shall provide notice of the conversion to each holder (such notice a “Notice of Mandatory Conversion”). In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion with respect to such holder shall state, as appropriate:

•	the Mandatory Conversation Date;

•	the number of shares of common stock to be issued upon conversion of each share of Series S Preferred Stock held of record by such holder and subject to such mandatory conversion; and

•	the place or places where certificates for shares of Series S Preferred Stock held of record by such holder are to be surrendered for issuance of certificates representing shares of Common Stock.

Effective immediately prior to the close of business on the Mandatory Conversion Date with respect any share of Preferred Stock, dividends shall no longer be declared on any such converted share of Series S Preferred Stock and such share of Series S Preferred Stock shall cease to be outstanding, in each case, subject to the right of the holder to receive any declared and unpaid dividends on such share to the extent provided the dividend payment provisions and any other payments to which such Holder is otherwise entitled.

No allowance or adjustment, except pursuant to the anti-dilution provisions, shall be made in respect of dividends payable to holders of the common stock of record as of any date prior to the close of business on the Mandatory Conversion Date with respect to any share of Series S Preferred Stock. Prior to the close of business on the Mandatory Conversion Date with respect to any share of Series S Preferred Stock, shares of common stock issuable upon conversion thereof, or other securities issuable upon conversion of, such share of Series S Preferred Stock shall not be deemed outstanding for any purpose, and the holder thereof shall have no rights with respect to the common stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the common stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the common stock or other securities issuable upon conversion) by virtue of holding such share of Series S Preferred Stock.

Shares of Series S Preferred Stock duly converted in accordance with the Articles of Amendment, or otherwise reacquired by us, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance. We may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series S Preferred Stock.

The person or persons entitled to receive the common stock and/or cash, securities or other property issuable upon conversion of Series S Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of common stock and/or securities as of the close of business on the Mandatory Conversion Date with respect thereto. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series S Preferred Stock should be registered or paid or the manner in which such shares should be delivered, we shall be entitled to register and deliver such shares, and make such payment, in the name of the holder and in the manner shown on our records.

On the Mandatory Conversion Date with respect to any share of Series S Preferred Stock, certificates representing shares of common stock shall be issued and delivered to the holder thereof or such holder’s designee upon presentation and surrender of the certificate evidencing the Series S Preferred Stock to the Company and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

Reorganization Events

In the event of:

(a) any consolidation or merger of us with or into another person in each case pursuant to which our common stock will be converted into cash, securities or other property of us or another person;

(b) any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets, in each case pursuant to which our common stock will be converted into cash, securities or other property;

(c) any reclassification of the common stock into securities, including securities other than the common stock; or

(d) any statutory exchange of our securities with another person (other than in connection with a merger or acquisition),

each of which is referred to as a “reorganization event,” each share of the Series S Preferred Stock outstanding immediately prior to such reorganization event will, without the consent of the holders, remain outstanding but will become convertible at the option of the holders into the kind of securities, cash and other property receivable in such reorganization event by a holder (except the counterparty to the reorganization event or an affiliate of such counterparty) of that number of shares of common stock into which the share of Series S Preferred Stock would then be convertible assuming the receipt of the Shareholder Approvals (such securities, cash and other property, the “exchange property”). In the event that holders of the shares of our common stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the holders of the Series S Preferred Stock are entitled to receive will be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of our common stock that affirmatively make an election. The amount of exchange property receivable upon conversion of any Series S Preferred Stock upon mandatory conversion will be determined based on the conversion price in effect on the Mandatory Conversion Date.

Fundamental Change

Notwithstanding anything to the contrary in the Articles of Amendment, we shall not enter into any agreement for a transaction constituting a Fundamental Change unless such agreement (i) entitles holders to receive, on an as-converted basis, the securities, cash and other property receivable in such transaction by a holder of shares of common stock that was not the counterparty to such transaction or an affiliate of such other party or (ii) provides that each share of Series S Preferred Stock shall be converted into the number of shares of common stock equal to the Liquidation Preference divided by the conversion price in effect at any time.

A “Fundamental Change” means the occurrence, prior to the Mandatory Conversion Date, of the consummation of any consolidation or merger of the Company or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any person other than one of our subsidiaries, in each case pursuant to which the common stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares of the Company immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the continuing or surviving person immediately after the transaction.

Anti-Dilution Adjustments

The conversion price will be adjusted in the following circumstances:

(1) Stock Dividend Distributions.  If we pay dividends or other distributions on the common stock in common stock, then the conversion price in effect immediately prior to the ex-date for such dividend or distribution will be multiplied by the following fraction:

  OS0
OS1

Where,

OS0 =	the number of shares of common stock outstanding immediately prior to the ex-date for such dividend or distribution.

OS1 =	the sum of the number of shares of common stock outstanding immediately prior to the ex-date for such dividend or distribution plus the total number of shares of our common stock constituting such dividend.

(2) Subdivisions, Splits and Combination of the Common Stock.  If we subdivide, split or combine the shares of common stock, then the conversion price in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

  OS0
OS1

Where,

OS0 =	the number of shares of common stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 =	the number of shares of common stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

(3) Issuance of Stock Purchase Rights.  If we issue to all holders of the shares of our common stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase the shares of our common stock at less than the current market price, as defined below, of the common stock on the date fixed for the determination of shareholders entitled to receive such rights or warrants, then the conversion price in effect immediately prior to the ex-date for such distribution will be multiplied by the following fraction:

  OS0 + Y
  OS0 + X

Where,

OS0 =	the number of shares of common stock outstanding immediately prior to the ex-date for such distribution.

X =	the total number of shares of common stock issuable pursuant to such rights or warrants.

Y =	the number of shares of common stock equal to the aggregate price payable to exercise such rights or warrants divided by the current market price.

To the extent that such rights or warrants are not exercised prior to their expiration or shares of our common stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the conversion price shall be readjusted to such conversion price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of our common stock actually delivered. In determining the aggregate offering price payable for such shares of our common stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by our board of directors).

(4) Debt or Asset Distributions.  If we distribute to all holders of shares of our common stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (1) above, any rights or warrants referred to in clause (3) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by us or any of our subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), then the conversion price in effect immediately prior to the ex-date for such distribution will be multiplied by the following fraction:

  SP0 + FMV
  SP0

Where,

SP0 =	the current market price per share of common stock on such date.

FMV =	the fair market value of the portion of the distribution applicable to one share of common stock on such date as determined by our board of directors.

In a “spin-off,” where we make a distribution to all holders of our shares of common stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the conversion price will be adjusted on the fifteenth trading day after the effective date of the distribution by multiplying such conversion price in effect immediately prior to such fifteenth trading day by the following fraction:

     MP0
  MP0 + MPs

Where,

MP0 =	the average of the closing prices of the common stock over the first ten trading days commencing on and including the fifth trading day following the effective date of such distribution.

MPs =	the average of the closing prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of common stock over the first ten trading days commencing on and including the fifth trading day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of our common stock on such date as determined by our board of directors.

(5) Cash Distributions.  If we make a distribution consisting exclusively of cash to all holders of the common stock, excluding (a) any cash dividend on the common stock to the extent a corresponding cash dividend is paid on the Series S Preferred Stock, (b) any cash that is distributed in a reorganization event (as described above) or as part of a “spin-off” referred to in clause (4) above, (c) any dividend or distribution in connection with our liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by us or any of our subsidiaries, then in each event, the conversion price in effect immediately prior to the ex-date for such distribution will be multiplied by the following fraction:

SPo − DIV
SP0

Where,

SP0 =	the closing price per share of common stock on the trading day immediately preceding the ex-date.

DIV =	the amount per share of common stock of the dividend or distribution.

(6) Self Tender Offers and Exchange Offers.  If we or any of our subsidiaries successfully complete a tender or exchange offer for our common stock where the cash and the value of any other consideration included in the payment per share of the common stock exceeds the closing price per share of the common stock on the trading day immediately succeeding the expiration of the tender or exchange offer, then the conversion price in effect at the close of business on such immediately succeeding trading day will be multiplied by the following fraction:

  OS0 x SP0
  AC + (SP0 x OS1)

Where,

SP0 =	the closing price per share of common stock on the trading day immediately succeeding the expiration of the tender or exchange offer.

OS0 =	the number of shares of common stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1 =	the number of shares of common stock outstanding immediately after the expiration of the tender or exchange offer.

AC =	the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by our board of directors.

In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the conversion price shall be readjusted to be such conversion price that would then be in effect if such tender offer or exchange offer had not been made.

(7) Rights Plans.  To the extent that we have a rights plan in effect with respect to the common stock on any conversion date, upon conversion of any shares of the Series S Preferred Stock, you will receive, in addition to the shares of our common stock, the rights under the rights plan, unless, prior to such conversion date, the rights have separated from the shares of our common stock, in which case the conversion price will be adjusted at the time of separation as if we made a distribution to all holders of the common stock as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

In addition, we may make such decreases in the conversion price as we deem advisable in order to avoid or diminish any income tax to holders of the common stock resulting from any dividend or distribution of the shares (or issuance of rights or warrants to acquire the shares) or from any event treated as such for income tax purposes or for any other reason.

All adjustments to the conversion price shall be calculated to the nearest 1/10 of a cent. No adjustment in the conversion price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the mandatory conversion date adjustments to the conversion price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

No adjustment to the conversion price will be made if holders may participate in the transaction that would otherwise give rise to such adjustment as a result of holding the Series S Preferred Stock, without having to convert the Series S Preferred Stock, as if they held the full number of shares of common stock into which a share of the Series S Preferred Stock may then be converted.

The applicable conversion price will not be adjusted:

(a) upon the issuance of any shares of common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the securities and the investment of additional optional amounts in common stock under any plan;

(b) upon the issuance of any shares of common stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

(c) upon the issuance of any shares of common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the shares of Series S Preferred Stock were first issued;

(d) for a change in the par value or no par value of the common stock; or

(e) for accrued and unpaid dividends on the Series S Preferred Stock.

We will be required, as soon as practicable after the conversion price is adjusted, to provide or cause to be provided written notice of the adjustment to the holders of shares of Series S Preferred Stock. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to the conversion price was determined and setting forth the revised conversion price.

The “current market price” on any date is the average of the daily closing price per share of the common stock or other securities on each of the five consecutive trading days preceding the earlier of the day before the date in question and the day before the “ex-date” with respect to the issuance or distribution requiring such computation. The term “ex-date,” when used with respect to any such issuance or distribution, means the first date on which the common stock or other securities trade without the right to receive such issuance or distribution.

Fractional Shares

No fractional shares of our common stock will be issued to holders of the Series S Preferred Stock upon conversion. In lieu of any fractional shares of common stock otherwise issuable in respect of the aggregate number of shares of the Series S Preferred Stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the closing price per share of our common stock determined as of the second trading day immediately preceding the Mandatory Conversion Date.

If more than one share of the Series S Preferred Stock is surrendered for conversion by or for the same holder, the number of full shares of common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series S Preferred Stock so surrendered.

Common Stock Rights

Reference is made to “Description of Capital Stock—Common Stock” for a description of the rights of holders of common stock to be delivered upon conversion of the Series S Preferred Stock.

Liquidation Rights

In the event we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of the Series S Preferred Stock will be entitled to receive liquidating distributions in the amount of $100,000 per share of Series S Preferred Stock, plus an amount equal to any declared but unpaid dividends on the Series S Preferred Stock to and including the date of such liquidation before any distribution of assets is made to the holders of the common stock or any other junior securities. After payment of the full amount of such liquidating distributions, holders of the Series S Preferred Stock will be entitled to participate in any further distribution of our remaining assets as if each share of Series S Preferred Stock had been converted, immediately prior to such liquidating distributions, into the number of shares of common stock equal to the liquidation preference divided by the then-applicable conversion price.

In the event our assets available for distribution to shareholders upon any liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series S Preferred Stock and the corresponding amounts payable on any parity securities, holders of Series S Preferred Stock and the holders of parity securities will share ratably in any distribution of our assets in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

Voting Rights

Except as provided below, the holders of the Series S Preferred Stock will have no voting rights.

Washington law attaches mandatory voting rights to classes or series of shares that are affected by certain amendments to the articles of incorporation. The holders of the outstanding shares of a class or series are entitled to vote as a separate voting group if stockholder voting is otherwise required by Washington law and if the amendment would:

•	increase the aggregate number of authorized shares of the class or series;

•	effect an exchange or reclassification of all or part of the issued and outstanding shares of the class or series into shares of another class or series, thereby adversely affecting the holders of the shares so exchanged or reclassified;

•	change the rights, preferences, or limitations of all or part of the issued and outstanding shares of the class or series, thereby adversely affecting the holders of shares of the class or series;

•	change all or part of the issued and outstanding shares of the class or series into a different number of shares of the same class or series, thereby adversely affecting the holders of shares of the class or series;

•	create a new class or series of shares having rights or preferences with respect to dividends or other distributions or to dissolution that are, or upon designation by the board of directors may be, prior, superior, or substantially equal to the shares of the class or series;

•	increase the rights or preferences with respect to distributions, or on liquidations or dissolution, or the number of authorized shares of any class or series that, after giving effect to the amendment, has rights or preferences with respect to distributions, or on liquidations or dissolution that are, or upon designation by the board of directors may be prior, superior, or substantially equal to the shares of the class or series;

•	limit or deny an existing pre-emptive right of all or part of the shares of the class or series;

•	cancel or otherwise adversely affect rights to distributions that have accumulated but not yet been declared on all or part of the shares of the class or series; or

•	effect a redemption or cancellation of all or part of the shares of the class or series in exchange for cash or any other form of consideration other than shares of the corporation.

Holders of the outstanding shares of a class or series of stock are entitled under Washington law to vote as a separate voting group with respect to a merger or share exchange if stockholder voting is otherwise required by Washington law and if, as a result of the merger or share exchange, holders of a part or all of the class or series would hold or receive:

•	shares of any class or series of the surviving or acquiring corporation, or of any parent corporation of the surviving corporation, and either (i) that class or series has a greater number of authorized shares than the class or series held by the holders, or (ii) there is a change in the number of shares held by the holders or in the rights, preferences or limitations of the shares or the class or series and the change adversely affects the holders;

•	shares of any class or series of the surviving or acquiring corporation, or of any parent corporation of the surviving corporation, and such holders would be, as compared to their circumstances prior to the merger or exchange, adversely affected by the creation, existence, number of authorized shares or rights or preferences of another series that may be prior, superior or substantially equal to the shares to be received by such holders; or

•	cash or any other property other than shares of the surviving or acquiring corporation or of any parent corporation of the surviving corporation.

Under Washington law, if any class or series of shares is entitled to vote as a group in connection with an amendment of the articles of incorporation, a merger or a share exchange, such class or series and any other classes or series affected in a substantially similar way will vote together as a single voting group unless otherwise provided in the articles or by the board of directors.

Washington law permits these statutory voting rights to be expanded or, in certain circumstances, limited in the designation of the terms of a class or series. The statutory voting rights of the holders of Series S Preferred Stock will be expanded and, in certain circumstances, limited as described below.

So long as any shares of Series S Preferred Stock are outstanding, the vote or consent of the holders of at least a majority of the shares of Series S Preferred Stock at the time outstanding, voting as a class with all other series of preferred stock having similar voting rights with the Series S Preferred Stock and entitled to vote thereon, and with each series or class having a number of votes proportionate to the aggregate liquidation preference of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Washington law:

•	any amendment, alteration or repeal of any provision of our amended and restated articles of incorporation (including the articles of amendment creating the Series S Preferred Stock) or our bylaws that would alter or change the voting powers, preferences or special rights of the Series S Preferred Stock so as to affect them adversely;

•	any amendment or alteration of our amended and restated articles of incorporation to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of our capital stock ranking prior to the Series S Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or our winding-up; or

•	the consummation of a binding share exchange or reclassification involving the Series S Preferred Stock or a merger or consolidation of us with another entity, except that holders of Series S Preferred Stock will have no right to vote under this provision or otherwise under Washington law if in each case (A) we have complied with our obligations described under “Conversion Upon Fundamental Change” or (B) (i) the Series S Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (ii) such Series S Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series S Preferred Stock, taken as a whole;

provided, however, that any increase in the amount of the authorized preferred stock or preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount other than the Series S Preferred Stock, of other series of preferred stock or any securities convertible into preferred stock ranking equally with and/or junior to the Series S Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon our liquidation, dissolution or winding-up will not be deemed to adversely affect the voting powers, preferences or special rights of the Series S Preferred Stock and, notwithstanding any provision of Washington law, holders of Series S Preferred Stock will have no right to vote solely by reason of such an increase, creation or issuance.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series S Preferred Stock for this purpose), then only those series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series S Preferred Stock shall have been converted into shares of our common stock.

Miscellaneous

Following receipt of the Shareholder Approvals, we will at all times reserve and keep available out of the authorized and unissued shares of our common stock or shares held in the treasury by us, solely for issuance upon the conversion of the Series S Preferred Stock, that number of shares of common stock as shall be issuable upon the conversion of all the Series S Preferred Stock then outstanding. Any shares of the Series S Preferred Stock converted into shares of our common stock or otherwise reacquired by us shall resume the status of authorized and unissued preferred shares, undesignated as to series, and shall be available for subsequent issuance.

Transfer Agent, Registrar, Paying Agent and Conversion Agent

BNY Mellon Shareowner Services acts as transfer agent, registrar and paying agent for the payment of dividends for the Series S Preferred Stock and the conversion agent for the conversion of the Series S Preferred Stock.

Title

We and the transfer agent, registrar, paying agent and conversion agent treat the registered holder of the Series S Preferred Stock as the absolute owner of the Series S Preferred Stock for the purpose of making payment and settling the related conversion and for all other purposes.

Replacement of Series S Preferred Stock Certificates

We will replace any mutilated certificate at your expense upon surrender of that certificate to the transfer agent. We will replace certificates that become destroyed, stolen or lost at your expense upon delivery to us and the transfer agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the transfer agent and us.

However, we are not required to issue any certificates representing the Series S Preferred Stock on or after the applicable conversion date. In place of the delivery of a replacement certificate following the applicable conversion date, the transfer agent, upon delivery of the evidence and indemnity described above, will deliver the shares of common stock pursuant to the terms of the Series S Preferred Stock formerly evidenced by the certificate.

DIRECT REGISTRATION SYSTEM

We have a direct registration (book-entry) program with respect to record ownership of our common stock and intend to implement a direct registration (book-entry) program with respect to record ownership of the Series S Preferred Stock as soon as reasonably practicable following the date of this prospectus. Direct registration is a service that allows shares to be owned, reported and transferred electronically without having a physical stock certificate issued. Persons who acquire shares of the common stock or the Series S Preferred Stock upon an offering and sale by a selling shareholder by use of this prospectus will not receive a physical stock certificate (unless certificates are specifically requested); rather, ownership of the shares acquired will be recorded in the names of such persons electronically on the books and records of BNY Mellon Shareowner Services. Direct registration is intended to alleviate the problems relating to stolen, misplaced or lost stock certificates and to reduce the paperwork relating to the transfer of ownership of our stock. Under direct registration, the voting, dividend and other rights and benefits of holders of our common stock and the Series S Preferred Stock remain the same as with holders of certificates.

Prior to this registration, the shares of common stock and the Series S Preferred Stock which may be sold from time to time by the selling shareholders named in this prospectus were “restricted securities” under the Securities Act. Upon completion of a resale by use of this prospectus, the acquiring shareholders whose shares are registered in their own names will receive a statement confirming the appropriate number of shares of common stock or Series S Preferred Stock, as applicable, and in the case of the Series S Preferred Stock, once the direct registration program goes into effect, through direct registration, rather than a physical stock certificate, unless such shareholder gives specific instructions to our transfer agent to issue such a certificate. For a shareholder who is acquiring common stock or Series S Preferred Stock through a broker or other nominee that is a member of (or has a correspondent relationship with) the Depository Trust Company, that shareholder’s shares of common stock or Series S Preferred Stock will be credited to the shareholder’s account by the broker or other nominee.

To utilize the services of a stockbroker to sell shares, a shareholder holding shares through direct registration must first add the appropriate stockbroker information to the direct registration account maintained by the transfer agent. Thereafter, such shareholder may transfer the shares by telephone to a brokerage account and then may sell or transfer the shares by giving instructions to the broker.

DESCRIPTION OF OTHER PREFERRED STOCK

Our articles of incorporation currently authorize 10,000,000 shares of preferred stock, no par value. On May 1, 2008, we had outstanding 500 shares of Series K Preferred Stock, no par value and liquidation preference $1,000,000 per share, 3,000,000 shares of 7.75% Series R Non-Cumulative Perpetual Convertible Preferred Stock with a liquidation preference of $1,000 per share, 36,642 shares of Series S Preferred Stock and 19,928 shares of Series T Preferred Stock. In addition, we have authorized the issuance of, and reserved shares with respect to, our Series I Preferred Stock, Series J Preferred Stock, Series L Preferred Stock, Series M Preferred Stock and Series N Preferred Stock, as well as shares of preferred stock contemplated by our Rights Agreement, dated as of December 20, 2000, entered by and between us and BNY Shareowner Services (the “Rights Agreement”).

The Series S Preferred Stock ranks, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, on a parity with our outstanding Series K Preferred Stock, the Series R Preferred Stock, the Series T Preferred Stock and any Series I Preferred Stock, Series J Preferred Stock, Series L Preferred Stock, Series M Preferred Stock and Series N Preferred Stock we may issue in the future and each other class or series of preferred stock we may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series R Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution of Washington Mutual. See “Description of Series S Preferred Stock—General.”

For purposes of this description, “Exchange Event” means (i) Washington Mutual Bank becoming “undercapitalized” under the OTS’ “prompt corrective action” regulations, (ii) Washington Mutual Bank being placed into conservatorship or receivership or (iii) the OTS, in its sole discretion, directing such exchange in anticipation of Washington Mutual Bank becoming “undercapitalized” in the near term or taking supervisory action that limits the payment of dividends, as applicable, by Washington Mutual Bank, and in connection therewith, directs such exchange.

For purposes of this description, “3-Month USD LIBOR” means, with respect to any dividend period, a rate determined on the basis of the offered rates for three-month U.S. dollar deposits, commencing on the first day of such dividend period, which appears on Reuters Screen LIBOR01 Page as of approximately 11:00 a.m., London time, on the LIBOR determination date for such dividend period. If on any LIBOR determination date no rate appears on Reuters Screen LIBOR01 Page as of approximately 11:00 a.m., London time, we or an affiliate of ours on our behalf will on such LIBOR determination date request four major reference banks in the London interbank market selected by us to provide us with a quotation of the rate at which three-month deposits in U.S. dollars, commencing on the first day of such dividend period, are offered by them to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such LIBOR determination date and in a principal amount equal to that which is representative for a single transaction in such market at such time. If at least two such quotations are provided, 3-Month USD LIBOR for such dividend period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations as calculated by us. If fewer than two quotations are provided, 3-Month USD LIBOR for such dividend period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted as of approximately 11:00 am., New York time, on the first day of such dividend period by three major banks in New York City, New York selected by us for loans in U.S. dollars to leading European banks, for a three-month period commencing on the first day of such dividend period and in a principal amount of not less than $1,000,000.

Series I Preferred Stock

Pursuant to an issuance by Washington Mutual Preferred Funding Trust I of $1,250,000,000 of Fixed-to-Floating Rate Perpetual Non-cumulative Trust Securities (the “Series I Trust Securities”), if so directed by the OTS following the occurrence of an Exchange Event (as defined above), each Series I Trust Security will be automatically exchanged for a like number of depositary shares each representing 1/1000th of a share of our Series I Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock, no par value and liquidation preference $1,000,000 per share (the “Series I Preferred Stock”). The number of shares constituting the Series I Preferred Stock is 1,250.

After the issuance of the Series I Preferred Stock, holders of shares of the Series I Preferred Stock will be entitled to receive, when, as and if declared by the board of directors, non-cumulative dividends payable in arrears quarterly on March 15, June 15, September 15 and December 15 of each year. If issued prior to the day immediately preceding March 15, 2011, from such date of issuance to March 15, 2011 dividends will be, for each outstanding share of Series I Preferred Stock, payable at an annual rate of 6.534% on the per share liquidation preference of the Series I Preferred Stock. From the later of March 15, 2011 and the date of issuance of the Series I Preferred Stock, dividends will be, for each outstanding share of the Series I Preferred Stock, payable at an annual rate on the per share liquidation preference of the Series I Preferred Stock equal to 3-Month USD LIBOR for the related dividend period plus 1.4825%.

The Series I Preferred Stock may be redeemed in whole or in part, at our option, under certain circumstances, prior to March 15, 2011, at specified redemption prices plus any declared but unpaid dividends. The Series I Preferred Stock may be redeemed in whole or in part, at our option, at any time, or from time to time, on or after March 15, 2011, at a redemption price of $1,000,000 per share, plus any declared but unpaid dividends. The holders of the Series I Preferred Stock may not require us to redeem the Series I Preferred Stock.

Except as required by law, and as provided in this paragraph, holders of Series I Preferred Stock have no voting rights. If after the issuance of the Series I Preferred Stock we fail to pay full dividends on the Series I Preferred Stock for six dividend periods, the holders of Series I Preferred Stock, acting as a class with any other parity securities having similar voting rights, including the Series R Preferred Stock offered by this prospectus, will have the right to elect two directors to our board of directors. The terms of office of these directors will end when we have paid or set aside for payment full dividends for four consecutive dividend periods.

Series J Preferred Stock

Pursuant to an issuance by Washington Mutual Preferred Funding (Cayman) I Ltd. of $750,000,000 of 7.25% Rate Perpetual Non-cumulative Preferred Securities (the “WaMu Cayman Preferred Securities”), if so directed by the OTS following the occurrence of an Exchange Event, each WaMu Cayman Preferred Security will be automatically exchanged for a like amount of depositary shares representing 1/1000th of a share of our Series J Perpetual Non-cumulative Fixed Rate Preferred Stock, no par value and liquidation preference $1,000,000 per share (the “Series J Preferred Stock”). The number of shares constituting the Series J Preferred Stock is 750.

After the issuance of the Series J Preferred Stock, holders of shares of the Series J Preferred Stock will be entitled to receive, when, as and if declared by the board of directors, non-cumulative dividends payable in arrears quarterly on March 15, June 15, September 15 and December 15 of each year. Dividends will be, for each outstanding share of Series J Preferred Stock, payable at an annual rate of 7.25% on the per share liquidation preference.

The Series J Preferred Stock may be redeemed in whole or in part, at our option, under certain circumstances, prior to March 15, 2011, at specified redemption prices plus any declared but unpaid dividends. The Series J Preferred Stock may be redeemed in whole or in part, at our option, at any time, or from time to time, on or after March 15, 2011, at a redemption price of $1,000,000 per share, plus any declared but unpaid dividends. The holders of the Series J Preferred Stock may not require us to redeem the Series J Preferred Stock.

Except as required by law, and as provided in this paragraph, holders of Series J Preferred Stock have no voting rights. If after the issuance of the Series J Preferred Stock we fail to pay full dividends on the Series J Preferred Stock for six dividend periods, the holders of Series J Preferred Stock, acting as a class with any other parity securities having similar voting rights, including the Series R Preferred Stock offered by this prospectus, will have the right to elect two directors to our board of directors. The terms of office of these directors will end when we have paid or set aside for payment full dividends for four consecutive dividend periods.

Series K Preferred Stock

On September 18, 2006, we issued 20,000,000 depositary shares, each representing a 1/40,000th ownership interest in a share of our Series K Perpetual Non-Cumulative Floating Rate Preferred Stock, liquidation preference $1,000,000 per share (equivalent to $25 per depositary share), referred to in this prospectus as the “Series K Preferred Stock”. Each holder of depositary shares is entitled to similar rights and preferences (including as to dividend, voting, redemption and liquidation rights) as the depositary shares representing Series R Preferred Stock offered by this prospectus. The number of shares constituting the Series K Preferred Stock is 500.

Holders of shares of the Series K Preferred Stock are entitled to receive non-cumulative dividends payable in arrears quarterly on March 15, June 15, September 15 and December 15 of each year. Dividends are, for each outstanding share of Series K Preferred Stock, payable at an annual rate on the per share liquidation preference equal to the greater of (i) 3-Month USD LIBOR for the related dividend period plus 0.70% or (ii) four percent (4.00%).

The Series K Preferred Stock may be redeemed in whole or in part, at our option, at any time, or from time to time, on or after September 15, 2011, at a redemption price of $1,000,000 per share, plus any declared but unpaid dividends. The holders of the Series K Preferred Stock may not require us to redeem the Series K Preferred Stock.

Except as required by law, holders of Series K Preferred Stock have no voting rights except with respect to certain fundamental changes in the terms of the Series K Preferred Stock and certain other matters. In addition, if we fail to pay full dividends on the Series K Preferred Stock for six dividend periods, the holders of Series K Preferred Stock, acting as a class with any other parity securities having similar voting rights, including the Series R Preferred Stock offered by this prospectus, will have the right to elect two directors to our board of directors. The terms of office of these directors will end when we have paid or set aside for payment full dividends for four consecutive dividend periods.

Series L Preferred Stock

Pursuant to an issuance by Washington Mutual Preferred Funding Trust II of $500,000,000 of Fixed-to-Floating Rate Perpetual Non-cumulative Trust Securities (the “Series L Trust Securities”), if so directed by the OTS following the occurrence of an Exchange Event, each Series L Trust Security will be automatically exchanged for a like amount of depositary shares each representing 1/1000th of a share of our Series L Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock, no par value and liquidation preference $1,000,000 per share (the “Series L Preferred Stock”). The number of shares constituting the Series L Preferred Stock will be 500.

After the issuance of the Series L Preferred Stock, holders of shares of the Series L Preferred Stock will be entitled to receive, when, as and if declared by the board of directors, non-cumulative dividends payable in arrears quarterly on March 15, June 15, September 15 and December 15 of each year. If issued prior to the day immediately preceding December 15, 2016, from such date of issuance to December 15, 2016 dividends will be, for each outstanding share of Series L Preferred Stock, payable at an annual rate of 6.665% on the per share liquidation preference of the Series L Preferred Stock. From the later of December 15, 2016 and the date of issuance of the Series L Preferred Stock, dividends will be, for each outstanding share of the Series L Preferred Stock, payable at an annual rate on the per share liquidation preference of the Series L Preferred Stock equal to 3-Month USD LIBOR for the related dividend period plus 1.7925%.

The Series L Preferred Stock may be redeemed in whole or in part, at our option, under certain circumstances, at specified redemption prices plus any declared but unpaid dividends. The holders of the Series L Preferred Stock may not require us to redeem the Series L Preferred Stock.

Except as required by law, holders of Series L Preferred Stock have no voting rights except with respect to certain fundamental changes in the terms of the Series L Preferred Stock and certain other matters. In addition, if after the issuance of the Series L Preferred Stock we fail to pay full dividends on the Series L Preferred Stock for six dividend periods, the holders of Series L Preferred Stock, acting as a class with any other parity securities having similar voting rights, including the Series P Preferred Stock offered by this prospectus, will have the right to elect two directors to our board of directors. The terms of office of these directors will end when we have paid or set aside for payment full dividends for four consecutive dividend periods.

Series M Preferred Stock

Pursuant to an issuance by Washington Mutual Preferred Funding Trust III of $500,000,000 of Fixed-to-Floating Rate Perpetual Non-cumulative Trust Securities (the “Series M Trust Securities”), if so directed by the OTS following the occurrence of an Exchange Event, each Series M Trust Security will be automatically exchanged for a like amount of depositary shares each representing 1/1000th of a share of our Series M Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock, no par value and liquidation preference $1,000,000 per share (the “Series M Preferred Stock”). The number of shares constituting the Series M Preferred Stock is 500.

After the issuance of the Series M Preferred Stock, holders of shares of the Series M Preferred Stock will be entitled to receive, when, as and if declared by the board of directors, non-cumulative dividends payable in arrears quarterly on March 15, June 15, September 15 and December 15 of each year. If issued prior to the day immediately preceding June 15, 2012, from such date of issuance to June 15, 2012 dividends will be, for each outstanding share of Series M Preferred Stock, payable at an annual rate of 6.895% on the per share liquidation preference of the Series M Preferred Stock. From the later of June 15, 2012 and the date of issuance of the Series M Preferred Stock, dividends will be, for each outstanding share of the Series M Preferred Stock, payable at an annual rate on the per share liquidation preference of the Series M Preferred Stock equal to 3-Month USD LIBOR for the related dividend period plus 1.755%

The Series M Preferred Stock may be redeemed in whole or in part, at our option, under certain circumstances, at specified redemption prices plus any declared but unpaid dividends. The holders of the Series M Preferred Stock may not require us to redeem the Series M Preferred Stock.

Except as required by law, holders of Series M Preferred Stock have no voting rights except with respect to certain fundamental changes in the terms of the Series M Preferred Stock and certain other matters. In addition, if after the issuance of the Series M Preferred Stock we fail to pay full dividends on the Series M Preferred Stock for six dividend periods, the holders of Series M Preferred Stock, acting as a class with any other parity securities having similar voting rights including the Series P Preferred Stock offered by this prospectus, will have the right to elect two directors to our board of directors. The terms of office of these directors will end when we have paid or set aside for payment full dividends for four consecutive dividend periods.

Series N Preferred Stock

Pursuant to an issuance by Washington Mutual Preferred Funding Trust IV of $1,000,000,000 of Fixed-to-Floating Rate Perpetual Non-cumulative Trust Securities (the “Series N Trust Securities”), if so directed by the OTS following the occurrence of an Exchange Event, each Series N Trust Security will be automatically exchanged for a like amount of depositary shares each representing 1/1000th of a share of our Series N Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock, no par value and liquidation preference $1,000,000 per share (the “Series N Preferred Stock”). The number of shares constituting the Series N Preferred Stock is 1,000.

After the issuance of the Series N Preferred Stock, holders of shares of the Series N Preferred Stock will be entitled to receive, when, as and if declared by the board of directors, non-cumulative dividends payable in arrears quarterly on March 15, June 15, September 15 and December 15 of each year. If issued prior to the day immediately preceding December 15, 2017, from such date of issuance to December 15, 2017 dividends will be, for each outstanding share of Series N Preferred Stock, payable at an annual rate of 9.75% on the per share liquidation preference of the Series N Preferred Stock. From the later of December 15, 2017 and the date of issuance of the Series N Preferred Stock, dividends will be, for each outstanding share of the Series N Preferred Stock, payable at an annual rate on the per share liquidation preference of the Series N Preferred Stock equal to 3-Month USD LIBOR for the related dividend period plus 4.723%.

The Series N Preferred Stock may be redeemed in whole or in part, at our option, under certain circumstances, at specified redemption prices plus any declared but unpaid dividends. The holders of the Series N Preferred Stock may not require us to redeem the Series N Preferred Stock.

Except as required by law, holders of Series N Preferred Stock have no voting rights except with respect to certain fundamental changes in the terms of the Series N Preferred Stock and certain other matters. In addition, if after the issuance of the Series N Preferred Stock we fail to pay full dividends on the Series N Preferred Stock for six dividend periods, the holders of Series N Preferred Stock, acting as a class with any other parity securities having similar voting rights, including the Series R Preferred Stock offered by this prospectus, will have the right to elect two directors to our board of directors. The terms of office of these directors will end when we have paid or set aside for payment full dividends for four consecutive dividend periods.

Series RP Preferred Stock

We have adopted a shareholder rights plan which provides that one right to purchase 1/1,000th of a share of our Series RP Preferred Stock (the “Rights”) is attached to each outstanding share of our common stock. The Rights have certain anti-takeover effects and are intended to discourage coercive or unfair takeover tactics and to encourage any potential acquiror to negotiate a price fair to all shareholders. The number of shares constituting our Series RP Preferred Stock is 70,000. See “Description of Capital Stock—Common Stock—Shareholder Rights Plan” above.

Series R Preferred Stock

We have issued 3,000,000 shares of 7.75% Series R Non-Cumulative Perpetual Convertible Preferred Stock (the “Series R Preferred Stock”).

Dividends on the Series R Preferred Stock are payable quarterly in arrears, when, as and if declared by our board of directors, at a rate of 7.75% per year on the liquidation preference of $1,000 per share. The dividend payment dates are the 15th day of each March, June, September and December, commencing on March 15, 2008, or the next business day if any such day is not a business day.

Dividends on the Series R Preferred Stock are non-cumulative. If for any reason our board of directors does not declare full cash dividends on the Series R Preferred Stock for a dividend period, we will have no obligation to pay any dividends for that period, whether or not our board of directors declares dividends on the Series R Preferred Stock for any subsequent dividend period. However, with certain exceptions, if we have not declared, paid or set aside for payment full quarterly dividends on the Series R Preferred Stock for a particular dividend period, we may not declare or pay dividends on or redeem or purchase our common stock or other junior securities during the next succeeding dividend period.

Each share of the Series R Preferred Stock may be converted at any time, at the option of the holder, into 47.0535 shares of our common stock (which reflects an approximate initial conversion price of $21.25 per share of common stock) plus cash in lieu of fractional shares, subject to anti-dilution adjustments. The conversion rate will be adjusted upon the occurrence of certain make-whole acquisition transactions and other events.

The Series R Preferred Stock is not redeemable by us at any time. On or after December 18, 2012, if the closing price of our common stock exceeds 130% of the conversion price for 20 trading days during any consecutive 30 trading day period, including the last trading day of such period, ending on the trading day preceding the date we give notice of mandatory conversion, we may at our option cause some or all of the Series R Preferred Stock to be automatically converted into common stock at the then prevailing conversion rate.

Holders of the Series R Preferred Stock have no voting rights, except with respect to certain fundamental changes in the terms of the Series R Preferred Stock and certain other matters. In addition, if dividends on the Series R Preferred Stock are not paid in full for six dividend periods, whether consecutive or not, the holders of Series R Preferred Stock, acting as a class with any other parity securities having similar voting rights, will have the right to elect two directors to our board. The terms of office of these directors will end when we have paid or set aside for payment full quarterly dividends for four consecutive dividend periods.

Series T Preferred Stock

Pursuant to the investment agreement entered into on April 7, 2008 with affiliates of TPG, we issued 19,928 shares of Series T Preferred Stock. The material terms and provisions of the preferences, limitations, voting powers and relative rights of the Series T Preferred Stock as contained in our Articles of Amendment of the Company relating to Series T Preferred Stock, which are incorporated by reference into this prospectus, are substantially the same as those of the Series S Preferred Stock, except as otherwise indicated in the immediately following paragraph. The number of shares constituting the series of Series T Preferred Stock is 30,000. The Series T Preferred Stock have no par value per share and the liquidation preference of the Series T Preferred Stock is $100,000 per share.

Shares of Series T Preferred Stock are mandatorily convertible upon the receipt of Shareholder Approvals, but, unlike Series S Preferred Stock, also require to the extent applicable to the holder thereof receipt of regulatory approval (or the expiration or termination of applicable waiting periods) under the Hart-Scott-Rodino Antitrust Improvements Act or comparable competition or merger control laws as a condition to mandatory conversion. Upon receipt of the Shareholder Approvals and applicable regulatory approvals, the Series T Preferred Stock will automatically convert into shares of common stock.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax and, for non-U.S. holders (as defined below), estate tax consequences of the purchase, ownership, conversion and disposition of the Series S Preferred Stock and our common stock received in respect thereof as of the date hereof. Except where noted, this summary deals only with the Series S Preferred Stock and our common stock held as capital assets. As used herein, the term “U.S. holder” means a beneficial owner of the Series S Preferred Stock or our common stock that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

As used herein, the term “non-U.S. holder” means a beneficial owner of the Series S Preferred Stock or our common stock that is neither a U.S. holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

This summary is not a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	an insurance company;

•	a tax-exempt organization;

•	a person holding the Series S Preferred Stock or our common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity for U.S. federal income tax purposes;

•	a person who is an investor in a pass-through entity;

•	a U.S. holder whose “functional currency” is not the U.S. dollar;

•	a “controlled foreign corporation”;

•	a “passive foreign investment company”; or

•	a U.S. expatriate.

This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below.

If a partnership holds the Series S Preferred Stock or our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Series S Preferred Stock or our common stock, you should consult your own tax advisors.

This summary does not contain a detailed description of all the U.S. federal income and estate tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-U.S. tax laws. If you are considering the purchase, ownership or disposition of the Series S Preferred Stock, you should consult your own tax advisors concerning the U.S. federal income and estate tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

U.S. Holders

Dividends

Distributions on the Series S Preferred Stock or our common stock will be dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, and will be taxable as ordinary income although possibly at reduced rates, as discussed below. Although we expect that our current and accumulated earnings and profits will be such that all distributions paid with respect to the Series S Preferred Stock or our common stock will qualify as dividends for U.S. federal income tax purposes, we cannot guarantee that result. Our accumulated earnings and profits and our current earnings and profits in future years will depend in significant part on our future profits or losses, which we cannot accurately predict. To the extent that the amount of any distribution paid on the Series S Preferred Stock or our common stock exceeds our current and accumulated earnings and profits attributable to that share of the Series S Preferred Stock or our common stock, the distribution will be treated first as a tax-free return of capital and will be applied against and will reduce the U.S. holder’s adjusted tax basis (but not below zero) in that share of the Series S Preferred Stock or our common stock. This reduction in basis will increase any gain, or reduce any loss realized by the U.S. holder on the subsequent sale, redemption or other disposition of the Series S Preferred Stock or our common stock. The amount of any such distribution in excess of the U.S. holder’s adjusted tax basis will be taxed as capital gain. For purposes of the remainder of the discussion under this heading, it is assumed that distributions paid on the Series S Preferred Stock will constitute dividends for U.S. federal income tax purposes.

If we make a distribution on the Series S Preferred Stock in the form of our Series S Preferred Stock, such distribution will generally be taxable for U.S. federal income tax purposes in the same manner as distributions described above to the extent we distribute property, including cash, to other holders of our stock or certain of our other securities. If such a distribution is taxable, a U.S. holder’s tax basis in such Series S Preferred Stock received will equal the fair market value of such Series S Preferred Stock on the distribution date, and such U.S. holder’s holding period for such Series S Preferred Stock received will begin on the day following the distribution date. If such a distribution is not taxable, a U.S. holder’s tax basis in its Series S Preferred Stock prior to such distribution will be allocated between such Series S Preferred Stock and the Series S Preferred Stock received in the distribution, and such U.S. holder’s holding period for such Series S Preferred Stock received will include such U.S. holder’s holding period for the Series S Preferred Stock on which such distribution was made.

If a U.S. holder is a corporation, dividends that are received by it will generally be eligible for a 70% dividends received deduction under the Code. However, the Code disallows this dividends received deduction in its entirety if the Series S Preferred Stock or our common stock with respect to which the dividend is paid is held by such U.S. holder for less than 46 days during the 91-day period beginning on the date which is 45 days before the date on which the Series S Preferred Stock or our common stock becomes ex-dividend with respect to such dividend. (A 91-day minimum holding period applies to any dividends on the Series S Preferred Stock that are attributable to periods in excess of 366 days.)

Under current law, if a U.S. holder is an individual or other non-corporate holder, dividends received by such U.S. holder generally will be subject to a reduced maximum tax rate of 15% for taxable years beginning before January 1, 2011, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. The rate reduction does not apply to dividends received to the extent that U.S. holders elect to treat the dividends as “investment income,” for purposes of the rules relating to the limitation on the deductibility of investment-related interest, which may be offset by investment expense. Furthermore, the rate reduction will also not apply to dividends that are paid to such holders with respect to the Series S Preferred Stock or our common stock that is held by the holder for less than 61 days during the 121-day period beginning on the date which is 60 days before the date on which the Series S Preferred Stock or our common stock become ex-dividend with respect to such dividend. (A 91-day minimum holding period applies to any dividends on the Series S Preferred Stock that are attributable to periods in excess of 366 days.)

In general, for purposes of meeting the holding period requirements for both the dividends received deduction and the reduced maximum tax rate on dividends described above, U.S. holders may not count towards their holding period any period in which they (a) have the option to sell, are under a contractual obligation to sell, or have made (and not closed) a short sale of the Series S Preferred Stock or our common stock, as the case may be, or substantially identical stock or securities, (b) are the grantor of an option to buy the Series S Preferred Stock or our common stock, as the case may be, or substantially identical stock or securities or (c) otherwise have diminished their risk of loss on the Series S Preferred Stock or our common stock, as the case may be, by holding one or more other positions with respect to substantially similar or related property. The U.S. Treasury regulations provide that a taxpayer has diminished its risk of loss on stock by holding a position in substantially similar or related property if the taxpayer is the beneficiary of a guarantee, surety agreement, or similar arrangement that provides for payments that will substantially offset decreases in the fair market value of the stock. In addition, the Code disallows the dividends received deduction as well as the reduced maximum tax rate on dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. U.S. holders are advised to consult their own tax advisors regarding the implications of these rules in light of their particular circumstances.

U.S. holders that are corporations should consider the effect of Section 246A of the Code, which reduces the dividends received deduction allowed with respect to “debt-financed portfolio stock.” The Code also imposes a 20% alternative minimum tax on corporations. In some circumstances, the portion of dividends subject to the dividends received deduction will serve to increase a corporation’s minimum tax base for purposes of the determination of the alternative minimum tax. In addition, a corporate shareholder may be required to reduce its basis in stock with respect to certain “extraordinary dividends”, as provided under Section 1059 of the Code. U.S. holders should consult their own tax advisors in determining the application of these rules in light of their particular circumstances.

Sale or Other Disposition

A sale, exchange, or other disposition of the Series S Preferred Stock or our common stock will generally result in gain or loss equal to the difference between the amount realized upon the disposition (not including any amount attributable to declared and unpaid dividends, which will be taxable as described above to U.S. holders of record who have not previously included such dividends in income) and a U.S. holder’s adjusted tax basis in the Series S Preferred Stock or our common stock, as the case may be. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for the Series S Preferred Stock or our common stock, as applicable, exceeds one year. Under current law, if a U.S. holder is an individual or other non-corporate holder, net long-term capital gain realized by such U.S. holder is subject to a reduced maximum tax rate of 15%. For taxable years beginning on or after January 1, 2011, the maximum rate is scheduled to return to the previously effective 20% rate. The deduction of capital losses is subject to limitations.

Conversion of the Series S Preferred Stock into Common Stock

As a general rule, a U.S. holder will not recognize any gain or loss in respect of the receipt of common stock upon the conversion of the Series S Preferred Stock. The adjusted tax basis of common stock received on conversion will equal the adjusted tax basis of the Series S Preferred Stock converted (reduced by the portion of adjusted tax basis allocated to any fractional common stock exchanged for cash, as described below), and the holding period of such common stock received on conversion will generally include the period during which the converted Series S Preferred Stock was held prior to conversion.

Cash received in lieu of a fractional common share will generally be treated as a payment in a taxable exchange for such fractional common share, and capital gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the amount of adjusted tax basis allocable to the fractional common share. Any cash received attributable to any declared and unpaid dividends on the Series S Preferred Stock will be treated as described above under “U.S. Holders—Dividends.”

Adjustment of Conversion Rate

The conversion rate of the Series S Preferred Stock is subject to adjustment under certain circumstances. U.S. Treasury regulations promulgated under Section 305 of the Code would treat a U.S. holder of the Series S Preferred Stock as having received a constructive distribution includable in such U.S. holder’s income in the manner as described above under “U.S. Holders—Dividends,” above, if and to the extent that certain adjustments in the conversion rate increase the proportionate interest of a U.S. holder in our assets or our earnings and profits. For example, any decrease in the conversion price described above under “Description of Series S Preferred Stock—Mandatory Conversion” would result in an upward adjustment in the conversion rate and so will generally give rise to a deemed taxable dividend to the holders of the Series S Preferred Stock to the extent of our current and accumulated earnings and profits. Thus, under certain circumstances, U.S. holders may recognize income in the event of a constructive distribution even though they may not receive any cash or property. However, adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing dilution in the interest of the U.S. holders of the Series S Preferred Stock will generally not be considered to result in a constructive dividend distribution.

Information Reporting and Backup Withholding

In general, information reporting will apply to dividends in respect of the Series S Preferred Stock or our common stock and the proceeds from the sale, exchange or other disposition of the Series S Preferred Stock or our common stock that are paid to a U.S. holder within the United States (and in certain cases, outside the United States), unless a U.S. holder is an exempt recipient such as a corporation. A backup withholding tax may apply to such payments if a U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Non-U.S. Holders

Dividends

Dividends (including distributions in the form of our Series S Preferred Stock or common stock taxable as dividends and any constructive distributions taxable as dividends) paid to a non-U.S. holder of the Series S Preferred Stock or our common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of the Series S Preferred Stock or our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (b) if the Series S Preferred Stock or our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder of the Series S Preferred Stock or our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Sale or Other Disposition

Any gain realized on the disposition of the Series S Preferred Stock or our common stock (including, in the case of conversion, the deemed exchange that gives rise to a payment of cash in lieu of a fractional common share) generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a U.S. person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

We believe we are not and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes.

Conversion into Common Stock

Non-U.S. holders will generally not recognize any gain or loss in respect of the receipt of common stock upon the conversion of the Series S Preferred Stock, except with respect to any cash received in lieu of a fractional share that is taxable as described above under “Non-U.S. Holders—Sale or Other Disposition.”

Adjustment of Conversion Rate

As described above under “U.S. Holders—Adjustment of Conversion Rate”, adjustments in the conversion rate (or failures to adjust the conversion rate) that increase the proportionate interest of a non-U.S. holder in our earning and profits could result in deemed distributions to the non-U.S. holder that are taxed as described under “Non-U.S. Holders—Dividends.”

Federal Estate Tax

The Series S Preferred Stock and common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.

Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of the Series S Preferred Stock or our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person as defined under the Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the common stock or Series S Preferred Stock, as the case may be, by employee benefit plans subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, which we refer to as ERISA; plans, individual retirement accounts and other arrangements subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, which we collectively refer to as Similar Laws; and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each of which we call a Plan).

Each fiduciary of a Plan should consider the fiduciary standards of ERISA or any applicable Similar Laws in the context of the Plan’s particular circumstances before authorizing an investment in the common stock or Series S Preferred Stock. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA or any applicable Similar Laws and would be consistent with the documents and instruments governing the Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to such provisions, which we call ERISA Plans, from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such ERISA Plans. A violation of these “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable individual, class, statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if the common stock or Series S Preferred Stock were acquired or held by an ERISA Plan with respect to which a selling stockholder, we or any of their or our affiliates are a party in interest or a disqualified person. For example, if we are a party in interest or disqualified person with respect to an investing ERISA Plan (either directly or by reason of our ownership of our subsidiaries), a prohibited transaction between the investing ERISA Plan and us may be deemed to occur, unless exemptive relief were available under an applicable exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the common stock or Series S Preferred Stock. Those class exemptions include:

•	PTCE 96-23—for certain transactions determined by in-house asset managers;

•	PTCE 95-60—for certain transactions involving insurance company general accounts;

•	PTCE 91-38—for certain transactions involving bank collective investment funds;

•	PTCE 90-1—for certain transactions involving insurance company separate accounts; and

•	PTCE 84-14—for certain transactions determined by independent qualified professional asset managers.

No assurance can be made that all of the conditions of any such exemptions will be satisfied.

Because of the possibility that direct or indirect prohibited transactions or similar violations of applicable Similar Laws could occur as a result of the purchase or holding of the common stock or Series S Preferred Stock by a Plan, neither the common stock or Series S Preferred Stock may be purchased or held by any Plan, or any person investing the assets of any Plan, unless its purchase and holding of any such securities will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a similar violation of any applicable Similar Laws. Each purchaser and holder of the common stock or Series S Preferred Stock or any interest in the common stock or Series S Preferred Stock will be deemed to have represented by its purchase and holding of the common stock or Series S Preferred Stock that either:

•	it is not a Plan and is not purchasing or holding the shares of such security or any interest in such security on behalf of or with the assets of any Plan; or

•	its purchase and holding of any of the shares of common stock or Series S Preferred Stock or interest in any of the common stock or Series S Preferred Stock will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation of any applicable Similar Laws.

Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase or holding of the common stock or Series S Preferred Stock on behalf of or with the assets of any Plan consult with its counsel regarding the consequences under ERISA, the Code and any applicable Similar Laws, whether any exemption would be applicable, and whether all conditions of such exemption have been satisfied such that the purchase and holding of the common stock or Series S Preferred Stock by the Plan is entitled to full exemptive relief thereunder.

Nothing herein shall be construed as, and the sale of shares of common stock or Series S Preferred Stock to a Plan is in no respect, a representation by us or the selling shareholders that any investment in the common stock or Series S Preferred Stock would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan.

SELLING SHAREHOLDERS

The table below sets forth information with respect to the selling shareholders and the number of shares of common stock and Series S Preferred Stock that may be resold pursuant to this prospectus.

We have prepared the table based on information given to us by, or on behalf of, the selling shareholders on or about April 17, 2008. The selling shareholders may have sold, transferred or otherwise disposed of some or all of their shares of common stock since the date on which the selling shareholders provided this information.

The number of shares beneficially owned by each selling shareholder is determined according to the rules of the SEC, and the information is not necessarily indicative of ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. As a consequence, several persons may be deemed to be the “beneficial owners” of the same shares. The selling shareholders and their respective transferees, pledgees, donees or successors, may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock or Series S Preferred Stock owned by such selling shareholder, but are under no obligation to offer or sell any of the shares.

				Shares of Series S Preferred
		Maximum Number of Shares		Stock Beneficially Owned
		of Common Stock which may		and which may
		be Resold Hereby(1)		be Resold Hereby
	Number of Shares of		% (After		% (After
	Common Stock		Completion of the		Completion of the
Name of Beneficial Owner Selling Shareholders	Beneficially Owned(2)	Number	Offering)(3)	Number	Offering)(4)

ACE EUROPEAN GROUP, LTD.	13,200	9,400	*	0	*
ACE PROPERTY & CASUALTY INSURANCE COMPANY	116,300	74,600	*	0	*
ADVANCED SERIES TRUST—AST T. ROWE PRICE ASSET ALLOCATION PORTFOLIO(5)	55,000	55,000	*	0	*
AGENTS PENSION PLAN	112,900	51,500	*	0	*
AGERE SYSTEMS, INC. PENSION PLAN WILSHIRE ASSOCIATES INC	47,400	37,700	*	0	*
AHA DIRECTED RETIREMENT TRUST	5,500	5,000	*	0	*
AIG GLOBAL EQUITY FUND—OFFSHORE CLASS C	607,686	266,686	*	0	*
AIG U.S. LARGE CAP FUND—OFFSHORE CLASS U	50,811	16,421	*	0	*
ALBERT EINSTEIN MEDICAL CENTER	5,075	3,700	*	0	*
ALBERT EINSTEIN MEDICAL CENTER EMPLOYEES RETIREMENT TRUST	13,800	9,300	*	0	*
ALBERT EINSTEIN MEDICAL CENTER ENDOWMENT FUND	5,075	2,100	*	0	*
ALBERTA TEACHERS RETIREMENT FUND BOARD(6)	239,732	260,317	*	10	*
ALLIANCEBERNSTEIN TAX-MANAGED BALANCED WEALTH STRATEGY	42,700	31,400	*	0	*
ALLIANCEBERNSTEIN TAX-MANAGED WEALTH APPRECIATION STRATEGY	138,300	105,400	*	0	*
ALLIANCEBERNSTEIN TAX-MANAGED WEALTH PRESERVATION STRATEGY	11,800	8,800	*	0	*
ALLIANCEBERNSTEIN U.S. VALUE POOLING PORTFOLIO	1,845,300	1,364,000	*	0	*
ALLIANCEBERNSTEIN VALUE FUND	714,000	500,700	*	0	*
ALLIANCEBERNSTEIN VALUE PORTFOLIO (VARP)	224,800	163,600	*	0	*
ALLSTATE RETIREMENT PLAN	403,500	183,900	*	0	*
AMERICAN AIRLINES MASTER FIXED BENEFIT TRUST	801,113	559,598	*	38	*
AMERICAN AIRLINES, INC. MASTER FIXED BENEFIT PENSION PLAN TRUST	1,681,150	829,300	*	0	*

*	Less than 1%

(1)	The “Maximum Number of Shares of Common Stock which may be Resold Hereby” column includes all common stock issuable upon conversion of such selling shareholder’s Series S Preferred Stock and the exercise of all the warrants issued to such selling shareholder, if any, in the capital investment transaction.

(2)	The “Number of Shares of Common Stock Beneficially Owned” column does not include any common stock issuable upon exercise of the warrants such selling shareholder received, if any, in the capital investment transaction, nor does it include common stock issuable upon conversion of Series S Preferred Stock; thus this amount may be less than the amount reflected for such selling shareholder in the “Maximum Number of Shares of Common Stock which may be Resold Hereby” column.

(3)	The percentage ownership of shares of common stock in the “% (after completion of the offering)” column is calculated based on a share count which includes, in addition to outstanding shares, as of May 1, 2008 all shares of common stock issuable upon the conversion of the Series S Preferred Stock and the Series T Preferred Stock and the exercise of all of the warrants issued in the capital investment transaction.

(4)	The percentage ownership of Series S Preferred Stock in the “% (after completion of the offering)” column is calculated based on 36,642 shares of our Series S Preferred Stock outstanding.

(5)	T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by the shareholder named in the table, as well as securities owned by certain other individual and institutional investors. For purposes of reporting requirements of the Securities Exchange Act of 1934, TRPA may be deemed to be the beneficial owner of all of the shares owned by each shareholder to which this footnote applies; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.

(6)	Wellington Trust Company, LLP (“Wellington”) is an investment advisor registered under the Investment Advisors Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

				Shares of Series S Preferred
		Maximum Number of Shares		Stock Beneficially Owned
		of Common Stock which may		and which may
		be Resold Hereby(1)		be Resold Hereby
	Number of Shares of		% (After		% (After
	Common Stock		Completion of the		Completion of the
Name of Beneficial Owner Selling Shareholders	Beneficially Owned(2)	Number	Offering)(3)	Number	Offering)(4)

AMERICAN BAR ASSOCIATION MEMBERS	190,572	129,172	*	0	*
AMERICAN BEACON BALANCED FUND	948,500	468,800	*	0	*
AMERICAN BEACON LARGE CAP VALUE FUND	3,565,700	1,765,000	*	0	*
AMERICAN FUNDS INSURANCE SERIES—BLUE CHIP INCOME AND GROWTH	1,052,624	768,571	*	42	*
AMERICAN FUNDS INSURANCE SERIES - GROWTH-INCOME FUND	8,913,415	20,200,000	*	1,120	*
AMERICAN HOSPITAL ASSOCIATION	12,100	10,200	*	0	*
AMERICAN UNIVERSITY	122,600	55,900	*	0	*
AP PENSION DANMARK	294,611	136,311	*	0	*
APK PENSIONSKASSE FUND	278,977	139,377	*	0	*
ASAHI GLASS CPF	110,905	17,805	*	0	*
ASARCO LLC	182,600	85,800	*	0	*
ASSTEL LEBENSVERSICHERUNG AG	405,500	185,100	*	0	*
AST LARGE CAP VALUE PORTFOLIO	1,731,746	1,163,603	*	79	*
AST LARGE CAP VALUE PORTFOLIO	1,362,050	1,130,685	*	87	*
ASTRAZENECA PENSION FUNDKEITH DARLINGTON	831,031	463,931	*	0	*
ATU/TRIMET JOINT PENSION TRUST	160,400	73,300	*	0	*
AUSTIN PRESBYTERIAN THEOLOGICAL SEMINARY	5,900	4,200	*	0	*
AUSTRALIANSUPER PTY LTD	310,742	142,642	*	0	*
AVON PRODUCTS, INC	126,500	57,700	*	0	*
AXA PREMIER VIP LARGE CAP VALUE PORTFOLIO	463,800	357,100	*	0	*
AXA PREMIER VIP TRUST	201,500	148,000	*	0	*
BANK OF AMERICA PENSION PLAN FOR LEGACY MBNA(5)	8,900	8,900	*	0	*
BANK OF AMERICA STRUCTURED RESEARCH(5)	58,800	58,800	*	0	*
BAY POND INVESTORS (BERMUDA) L.P.(6)	613,333	1,093,333	*	42	*
BAY POND PARTNERS, L.P.(6)	1,518,730	2,707,301	*	104	*

*	Less than 1%
(1)	The “Maximum Number of Shares of Common Stock which may be Resold Hereby” column includes all common stock issuable upon conversion of such selling shareholder’s Series S Preferred Stock and the exercise of all the warrants issued to such selling shareholder, if any, in the capital investment transaction.
(2)	The “Number of Shares of Common Stock Beneficially Owned” column does not include any common stock issuable upon exercise of the warrants such selling shareholder received, if any, in the capital investment transaction, nor does it include common stock issuable upon conversion of Series S Preferred Stock; thus this amount may be less than the amount reflected for such selling shareholder in the “Maximum Number of Shares of Common Stock which may be Resold Hereby” column.
(3)	The percentage ownership of shares of common stock in the “% (after completion of the offering)” column is calculated based on a share count which includes, in addition to outstanding shares, as of May 1, 2008 all shares of common stock issuable upon the conversion of the Series S Preferred Stock and the Series T Preferred Stock and the exercise of all of the warrants issued in the capital investment transaction.
(4)	The percentage ownership of Series S Preferred Stock in the “% (after completion of the offering)” column is calculated based on 36,642 shares of our Series S Preferred Stock outstanding.
(5)	T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by the shareholder named in the table, as well as securities owned by certain other individual and institutional investors. For purposes of reporting requirements of the Securities Exchange Act of 1934, TRPA may be deemed to be the beneficial owner of all of the shares owned by each shareholder to which this footnote applies; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.
(6)	Wellington Trust Company, LLP (“Wellington”) is an investment advisor registered under the Investment Advisors Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

		Maximum Number of Shares of Common Stock which may be Resold Hereby(1)		Shares of Series S Preferred Stock Beneficially Owned and which may be Resold Hereby
	Number of Shares of		% (After		% (After
	Common Stock		Completion of the		Completion of the
Name of Beneficial Owner Selling Shareholders	Beneficially Owned(2)	Number	Offering)(3)	Number	Offering)(4)

BECHTEL BETTIS, INC. PENSION PLAN/BECHTEL PLANT MACHINERY, INC.	146,000	66,600	*	0	*
BECHTEL TRUST AND THRIFT	212,000	150,900	*	0	*
BOARD OF PENSIONS EVANGELICAL LUTHERAN CHURCH IN AMERICA FINANCE & INVESTMENTS	194,200	139,900	*	0	*
BOARD OF PENSIONS EVANGELICAL LUTHERAN CHURCH IN AMERICA SP FINANCE & INVESTMENTS	61,400	49,300	*	0	*
BRADFORD HOSPITAL RETIREMENT PLAN	3,450	2,500	*	0	*
BRANDES CANADA GLOBAL EQUITY UNIT TRUST	1,530,349	874,249	*	0	*
BRANDES GLOBAL BALANCED EQUITY FUND	194,408	99,908	*	0	*
BRANDES GLOBAL EQUITY FUND	3,915,600	4,720,000	*	413	*
BRANDES GLOBAL EQUITY PORTFOLIO	1,061,372	478,572	*	0	*
BRANDES INVESTMENT FUNDS PLC BRANDES GLOBAL EQUITIES FUND	1,573,947	654,747	*	0	*
BRANDES INVESTMENT PARTNERS LP 401K US VALUE	11,513	5,243	*	0	*
BRANDES LARGE CAP DOMESTIC VALUE PORTFOLIO	4,370	890	*	0	*
BRANDES U.S. EQUITY FUND	210,648	105,448	*	0	*
BRANDES U.S. EQUITY PORTFOLIO	44,411	21,001	*	0	*
BRISBANE CITY COUNCIL SUPERANNUATION PLAN	96,386	28,786	*	0	*
BROADSWORD LIMITED(6)	5,800	25,714	*	2	*
BUILDING TRADES UNITED PENSION TRUST FUND	62,500	42,300	*	0	*
BURLINGTON RESOURCES MASTER RETIREMENT TRUST	132,500	60,500	*	0	*
CALIFORNIA PACIFIC MEDICAL CENTER(6)	14,603	26,031	*	1	*
CALIFORNIA STATE AUTOMOBILE ASSOCIATION(5)	8,200	8,200	*	0	*
CANADIAN MEDICAL ASSOCIATION PENSION PLAN	45,403	18,003	*	0	*

*	Less than 1%

(1)	The “Maximum Number of Shares of Common Stock which may be Resold Hereby” column includes all common stock issuable upon conversion of such selling shareholder’s Series S Preferred Stock and the exercise of all the warrants issued to such selling shareholder, if any, in the capital investment transaction.

(2)	The “Number of Shares of Common Stock Beneficially Owned” column does not include any common stock issuable upon exercise of the warrants such selling shareholder received, if any, in the capital investment transaction, nor does it include common stock issuable upon conversion of Series S Preferred Stock; thus this amount may be less than the amount reflected for such selling shareholder in the “Maximum Number of Shares of Common Stock which may be Resold Hereby” column.

(3)	The percentage ownership of shares of common stock in the “% (after completion of the offering)” column is calculated based on a share count which includes, in addition to outstanding shares, as of May 1, 2008 all shares of common stock issuable upon the conversion of the Series S Preferred Stock and the Series T Preferred Stock and the exercise of all of the warrants issued in the capital investment transaction.

(4)	The percentage ownership of Series S Preferred Stock in the “% (after completion of the offering)” column is calculated based on 36,642 shares of our Series S Preferred Stock outstanding.

(5)	T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by the shareholder named in the table, as well as securities owned by certain other individual and institutional investors. For purposes of reporting requirements of the Securities Exchange Act of 1934, TRPA may be deemed to be the beneficial owner of all of the shares owned by each shareholder to which this footnote applies; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.

(6)	Wellington Trust Company, LLP (“Wellington”) is an investment advisor registered under the Investment Advisors Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

			Maximum Number of Shares of Common Stock which may be Resold Hereby(1)		Shares of Series S Preferred Stock Beneficially Owned and which may be Resold Hereby
	Number of Shares of			% (After		% (After
	Common Stock			Completion of the		Completion of the
Name of Beneficial Owner Selling Shareholders	Beneficially Owned(2)		Number	Offering)(3)	Number	Offering)(4)

CANADIAN MEDICAL ASSOCIATION PENSION PLAN	1,983,004		850,904	*	0	*
CASAM HIGHBRIDGE LONG/SHORT FUND LIMITED(7)	0		45,714	*	4	*
CIF ALL CAP EQUITY FUND(6)	87,619		156,190	*	6	*
CITY OF OMAHA CIVILIAN EMPLOYEES RETIREMENT SYSTEM	139,600		63,400	*	0	*
CITY OF OMAHA POLICE AND FIRE RETIREMENT SYSTEM	130,200		59,300	*	0	*
CITY OF WINSTON-SALEM	80,400		36,600	*	0	*
CN CANADIAN MASTER TRUST FUND(6)	18,200		64,285	*	5	*
COLUMBIA GLOBAL VALUE FUND	645,544		270,544	*	0	*
COMMUNITIES FOUNDATION OF TEXAS	91,300		41,700	*	0	*
CONOCOPHILLIPS REITIREMENT PLAN(6)	87,619		156,190	*	6	*
CONSOLIDATED RAIL CORPORATION	235,900		107,600	*	0	*
CONSOLIDATED/IHB EMPLOYEES’ PENSION TRUST	37,900		17,300	*	0	*
CO-OPERATIVE SUPERANNUATION SOCIETY PENSION PLAN	487,147		224,547	*	0	*
CORE ALLOCATION PLUS TRUST(6)	0		12,857	*	1	*
COUNSEL SELECT AMERICA	410,162		295,383	*	20	*
COUNSEL WORLD MANAGED PORTFOLIO	20,040		9,460	*	0	*
D. E. SHAW OCULUS PORTFOLIOS	0		1,714,285	*	150	*
D. E. SHAW VALENCE PORTFOLIOS, L.L.C.	2,231,311	(8)	1,142,857	*	100	*
DAUGHTERS OF CHARITY	76,500		53,300	*	0	*
DAVID N. DREMAN	608,414		219,593	*	15	*
DAVID X. MARKS FOUNDATION	79,200		36,100	*	0	*
DERBYSHIRE COUNTY COUNCIL(6)	69,500		167,142	*	13	*
DESJARDINS GLOBAL ASSET MANAGEMENT	120,100		58,700	*	0	*
DGAM U.S. EQUITY FUND L.P.(6)	14,603		26,031	*	1	*

*	Less than 1%
(1)	The “Maximum Number of Shares of Common Stock which may be Resold Hereby” column includes all common stock issuable upon conversion of such selling shareholder’s Series S Preferred Stock and the exercise of all the warrants issued to such selling shareholder, if any, in the capital investment transaction.
(2)	The “Number of Shares of Common Stock Beneficially Owned” column does not include any common stock issuable upon exercise of the warrants such selling shareholder received, if any, in the capital investment transaction, nor does it include common stock issuable upon conversion of Series S Preferred Stock; thus this amount may be less than the amount reflected for such selling shareholder in the “Maximum Number of Shares of Common Stock which may be Resold Hereby” column.
(3)	The percentage ownership of shares of common stock in the “% (after completion of the offering)” column is calculated based on a share count which includes, in addition to outstanding shares, as of May 1, 2008 all shares of common stock issuable upon the conversion of the Series S Preferred Stock and the Series T Preferred Stock and the exercise of all of the warrants issued in the capital investment transaction.
(4)	The percentage ownership of Series S Preferred Stock in the “% (after completion of the offering)” column is calculated based on 36,642 shares of our Series S Preferred Stock outstanding.
(6)	Wellington Trust Company, LLP (“Wellington”) is an investment advisor registered under the Investment Advisors Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.
(7)	Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC, Highbridge Long/Short Equity Fund, Ltd., Highbridge Long/Short Equity Fund, LP and CASAM Highbridge Long/Short Fund Limited (the “Funds”) and has voting control and investment discretion over the securities held by the Funds. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by the Funds. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by the Funds.
(8)	Shares of long common stock (excluding common shares which the beneficial owner has the right to acquire through the exercise of listed call options).

				Shares of Series S
		Maximum Number of Shares		Preferred Stock Beneficially
		of Common Stock which may		Owned and which may be
		be Resold Hereby(1)		Resold Hereby
	Number of Shares of		% (After		% (After
	Common Stock		Completion of the		Completion of the
Name of Beneficial Owner Selling Shareholders	Beneficially Owned(2)	Number	Offering)(3)	Number	Offering)(4)

DIVERSIFIED INVESTMENT ADVISORS VALUE FUND	734,200	369,700	*	0	*
DMC (DR) LIMITED	45,100	20,500	*	0	*
DORIS DUKE CHARITABLE FOUNDATION	168,162	58,362	*	0	*
DOW EMPLOYEES’ PENSION PLAN(6)	73,016	130,158	*	5	*
DREMAN CLAYMORE DIVIDEND & INCOME FUND	3,356,458	2,090,015	*	142	*
DREMAN CONTRARIAN HEDGE FUND LP	437,935	1,957,935	*	133	*
DREMAN CONTRARIAN LARGE CAP VALUE FUND	32,600	14,600	*	0	*
DREMAN FAMILY 1988 TRUST	605,567	235,799	*	16	*
DREMAN FAMILY SKIPPED GENERATION TRUST	29,598	7,298	*	0	*
DREMAN HIGH OPPORTUNITY HEDGE FUND, LP	150,060	148,600	*	0	*
DREMAN NEW WAVE CONTRARIAN HEDGE FUND, LP	208,200	187,700	*	0	*
DREMAN PURE CONTRARIAN HEDGE FUND, LP	122,763	529,591	*	36	*
DREMAN QUANTITATIVE LARGE CAP FUND	2,940	1,860	*	0	*
DWS DREMAN CONCENTRATED VALUE FUND	235,500	111,000	*	0	*
DWS DREMAN HIGH RETURN EQUITY FUND	19,379,994	12,654,430	*	860	*
DWS DREMAN HIGH RETURN EQUITY VIP	1,965,683	1,322,879	*	90	*
DWS DREMAN VALUE INCOME EDGE FUND, INC.	197,000	47,000	*	0	*
E.ON ENERGIE EBWFONDS	98,300	69,500	*	0	*
EFH RETIREMENT PLAN	884,818	425,800	*	0	*
EIRCOM PLC SUPERANNUATION FUND(6)	62,700	231,428	*	18	*
ELECTRONIC DATA SYSTEMS	1,394,300	636,700	*	0	*
EMERSON ELECTRIC CO. RETIREMENT MASTER TRUST(6)	58,413	104,127	*	4	*
EMPLOYEE’S PENSION FUND OF TOKYO PHARMACEUTICAL INDUSTRY	346,119	346,119	*	0	*

*	Less than 1%

(1)	The “Maximum Number of Shares of Common Stock which may be Resold Hereby” column includes all common stock issuable upon conversion of such selling shareholder’s Series S Preferred Stock and the exercise of all the warrants issued to such selling shareholder, if any, in the capital investment transaction.
(2)	The “Number of Shares of Common Stock Beneficially Owned” column does not include any common stock issuable upon exercise of the warrants such selling shareholder received, if any, in the capital investment transaction, nor does it include common stock issuable upon conversion of Series S Preferred Stock; thus this amount may be less than the amount reflected for such selling shareholder in the “Maximum Number of Shares of Common Stock which may be Resold Hereby” column.
(3)	The percentage ownership of shares of common stock in the “% (after completion of the offering)” column is calculated based on a share count which includes, in addition to outstanding shares, as of May 1, 2008 all shares of common stock issuable upon the conversion of the Series S Preferred Stock and the Series T Preferred Stock and the exercise of all of the warrants issued in the capital investment transaction.
(4)	The percentage ownership of Series S Preferred Stock in the “% (after completion of the offering)” column is calculated based on 36,642 shares of our Series S Preferred Stock outstanding.
(6)	Wellington Trust Company, LLP (“Wellington”) is an investment advisor registered under the Investment Advisors Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

				Shares of Series S
		Maximum Number of Shares		Preferred Stock Beneficially
		of Common Stock which may		Owned and which may be
		be Resold Hereby(1)		Resold Hereby
	Number of Shares of		% (After		% (After
	Common Stock		Completion of the		Completion of the
Name of Beneficial Owner Selling Shareholders	Beneficially Owned(2)	Number	Offering)(3)	Number	Offering)(4)

EMPLOYEES PENSION PLAN OF SHEARMAN & STERLING	9,985	4,500	*	0	*
EMPLOYEES’ RETIREMENT SYSTEM OF GEORGIA	2,606,328	1,117,328	*	0	*
ENGINEERING INDUSTRIES PENSION FUND	594,798	293,098	*	0	*
EQ/MUTUAL SHARES PORTFOLIO	235,672	45,714	*	4	*
EQUIPSUPER SUPERANNUATION FUND	172,034	70,134	*	0	*
EQUITABLE ADVISORS TRUST	4,309,800	2,962,500	*	0	*
ERIE INDEMNITY COMPANY(6)	14,603	26,031	*	1	*
ERIE INSURANCE EXCHANGE(6)	131,429	234,286	*	9	*
EXEL PLC PENSION	540,886	239,286	*	0	*
FARALLON CAPITAL INSTITUTIONAL PARTNERS II, LP(9)	0	34,285	*	3	*
FARALLON CAPITAL INSTITUTIONAL PARTNERS III(9)	0	34,285	*	3	*
FARALLON CAPITAL INSTITUTIONAL PARTNERS, LP(9)	0	765,714	*	67	*
FARALLON CAPITAL OFFSHORE INVESTORS II, LP(9)	0	628,571	*	55	*
FARALLON CAPITAL OFFSHORE INVESTORS, INC(9)	0	754,285	*	66	*
FARALLON CAPITAL PARTNERS, LP(9)	0	640,000	*	56	*
FIDELITY ADVISOR SERIES I FIDELITY ADVISOR HIGH INCOME ADVANTAGE FUND	505,500	2,619,785	*	185	*
FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR BALANCED FUND	130,000	621,428	*	43	*
FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR DIVIDEND GROWTH FUND	137,100	685,671	*	48	*
FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR LARGE CAP FUND	144,100	715,528	*	50	*
FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR LEVERAGED COMPANY STOCK FUND	678,600	3,524,314	*	249	*

*	Less than 1%

(1)	The “Maximum Number of Shares of Common Stock which may be Resold Hereby” column includes all common stock issuable upon conversion of such selling shareholder’s Series S Preferred Stock and the exercise of all the warrants issued to such selling shareholder, if any, in the capital investment transaction.
(2)	The “Number of Shares of Common Stock Beneficially Owned” column does not include any common stock issuable upon exercise of the warrants such selling shareholder received, if any, in the capital investment transaction, nor does it include common stock issuable upon conversion of Series S Preferred Stock; thus this amount may be less than the amount reflected for such selling shareholder in the “Maximum Number of Shares of Common Stock which may be Resold Hereby” column.
(3)	The percentage ownership of shares of common stock in the “% (after completion of the offering)” column is calculated based on a share count which includes, in addition to outstanding shares, as of May 1, 2008 all shares of common stock issuable upon the conversion of the Series S Preferred Stock and the Series T Preferred Stock and the exercise of all of the warrants issued in the capital investment transaction.
(4)	The percentage ownership of Series S Preferred Stock in the “% (after completion of the offering)” column is calculated based on 36,642 shares of our Series S Preferred Stock outstanding.
(6)	Wellington Trust Company, LLP (“Wellington”) is an investment advisor registered under the Investment Advisors Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.
(9)	Farallon Partners, L.L.C., as the general partner of shareholder named in the table, and the managing members with the power to exercise investment discretion of Farallon Partners, L.L.C., may be deemed to be beneficial owners of the Series S preferred stock held by such shareholder. Each of Farallon Partners, L.L.C. and such managing members hereby disclaims any beneficial ownership of such Series S preferred stock and any group attribution.

				Shares of Series S Preferred
		Maximum Number of Shares		Stock Beneficially Owned
		of Common Stock which may		and which may
		be Resold Hereby(1)		be Resold Hereby
	Number of Shares of		% (After		% (After
	Common Stock		Completion of the		Completion of the
Name of Beneficial Owner Selling Shareholders	Beneficially Owned(2)	Number	Offering)(3)	Number	Offering)(4)

FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR VALUE STRATEGIES FUND	171,400	857,114	*	60	*
FIDELITY ADVISOR SERIES VII: FIDELITY ADVISOR FINANCIAL SERVICES FUND	116,600	184,871	*	13	*
FIDELITY ADVISOR SERIES VIII FIDELITY ADVISOR VALUE LEADERS FUND	17,400	97,400	*	7	*
FIDELITY ADVISOR SERIES VIII: FIDELITY ADVISOR GLOBAL CAPITAL APPRECIATION FUND	5,500	16,928	*	1	*
FIDELITY CENTRAL INVESTMENT PORTFOLIOS LLC FIDELITY FINANCIALS CENTRAL FUND	484,600	806,628	*	57	*
FIDELITY COMMONWEALTH TRUST: FIDELITY LARGE CAP STOCK FUND	127,800	619,228	*	43	*
FIDELITY DESTINY PORTFOLIOS: FIDELITY ADVISOR CAPITAL DEVELOPMENT FUND	753,900	3,896,757	*	275	*
FIDELITY DESTINY PORTFOLIOS: FIDELITY ADVISOR DIVERSIFIED STOCK FUND	550,000	1,000,000	*	70	*
FIDELITY DEVONSHIRE TRUST: FIDELITY EQUITY-INCOME FUND	1,631,300	8,477,014	*	599	*
FIDELITY FINANCIAL TRUST: FIDELITY CONVERTIBLE SECURITIES FUND	421,900	2,959,042	*	222	*
FIDELITY HASTINGS STREET TRUST:
FIDELITY FUND	662,800	3,428,514	*	242	*
FIDELITY MAGELLAN FUND: FIDELITY MAGELLAN FUND	5,855,728	30,370,013	*	2,145	*
FIDELITY MT. VERNON STREET TRUST:
FIDELITY NEW MILLENNIUM FUND	188,800	931,657	*	65	*
FIDELITY NORTHSTAR FUND	554,500	2,874,500	*	203	*
FIDELITY PURITAN TRUST: FIDELITY BALANCED FUND	2,431,100	12,591,100	*	889	*

*	Less than 1%

(1)	The “Maximum Number of Shares of Common Stock which may be Resold Hereby” column includes all common stock issuable upon conversion of such selling shareholder’s Series S Preferred Stock and the exercise of all the warrants issued to such selling shareholder, if any, in the capital investment transaction.
(2)	The “Number of Shares of Common Stock Beneficially Owned” column does not include any common stock issuable upon exercise of the warrants such selling shareholder received, if any, in the capital investment transaction, nor does it include common stock issuable upon conversion of Series S Preferred Stock; thus this amount may be less than the amount reflected for such selling shareholder in the “Maximum Number of Shares of Common Stock which may be Resold Hereby” column.
(3)	The percentage ownership of shares of common stock in the “% (after completion of the offering)” column is calculated based on a share count which includes, in addition to outstanding shares, as of May 1, 2008 all shares of common stock issuable upon the conversion of the Series S Preferred Stock and the Series T Preferred Stock and the exercise of all of the warrants issued in the capital investment transaction.
(4)	The percentage ownership of Series S Preferred Stock in the “% (after completion of the offering)” column is calculated based on 36,642 shares of our Series S Preferred Stock outstanding.

				Shares of Series S Preferred
		Maximum Number of Shares		Stock Beneficially Owned
		of Common Stock which may		and which may
		be Resold Hereby(1)		be Resold Hereby
	Number of Shares of		% (After		% (After
	Common Stock		Completion of the		Completion of the
Name of Beneficial Owner Selling Shareholders	Beneficially Owned(2)	Number	Offering)(3)	Number	Offering)(4)

FIDELITY PURITAN TRUST: FIDELITY LOW-PRICED STOCK FUND	4,560,200	23,657,342	*	1,671	*
FIDELITY PURITAN TRUST: FIDELITY PURITAN FUND	1,325,700	6,857,128	*	484	*
FIDELITY SECURITIES FUND: FIDELITY BLUE CHIP VALUE FUND	89,900	467,042	*	33	*
FIDELITY SECURITIES FUND: FIDELITY DIVIDEND GROWTH FUND	662,800	3,428,514	*	242	*
FIDELITY SECURITIES FUND: FIDELITY GROWTH & INCOME PORTFOLIO	1,657,100	8,571,385	*	605	*
FIDELITY SECURITIES FUND: FIDELITY LEVERAGED COMPANY STOCK FUND	1,032,200	5,352,200	*	378	*
FIDELITY SECURITIES FUND: FIDELITY SMALL CAP OPPORTUNITIES FUND	190,800	990,800	*	70	*
FIDELITY SELECT PORTFOLIOS: FINANCIAL SERVICES PORTFOLIO	184,400	310,528	*	22	*
FIDELITY SELECT PORTFOLIOS: HOME FINANCE PORTFOLIO	351,900	114,128	*	8	*
FIP USA LARGE CAP	43,745	14,145	*	0	*
FIRE AND POLICE EMPLOYEES’ RETIREMENT SYSTEM OF THE CITY OF BALTIMORE	442,500	410,700	*	0	*
FIRST FINANCIAL FUND, INC.(6)	188,500	1,632,857	*	127	*
FOOTE HOSPITAL DEPRECIATION	181,700	84,000	*	0	*
FOOTE HOSPITAL RETIREMENT	106,658	49,300	*	0	*
FORD MOTOR COMPANY U.S. DEFINED BENEFIT MASTER TRUST	2,612,604	1,749,432	*	57	*
FPL GROUP EMPLOYEE PENSION PLAN	77,500	56,700	*	0	*
FRANCES S. MIDDLETON 6/5/98 REVOCABLE TRUST	30,400	13,900	*	0	*
FRANCES S., JOHN S. AND ANNA MIDDLETON TRUSTEE U/A	14,200	6,500	*	0	*
FRANCES S., JOHN S. AND ANNA MIDDLETON TRUSTEES	9,700	4,400	*	0	*
FRANKLIN MUTUAL BEACON FUND	0	308,571	*	27	*

*	Less than 1%

(1)	The “Maximum Number of Shares of Common Stock which may be Resold Hereby” column includes all common stock issuable upon conversion of such selling shareholder’s Series S Preferred Stock and the exercise of all the warrants issued to such selling shareholder, if any, in the capital investment transaction.
(2)	The “Number of Shares of Common Stock Beneficially Owned” column does not include any common stock issuable upon exercise of the warrants such selling shareholder received, if any, in the capital investment transaction, nor does it include common stock issuable upon conversion of Series S Preferred Stock; thus this amount may be less than the amount reflected for such selling shareholder in the “Maximum Number of Shares of Common Stock which may be Resold Hereby” column.
(3)	The percentage ownership of shares of common stock in the “% (after completion of the offering)” column is calculated based on a share count which includes, in addition to outstanding shares, as of May 1, 2008 all shares of common stock issuable upon the conversion of the Series S Preferred Stock and the Series T Preferred Stock and the exercise of all of the warrants issued in the capital investment transaction.
(4)	The percentage ownership of Series S Preferred Stock in the “% (after completion of the offering)” column is calculated based on 36,642 shares of our Series S Preferred Stock outstanding.
(6)	Wellington Trust Company, LLP (“Wellington”) is an investment advisor registered under the Investment Advisors Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

				Shares of Series S Preferred
		Maximum Number of Shares		Stock Beneficially Owned
		of Common Stock which may		and which may
		be Resold Hereby(1)		be Resold Hereby
	Number of Shares of		% (After		% (After
	Common Stock		Completion of the		Completion of the
Name of Beneficial Owner Selling Shareholders	Beneficially Owned(2)	Number	Offering)(3)	Number	Offering)(4)

FRANKLIN MUTUAL GLOBAL DISCOVERY FUND	72,200	45,714	*	4	*
FRANKLIN MUTUAL RECOVERY FUND	0	80,000	*	7	*
FRANKLIN MUTUAL SHARES FUND	27,007	11,428	*	1	*
FRANKLIN TEMPLETON GLOBAL FUNDAMENTAL STRATEGIES FUND	3,600	11,428	*	1	*
FUTURE DIRECTIONS CORE INTERNATIONAL SHARE FUND 5(6)	44,503	26,031	*	1	*
GBOPHB OF THE UNITED METHODIST CHURCH	2,237,706	980,700	*	0	*
GENERAL MOTORS EMPLOYEES DOMESTIC GROUP PENSION TRUST	262,800	178,000	*	0	*
GENERAL MOTORS WELFARE BENEFIT TRUST (VEBA)	120,500	72,300	*	0	*
GIRL SCOUTS OF THE USA	45,100	20,200	*	0	*
GIRL SCOUTS OF THE USA RETIREMENT PLAN	32,200	14,400	*	0	*
GORDEL HOLDINGS LIMITED C/O OZ MANAGEMENT	0	182,857	*	16	*
GOTHAER ALLGEMEINE VERSICHERUNG AG	347,900	158,800	*	0	*
GOVERNMENT INSTITUTIONS PENSION FUND(6)	0	231,428	*	18	*
GOVERNMENT OF SINGAPORE INVESTMENT CORP	101,900	66,800	*	0	*
GPC LV II, LLC C/O OZ MANAGEMENT	0	308,571	*	27	*
HARRIS ASSOCIATES L.P.(10)	31,159,794	22,857,142	1.76%	2,000	*
HARTFORD ADVISERS FUND(6)	2,998,600	925,714	*	72	*
HARTFORD ADVISERS HLS FUND(6)	0	4,718,571	*	367	*
HARTFORD CAPITAL APPRECIATION FUND(6)	107,103	26,031	*	1	*
HARTFORD CAPITAL APPRECIATION FUND(6)	6,761,270	12,052,698	*	463	*
HARTFORD CAPITAL APPRECIATION HLS FUND(6)	39,927,951	7,425,554	2.03%	306	*

*	Less than 1%

(1)	The “Maximum Number of Shares of Common Stock which may be Resold Hereby” column includes all common stock issuable upon conversion of such selling shareholder’s Series S Preferred Stock and the exercise of all the warrants issued to such selling shareholder, if any, in the capital investment transaction.
(2)	The “Number of Shares of Common Stock Beneficially Owned” column does not include any common stock issuable upon exercise of the warrants such selling shareholder received, if any, in the capital investment transaction, nor does it include common stock issuable upon conversion of Series S Preferred Stock; thus this amount may be less than the amount reflected for such selling shareholder in the “Maximum Number of Shares of Common Stock which may be Resold Hereby” column.

(3)	The percentage ownership of shares of common stock in the “% (after completion of the offering)” column is calculated based on a share count which includes, in addition to outstanding shares, as of May 1, 2008 all shares of common stock issuable upon the conversion of the Series S Preferred Stock and the Series T Preferred Stock and the exercise of all of the warrants issued in the capital investment transaction.
(4)	The percentage ownership of Series S Preferred Stock in the “% (after completion of the offering)” column is calculated based on 36,642 shares of our Series S Preferred Stock outstanding.
(6)	Wellington Trust Company, LLP (“Wellington”) is an investment advisor registered under the Investment Advisors Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.
(10)	The share totals in this row include 11,200 shares of common stock and 2 shares of Series S Preferred Stock owned by the Society of the Divine Word for which Harris Associates L.P. has investment power but does not have voting power.

				Shares of Series S Preferred
		Maximum Number of Shares		Stock Beneficially Owned
		of Common Stock which may		and which may
		be Resold Hereby(1)		be Resold Hereby
	Number of Shares of		% (After		% (After
	Common Stock		Completion of the		Completion of the
Name of Beneficial Owner Selling Shareholders	Beneficially Owned(2)	Number	Offering)(3)	Number	Offering)(4)

HARTFORD CAPITAL APPRECIATION II FUND(6)	292,063	520,634	*	20	*
HARTFORD DISCIPLINED EQUITY FUND(6)	58,413	104,127	*	4	*
HARTFORD DISCIPLINED EQUITY HLS FUND(6)	321,270	572,698	*	22	*
HARTFORD DIVIDEND AND GROWTH FUND(6)	0	1,067,143	*	83	*
HARTFORD DIVIDEND AND GROWTH HLS FUND(6)	0	1,748,571	*	136	*
HARTFORD GLOBAL ADVISERS HLS FUND(6)	87,619	156,190	*	6	*
HARTFORD GLOBAL FINANCIAL SERVICES FUND(6)	29,500	64,285	*	5	*
HARTFORD GLOBAL FINANCIAL SERVICES HLS FUND(6)	86,500	51,428	*	4	*
HARTFORD GLOBAL GROWTH FUND(6)	292,063	520,634	*	20	*
HARTFORD GLOBAL GROWTH HLS FUND(6)	467,301	833,015	*	32	*
HARTFORD GROWTH FUND(6)	467,301	833,015	*	32	*
HARTFORD GROWTH HLS FUND(6)	219,048	390,476	*	15	*
HARTFORD MIDCAP FUND(6)	292,063	520,634	*	20	*
HARTFORD MIDCAP HLS FUND(6)	277,460	494,602	*	19	*
HARTFORD STOCK FUND(6)	3,023,500	861,428	*	67	*
HARTFORD STOCK HLS FUND(6)	0	4,127,143	*	321	*
HARTFORD VALUE OPPORTUNITIES FUND(6)	123,522	182,222	*	7	*
HARTFORD VALUE OPPORTUNITIES HLS FUND(6)	304,151	416,508	*	16	*
HECLA MINING COMPANY	4,500	3,200	*	0	*
HIGHBRIDGE INTERNATIONAL LLC(7)	0	2,571,428	*	225	*
HIGHBRIDGE LONG/SHORT EQUITY FUND, LP(7)	0	57,142	*	5	*
HIGHBRIDGE LONG/SHORT EQUITY FUND, LTD.(7)	0	182,857	*	16	*
HOTCHKIS & WILEY UNIVERSAL US-VALUE-FUND	842,500	372,400	*	0	*
HOTCHKIS AND WILEY ALL CAP VALUE FUND	118,300	1,091,714	*	88	*

*	Less than 1%

(1)	The “Maximum Number of Shares of Common Stock which may be Resold Hereby” column includes all common stock issuable upon conversion of such selling shareholder’s Series S Preferred Stock and the exercise of all the warrants issued to such selling shareholder, if any, in the capital investment transaction.
(2)	The “Number of Shares of Common Stock Beneficially Owned” column does not include any common stock issuable upon exercise of the warrants such selling shareholder received, if any, in the capital investment transaction, nor does it include common stock issuable upon conversion of Series S Preferred Stock; thus this amount may be less than the amount reflected for such selling shareholder in the “Maximum Number of Shares of Common Stock which may be Resold Hereby” column.
(3)	The percentage ownership of shares of common stock in the “% (after completion of the offering)” column is calculated based on a share count which includes, in addition to outstanding shares, as of May 1, 2008 all shares of common stock issuable upon the conversion of the Series S Preferred Stock and the Series T Preferred Stock and the exercise of all of the warrants issued in the capital investment transaction.
(4)	The percentage ownership of Series S Preferred Stock in the “% (after completion of the offering)” column is calculated based on 36,642 shares of our Series S Preferred Stock outstanding.
(6)	Wellington Trust Company, LLP (“Wellington”) is an investment advisor registered under the Investment Advisors Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.
(7)	Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC, Highbridge Long/Short Equity Fund, Ltd., Highbridge Long/Short Equity Fund, LP and CASAM Highbridge Long/Short Fund Limited (the “Funds”) and has voting control and investment discretion over the securities held by the Funds. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by the Funds. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by the Funds.

		Maximum Number of Shares of Common Stock which may be Resold Hereby(1)		Shares of Series S Preferred Stock Beneficially Owned and which may be Resold Hereby
	Number of Shares of		% (After		% (After
	Common Stock		Completion of the		Completion of the
Name of Beneficial Owner Selling Shareholders	Beneficially Owned(2)	Number	Offering)(3)	Number	Offering)(4)

HOTCHKIS AND WILEY CORE VALUE FUND	5,647,700	4,875,714	*	375	*
HOTCHKIS AND WILEY LARGE CAP VALUE FUND	11,218,000	9,087,842	*	698	*
HOTCHKIS AND WILEY MID-CAP VALUE FUND	2,461,000	12,951,442	*	1,006	*
HOTEL EMPLOYEES RESTAURANT EMPLOYEES PENSION TRUST	6,475	4,700	*	0	*
HYPERION (EQ) LIMITED	66,800	30,400	*	0	*
IKANO INTERNATIONAL FUNDS—VALUE PORTFOLIO	455,554	187,254	*	0	*
INDIANA PUBLIC EMPLOYEES’ RETIREMENT FUND	1,291,108	694,908	*	0	*
ING FRANKLIN MUTUAL SHARES PORTFOLIO	155,593	34,285	*	3	*
ING LARGECAP GROWTH FUND(6)	73,016	130,158	*	5	*
ING LARGECAP VALUE FUND	191,389	139,179	*	0	*
INNOVEST—SIEMENS EQUITY NA	126,200	90,700	*	0	*
INTER AMERICAN UNIVERSITY OF PUERTO RICO- CORPUS ENDOWMENT	5,450	3,900	*	0	*
INTER AMERICAN UNIVERSITY OF PUERTO RICO- QUASI ENDOWMENT L	11,600	8,500	*	0	*
INVESTERINGSFORENINGEN NYKREDIT INVEST ENGROS(6)	21,103	26,031	*	1	*
ITT INDUSTRIES INC-SRS(5)	12,500	12,500	*	0	*
J. CAIRD INVESTORS (BERMUDA) L.P.(6)	422,200	1,465,714	*	114	*
J. CAIRD PARTNERS, L.P.(6)	496,700	1,427,143	*	111	*
JACKSON COUNTY, MISSOURI REVISED PENSION PLAN	144,900	66,200	*	0	*
JAMES LORING JOHNSON 1944 TRUST	68,100	30,700	*	0	*
JEFFERSON PILOT VARIABLE FUND, INC.(6)	102,222	182,222	*	7	*
JNL SERIES TRUST—JNL/ T. ROWE PRICE VALUE FUND(5)	127,661	127,661	*	0	*
JNL/FRANKLIN TEMPLETON MUTUAL SHARES FUND	111,724	22,857	*	2	*
JOHN HANCOCK TRUST—MID VALUE TRUST(5)	64,100	64,100	*	0	*

*	Less than 1%

(1)	The “Maximum Number of Shares of Common Stock which may be Resold Hereby” column includes all common stock issuable upon conversion of such selling shareholder’s Series S Preferred Stock and the exercise of all the warrants issued to such selling shareholder, if any, in the capital investment transaction.
(2)	The “Number of Shares of Common Stock Beneficially Owned” column does not include any common stock issuable upon exercise of the warrants such selling shareholder received, if any, in the capital investment transaction, nor does it include common stock issuable upon conversion of Series S Preferred Stock; thus this amount may be less than the amount reflected for such selling shareholder in the “Maximum Number of Shares of Common Stock which may be Resold Hereby” column.
(3)	The percentage ownership of shares of common stock in the “% (after completion of the offering)” column is calculated based on a share count which includes, in addition to outstanding shares, as of May 1, 2008 all shares of common stock issuable upon the conversion of the Series S Preferred Stock and the Series T Preferred Stock and the exercise of all of the warrants issued in the capital investment transaction.
(4)	The percentage ownership of Series S Preferred Stock in the “% (after completion of the offering)” column is calculated based on 36,642 shares of our Series S Preferred Stock outstanding.
(5)	T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by the shareholder named in the table, as well as securities owned by certain other individual and institutional investors. For purposes of reporting requirements of the Securities Exchange Act of 1934, TRPA may be deemed to be the beneficial owner of all of the shares owned by each shareholder to which this footnote applies; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.
(6)	Wellington Trust Company, LLP (“Wellington”) is an investment advisor registered under the Investment Advisors Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

		Maximum Number of Shares of Common Stock which may be Resold Hereby(1)		Shares of Series S Preferred Stock Beneficially Owned and which may be Resold Hereby
	Number of Shares of		% (After		% (After
	Common Stock		Completion of the		Completion of the
Name of Beneficial Owner Selling Shareholders	Beneficially Owned(2)	Number	Offering)(3)	Number	Offering)(4)

JOHN HANCOCK TRUST—MUTUAL SHARES TRUST	155,519	22,857	*	2	*
JOHN S. MIDDLETON TRUSTEE U/A	15,700	9,100	*	0	*
KAISER FOUNDATION	417,800	295,200	*	0	*
KAISER FOUNDATION HOSPITALS	192,200	133,200	*	0	*
KDDI CPF	200,365	103,865	*	0	*
KERR-MCGEE CORPORATION RETIREMENT PLAN	134,200	63,000	*	0	*
KIRYKOS MASTER INVESTORS (CAYMAN) LP(6)	14,603	26,031	*	1	*
KUWAIT FUND FOR ARAB ECONOMIC DEVELOPMENT	468,288	220,788	*	0	*
KUWAIT INVESTMENT AUTHORITY	2,140,200	978,000	*	0	*
LAKE AVENUE INVESTMENTS L.L.C.	25,781	9,031	*	0	*
LIBERTY ERMITAGE NORTH AMERICAN EQUITY FUND(6)	0	25,714	*	2	*
LICR FUND INC	282,292	147,192	*	0	*
LLOYD’S REGISTER SUPERANNUATION FUND ASSOCIATION	927,830	464,030	*	0	*
LLOYD’S REGISTER(6)	0	102,857	*	8	*
LOCAL GOVERNMENT SUPERANNUATION SCHEME - LOCAL INVESTMENT FUND(6)	30,600	128,571	*	10	*
LOCAL UNION #124 IBEW PENSION TRUST	10,400	7,600	*	0	*
LONDON BOROUGH OF LEWISHAM	180,100	126,000	*	0	*
LOTHIAN PENSION FUND(6)	146,032	260,317	*	10	*
LOYOLA UNIVERSITY OF CHICAGO4	14,603	26,031	*	1	*
LUCKY FRIDAY PENSION PLAN	1,150	800	*	0	*
LUMBER INDUSTRY PENSION FUND	115,400	52,400	*	0	*
M. J. MURDOCK CHARITABLE TRUST	63,163	12,563	*	0	*
MAJOR LEAGUE BASEBALL GROUP PENSION TRUST	150,700	68,700	*	0	*
MEDSTAR HEALTH, INC.	192,300	87,800	*	0	*

*	Less than 1%

(1)	The “Maximum Number of Shares of Common Stock which may be Resold Hereby” column includes all common stock issuable upon conversion of such selling shareholder’s Series S Preferred Stock and the exercise of all the warrants issued to such selling shareholder, if any, in the capital investment transaction.
(2)	The “Number of Shares of Common Stock Beneficially Owned” column does not include any common stock issuable upon exercise of the warrants such selling shareholder received, if any, in the capital investment transaction, nor does it include common stock issuable upon conversion of Series S Preferred Stock; thus this amount may be less than the amount reflected for such selling shareholder in the “Maximum Number of Shares of Common Stock which may be Resold Hereby” column.
(3)	The percentage ownership of shares of common stock in the “% (after completion of the offering)” column is calculated based on a share count which includes, in addition to outstanding shares, as of May 1, 2008 all shares of common stock issuable upon the conversion of the Series S Preferred Stock and the Series T Preferred Stock and the exercise of all of the warrants issued in the capital investment transaction.
(4)	The percentage ownership of Series S Preferred Stock in the “% (after completion of the offering)” column is calculated based on 36,642 shares of our Series S Preferred Stock outstanding.
(6)	Wellington Trust Company, LLP (“Wellington”) is an investment advisor registered under the Investment Advisors Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

		Maximum Number of Shares of Common Stock which may be Resold Hereby(1)		Shares of Series S Preferred Stock Beneficially Owned and which may be Resold Hereby
	Number of Shares of		% (After		% (After
	Common Stock		Completion of the		Completion of the
Name of Beneficial Owner Selling Shareholders	Beneficially Owned(2)	Number	Offering)(3)	Number	Offering)(4)

MEDSTAR HEALTH, INC. AND AFFILIATES, MASTER RETIREMENT TRUST	181,800	83,000	*	0	*
MERLIN G FUND	573,350	315,750	*	0	*
METAL BOX PENSION TRUSTEES LIMITED	353,399	36,699	*	0	*
METAL INDUSTRIES PROVIDENT FUND	363,534	207,434	*	0	*
MICHAEL REESE HEALTH TRUST(6)	6,100	12,857	*	1	*
MID CAP INTERSECTION FUND(6)	43,810	78,095	*	3	*
MID CAP INTERSECTION TRUST(6)	29,206	52,063	*	2	*
MIDDLESEX WATER COMPANY PENSION PLAN	4,025	2,800	*	0	*
MINISTERS AND MISSIONARIES BENEFIT BOARD OF AMERICAN BAPTIST CHURCHES(6)	43,810	78,095	*	3	*
MONSANTO COMPANY	182,400	86,100	*	0	*
MONTANA BOARD OF INVESTMENTS—SRS(5)	23,900	23,900	*	0	*
MOTOROLA PENSION SCHEME(6)	14,603	26,031	*	1	*
MUTUAL BEACON FUND	2,239,049	868,571	*	76	*
MUTUAL BEACON FUND (CANADA)	364,960	171,428	*	15	*
MUTUAL DISCOVERY FUND	1,605,000	1,348,571	*	118	*
MUTUAL DISCOVERY FUND (CANADA)	151,396	102,857	*	9	*
MUTUAL DISCOVERY SECURITIES FUND	180,200	160,000	*	14	*
MUTUAL FINANCIAL SERVICES FUND	72,300	68,571	*	6	*
MUTUAL QUALIFIED FUND	0	491,428	*	43	*
MUTUAL SHARES FUND	7,166,500	1,542,857	*	135	*
MUTUAL SHARES SECURITIES FUND	1,734,700	377,142	*	33	*
NATIONAL AUSTRALIA BANK SUPERANNUATION FUND PTY LTD.	279,712	117,912	*	0	*
NATIONAL GIRL SCOUT COUNCIL RETIREMENT PLAN	175,400	78,600	*	0	*

*	Less than 1%
(1)	The “Maximum Number of Shares of Common Stock which may be Resold Hereby” column includes all common stock issuable upon conversion of such selling shareholder’s Series S Preferred Stock and the exercise of all the warrants issued to such selling shareholder, if any, in the capital investment transaction.
(2)	The “Number of Shares of Common Stock Beneficially Owned” column does not include any common stock issuable upon exercise of the warrants such selling shareholder received, if any, in the capital investment transaction, nor does it include common stock issuable upon conversion of Series S Preferred Stock; thus this amount may be less than the amount reflected for such selling shareholder in the “Maximum Number of Shares of Common Stock which may be Resold Hereby” column.
(3)	The percentage ownership of shares of common stock in the “% (after completion of the offering)” column is calculated based on a share count which includes, in addition to outstanding shares, as of May 1, 2008 all shares of common stock issuable upon the conversion of the Series S Preferred Stock and the Series T Preferred Stock and the exercise of all of the warrants issued in the capital investment transaction.
(4)	The percentage ownership of Series S Preferred Stock in the “% (after completion of the offering)” column is calculated based on 36,642 shares of our Series S Preferred Stock outstanding.
(5)	T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by the shareholder named in the table, as well as securities owned by certain other individual and institutional investors. For purposes of reporting requirements of the Securities Exchange Act of 1934, TRPA may be deemed to be the beneficial owner of all of the shares owned by each shareholder to which this footnote applies; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.
(6)	Wellington Trust Company, LLP (“Wellington”) is an investment advisor registered under the Investment Advisors Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

		Maximum Number of Shares of Common Stock which may be Resold Hereby(1)		Shares of Series S Preferred Stock Beneficially Owned and which may be Resold Hereby
	Number of Shares of		% (After		% (After
	Common Stock		Completion of the		Completion of the
Name of Beneficial Owner Selling Shareholders	Beneficially Owned(2)	Number	Offering)(3)	Number	Offering)(4)

NEBRASKA PUBLIC POWER DISTRICT EMPLOYEE RETIREMENT PLAN	101,600	46,400	*	0	*
NEDLLOYD PENSIOENFONDS	381,250	173,800	*	0	*
NEW COVENANT GROWTH FUND(6)	376,110	78,095	*	3	*
NEW YORK SOCIETY FOR THE PREVENTION OF CRUELTY TO CHILDREN	51,050	23,100	*	0	*
NEW YORK STATE COMMON RETIREMENT FUND	3,006,708	1,646,808	*	0	*
NEWS AMERICA INCORPORATED MASTER TRUST	200,300	91,200	*	0	*
NORTEL NETWORKS LIMITED	656,466	360,066	*	0	*
NORTH CAROLINA DEPARTMENT OF STATE TREASURER	140,700	947,400	*	77	*
NORTHAMPTONSHIRE COUNTY COUNCIL	52,200	44,800	*	0	*
NORTHWESTERN MUTUAL SERIES FUND, INC. - T. ROWE PRICE SMALL-CAP VALUE PORTFOLIO(5)	18,300	18,300	*	0	*
OFFIELD INVESTMENTS, LLC	81,400	37,100	*	0	*
OFI SINGLE SELECT—DREMAN US EQUITY	191,600	79,450	*	0	*
OHIO CARPENTERS’ PENSION FUND	381,100	173,300	*	0	*
OHIOHEALTH CASH BALANCE RETIREMENT PLAN	74,200	35,800	*	0	*
OHIOHEALTH CORPORATION	196,600	88,500	*	0	*
OKLAHOMA LAW ENFORCEMENT RETIREMENT SYSTEM	489,850	221,700	*	0	*
ONTARIO TEACHERS’ PENSION PLAN BOARD	5,388,604	2,626,804	*	0	*
OPEC FUND FOR INTERNATIONAL DEVELOPMENT	902,396	485,496	*	0	*
OREGON STATE UNIVERSITY FOUNDATION	132,000	60,300	*	0	*
OREGON-WASHINGTON CARPENTERS-EMPLOYERS PENSION TRUST FUND	149,500	68,400	*	0	*
OSWEGO HOSPITAL ENDOWMENT FUND	1,100	800	*	0	*

*	Less than 1%
(1)	The “Maximum Number of Shares of Common Stock which may be Resold Hereby” column includes all common stock issuable upon conversion of such selling shareholder’s Series S Preferred Stock and the exercise of all the warrants issued to such selling shareholder, if any, in the capital investment transaction.
(2)	The “Number of Shares of Common Stock Beneficially Owned” column does not include any common stock issuable upon exercise of the warrants such selling shareholder received, if any, in the capital investment transaction, nor does it include common stock issuable upon conversion of Series S Preferred Stock; thus this amount may be less than the amount reflected for such selling shareholder in the “Maximum Number of Shares of Common Stock which may be Resold Hereby” column.
(3)	The percentage ownership of shares of common stock in the “% (after completion of the offering)” column is calculated based on a share count which includes, in addition to outstanding shares, as of May 1, 2008 all shares of common stock issuable upon the conversion of the Series S Preferred Stock and the Series T Preferred Stock and the exercise of all of the warrants issued in the capital investment transaction.
(4)	The percentage ownership of Series S Preferred Stock in the “% (after completion of the offering)” column is calculated based on 36,642 shares of our Series S Preferred Stock outstanding.
(5)	T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by the shareholder named in the table, as well as securities owned by certain other individual and institutional investors. For purposes of reporting requirements of the Securities Exchange Act of 1934, TRPA may be deemed to be the beneficial owner of all of the shares owned by each shareholder to which this footnote applies; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.
(6)	Wellington Trust Company, LLP (“Wellington”) is an investment advisor registered under the Investment Advisors Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

				Shares of Series S
		Maximum Number of Shares		Preferred Stock Beneficially
		of Common Stock which may		Owned and which may be
		be Resold Hereby(1)		Resold Hereby
	Number of Shares of		% (After		% (After
	Common Stock		Completion of the		Completion of the
Name of Beneficial Owner Selling Shareholders	Beneficially Owned(2)	Number	Offering)(3)	Number	Offering)(4)

OZ GLOBAL SPECIAL INVESTMENTS MASTER FUND, LP	0	720,000	*	63	*
OZ MASTER FUND, LTD. C/O OZ MANAGEMENT, LP	0	10,217,142	*	894	*
P&O PENSION FUNDS INVESTMENTS LIMITED	556,840	362,440	*	0	*
PACIFIC NORTHWEST EMPLOYERS PENSION PLAN	2,575	1,600	*	0	*
PENSIOENFONDS ETALVERWERKENDE	46,900	34,400	*	0	*
PENSIOENFONDS VOOR DE GRAFISCHE BEDRIJVEN (PGB)(5)	71,700	71,700	*	0	*
PENSION INVESTMENT COMMITTEE OF GENERAL MOTORS EMPLOYEES DOMESTIC GROUP PENSION TRUST	121,100	635,385	*	45	*
PHELPS DODGE CORPORATION DEFINED BENEFIT MASTER TRUST(6)	48,000	90,000	*	7	*
PITNEY BOWES, INC.—STRUCTURED RESEARCH(5)	8,100	8,100	*	0	*
PRIMAT FAMILY TRUST(6)	0	90,000	*	7	*
PRINCIPAL INVESTORS FUND, INC -PARTNERS LARGECAP BLEND FUND(5)	110,300	110,300	*	0	*
PRINCIPAL VARIABLE CONTRACTS FUND, INC	141,300	101,400	*	0	*
PRINCIPAL VARIABLE CONTRACTS FUND, INC	683,300	200,600	*	0	*
PRINCIPAL VARIABLE CONTRACTS FUND, INC.—LARGE CAP BLEND SERIES(5)	28,700	28,700	*	0	*
PRUDENTIAL INSURANCE COMPANY OF AMERICA—VCA-GI-UP ACCOUNT	446,436	127,400	*	0	*
PRUDENTIAL RETIREMENT LARGE CAP VALUE FUND(6)	0	1,260,000	*	98	*
PSF SP LARGE CAP VALUE PORTFOLIO	729,400	350,900	*	0	*
PSF SP LARGE CAP VALUE PORTFOLIO	571,949	397,020	*	27	*
PUBLIC EMPLOYEE RETIREMENT SYSTEM OF IDAHO	1,634,986	889,186	*	0	*

*	Less than 1%
(1)	The “Maximum Number of Shares of Common Stock which may be Resold Hereby” column includes all common stock issuable upon conversion of such selling shareholder’s Series S Preferred Stock and the exercise of all the warrants issued to such selling shareholder, if any, in the capital investment transaction.
(2)	The “Number of Shares of Common Stock Beneficially Owned” column does not include any common stock issuable upon exercise of the warrants such selling shareholder received, if any, in the capital investment transaction, nor does it include common stock issuable upon conversion of Series S Preferred Stock; thus this amount may be less than the amount reflected for such selling shareholder in the “Maximum Number of Shares of Common Stock which may be Resold Hereby” column.
(3)	The percentage ownership of shares of common stock in the “% (after completion of the offering)” column is calculated based on a share count which includes, in addition to outstanding shares, as of May 1, 2008 all shares of common stock issuable upon the conversion of the Series S Preferred Stock and the Series T Preferred Stock and the exercise of all of the warrants issued in the capital investment transaction.
(4)	The percentage ownership of Series S Preferred Stock in the “% (after completion of the offering)” column is calculated based on 36,642 shares of our Series S Preferred Stock outstanding.
(5)	T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by the shareholder named in the table, as well as securities owned by certain other individual and institutional investors. For purposes of reporting requirements of the Securities Exchange Act of 1934, TRPA may be deemed to be the beneficial owner of all of the shares owned by each shareholder to which this footnote applies; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.
(6)	Wellington Trust Company, LLP (“Wellington”) is an investment advisor registered under the Investment Advisors Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

				Shares of Series S
		Maximum Number of		Preferred Stock Beneficially
		Shares of Common Stock which may		Owned and which may
		be Resold Hereby(1)		be Resold Hereby
	Number of Shares of		% (After		% (After
	Common Stock		Completion of the		Completion of the
Name of Beneficial Owner Selling Shareholders	Beneficially Owned(2)	Number	Offering)(3)	Number	Offering)(4)

PURDUE RESEARCH FOUNDATION(6)	14,603	26,031	*	1	*
PURDUE UNIVERSITY(6)	14,603	26,031	*	1	*
QUISSETT INVESTORS (BERMUDA) L.P.(6)	160,635	286,349	*	11	*
QUISSETT INVESTORS (BERMUDA) L.P.(6)	233,651	416,508	*	16	*
QUISSETT PARTNERS, L.P.(6)	634,599	156,190	*	6	*
QUISSETT PARTNERS, L.P.(6)	146,032	260,317	*	10	*
RAILWAYS PENSION TRUSTEE CO LTD	1,255,299	521,799	*	0	*
RANW-UNIVERSAL-FUND IV	160,400	39,000	*	0	*
RAYTHEON COMPANY MASTER PENSION TRUST(6)	0	437,142	*	34	*
RAYTHEON MASTER PENSION TRUST(6)	407,300	78,095	*	3	*
RAYTHEON MASTER PENSION TRUST(6)	58,413	104,127	*	4	*
RAYTHEON MASTER PENSION TRUST(6)	121,800	347,142	*	27	*
RBS ASSET MANAGEMENT—EQUATOR INV FUNDS(5)	15,500	15,500	*	0	*
RETAIL EMPLOYEES SUPERANNUATION TRUST	385,470	185,770	*	0	*
RETIREMENT PLAN FOR EMPLOYEES OF UNITED JEWISH APPEAL—FEDERATION OF JEWISH PHILANTHROPIES OF NEW YORK, INC. AND AFFILIATED AGENCIES AND INSTITUTIONS	22,500	10,300	*	0	*
RIO TINTO AMERICA MASTER RETIREMENT TRUST	158,700	72,500	*	0	*
RIVERSIDE HEALTHCARE FOUNDATION, INC.(6)	15,700	25,714	*	2	*
RMB MULTIMANAGER SICAV	181,895	82,795	*	0	*
RMB UNIT TRUSTS LIMITED	149,035	70,035	*	0	*
ROCKWELL AUTOMATION PENSION	514,205	242,200	*	0	*
ROCKWELL COLLINS MASTER TRUST	731,525	344,500	*	0	*
ROSEBURG FOREST PRODUCTS CO. AND CARPENTERS INDUSTRIAL COUNCIL PENSION PLAN	94,200	42,700	*	0	*

*	Less than 1%
(1)	The “Maximum Number of Shares of Common Stock which may be Resold Hereby” column includes all common stock issuable upon conversion of such selling shareholder’s Series S Preferred Stock and the exercise of all the warrants issued to such selling shareholder, if any, in the capital investment transaction.
(2)	The “Number of Shares of Common Stock Beneficially Owned” column does not include any common stock issuable upon exercise of the warrants such selling shareholder received, if any, in the capital investment transaction, nor does it include common stock issuable upon conversion of Series S Preferred Stock; thus this amount may be less than the amount reflected for such selling shareholder in the “Maximum Number of Shares of Common Stock which may be Resold Hereby” column.
(3)	The percentage ownership of shares of common stock in the “% (after completion of the offering)” column is calculated based on a share count which includes, in addition to outstanding shares, as of May 1, 2008 all shares of common stock issuable upon the conversion of the Series S Preferred Stock and the Series T Preferred Stock and the exercise of all of the warrants issued in the capital investment transaction.
(4)	The percentage ownership of Series S Preferred Stock in the “% (after completion of the offering)” column is calculated based on 36,642 shares of our Series S Preferred Stock outstanding.
(5)	T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by the shareholder named in the table, as well as securities owned by certain other individual and institutional investors. For purposes of reporting requirements of the Securities Exchange Act of 1934, TRPA may be deemed to be the beneficial owner of all of the shares owned by each shareholder to which this footnote applies; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.
(6)	Wellington Trust Company, LLP (“Wellington”) is an investment advisor registered under the Investment Advisors Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

		Maximum Number of Shares of Common Stock which may be Resold Hereby(1)		Shares of Series S Preferred Stock Beneficially Owned and which may be Resold Hereby
	Number of Shares of		% (After		% (After
	Common Stock		Completion of the		Completion of the
Name of Beneficial Owner Selling Shareholders	Beneficially Owned(2)	Number	Offering)(3)	Number	Offering)(4)

S. MARK TAPER FOUNDATION	80,200	36,600	*	0	*
SAINT VINCENTS CATHOLIC MEDICAL CENTERS OF NEW YORK RETIREMENT PLAN(6)	21,500	51,428	*	4	*
SANTA CLARA UNIVERSITY	13,200	9,700	*	0	*
SAUDI ARABIAN MONETARY AGENCY	3,332,700	4,000,000	*	350	*
SAUDI ARABIAN MONETARY AGENCY—GLOBAL PORTFOLIO II	1,733,000	2,057,142	*	180	*
SAUDI ARABIAN MONETARY AGENCY—GLOBAL PORTFOLIO III	2,538,873	1,375,473	*	0	*
SBL FUND—SERIES N (MANAGED ASSET ALLOCATION SERIES)(5)	6,200	6,200	*	0	*
SELECTOR MANAGEMENT FUND—SELECTOR GLOBAL VALUE	130,194	60,044	*	0	*
SELIGMAN GLOBAL GROWTH FUND(6)	14,603	26,031	*	1	*
SHEARMAN & STERLING PARTNERS RETIREMENT PLAN	312,835	140,000	*	0	*
SISTERS OF ST.JOSEPH OF PEACE/ ST. JOSEPH PROVINCE	11,400	8,100	*	0	*
SKANDIA GLOBAL FUNDS PLC—SKANDIA US LARGE CAP GROWTH FUND(6)	43,810	78,095	*	3	*
SKANDIA US VALUE FUND	427,500	196,200	*	0	*
SKL INVESTMENT GROUP, LLC	111,400	49,700	*	0	*
SONY CORPORATION CPF	168,782	65,682	*	0	*
SOUTHERN CALIFORNIA UFCWU & FE JOINT PENSION(5)	28,200	28,200	*	0	*
STATE OF CALIFORNIA—MID CAP VALUE(5)	96,908	96,908	*	0	*
STATE OF MICHIGAN RETIREMENT SYSTEMS(6)	14,603	26,031	*	1	*
STATE RETIREMENT & PENSION SYSTEM OF MARYLAND(5)	54,800	54,800	*	0	*
STATE UNIVERSITIES RETIREMENT SYSTEM OF ILLINOIS(5)	24,300	24,300	*	0	*

*	Less than 1%
(1)	The “Maximum Number of Shares of Common Stock which may be Resold Hereby” column includes all common stock issuable upon conversion of such selling shareholder’s Series S Preferred Stock and the exercise of all the warrants issued to such selling shareholder, if any, in the capital investment transaction.
(2)	The “Number of Shares of Common Stock Beneficially Owned” column does not include any common stock issuable upon exercise of the warrants such selling shareholder received, if any, in the capital investment transaction, nor does it include common stock issuable upon conversion of Series S Preferred Stock; thus this amount may be less than the amount reflected for such selling shareholder in the “Maximum Number of Shares of Common Stock which may be Resold Hereby” column.
(3)	The percentage ownership of shares of common stock in the “% (after completion of the offering)” column is calculated based on a share count which includes, in addition to outstanding shares, as of May 1, 2008 all shares of common stock issuable upon the conversion of the Series S Preferred Stock and the Series T Preferred Stock and the exercise of all of the warrants issued in the capital investment transaction.
(4)	The percentage ownership of Series S Preferred Stock in the “% (after completion of the offering)” column is calculated based on 36,642 shares of our Series S Preferred Stock outstanding.
(5)	T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by the shareholder named in the table, as well as securities owned by certain other individual and institutional investors. For purposes of reporting requirements of the Securities Exchange Act of 1934, TRPA may be deemed to be the beneficial owner of all of the shares owned by each shareholder to which this footnote applies; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.
(6)	Wellington Trust Company, LLP (“Wellington”) is an investment advisor registered under the Investment Advisors Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

		Maximum Number of Shares of Common Stock which may be Resold Hereby(1)		Shares of Series S Preferred Stock Beneficially Owned and which may be Resold Hereby
	Number of Shares of		% (After		% (After
	Common Stock		Completion of the		Completion of the
Name of Beneficial Owner Selling Shareholders	Beneficially Owned(2)	Number	Offering)(3)	Number	Offering)(4)

STICHTING BEDRIJFSTAKPENSIOENFONDS VOOR HET SCHILDERS-, AFWERKINGS- EN GLASZETBEDRIJF	131,000	59,800	*	0	*
STIFTELSEN FOR MILJÖSTRATEGISK FORSKNING (MISTRA)	210,390	90,000	*	0	*
SUN AMERICA FOCUSED LARGE CAP VALUE	259,700	141,200	*	0	*
SUNCORP METWAY INVESTMENT MANAGEMENT WORLD EQUITIES POOLED SUPERANNUATION TRUST(6)	25,500	90,000	*	7	*
SUPERVALU INC. BENEFIT PLANS	1,101,000	503,200	*	0	*
T. ROWE PRICE BALANCED FUND, INC.(5)	115,700	115,700	*	0	*
T. ROWE PRICE CAPITAL OPPORTUNITY FUND, INC.(5)	28,100	28,100	*	0	*
T. ROWE PRICE FINANCIAL SERVICES FUND, INC. (5)	162,193	162,193	*	0	*
T. ROWE PRICE INSTITUTIONAL U.S. STRUCTURED RESEARCH FUND(5)	13,900	13,900	*	0	*
T. ROWE PRICE MID-CAP VALUE FUND, INC. (5)	2,723,700	2,723,700	*	0	*
T. ROWE PRICE PERSONAL STRATEGY BALANCED FUND(5)	57,200	57,200	*	0	*
T. ROWE PRICE PERSONAL STRATEGY BALANCED PORTFOLIO(5)	7,100	7,100	*	0	*
T. ROWE PRICE PERSONAL STRATEGY GROWTH FUND(5)	61,800	61,800	*	0	*
T. ROWE PRICE PERSONAL STRATEGY INCOME FUND(5)	21,200	21,200	*	0	*
T. ROWE PRICE VALUE FUND, INC. (5)	1,500,500	1,500,500	*	0	*
TARGET CONSERVATIVE ALLOCATION FUND	36,700	17,300	*	0	*
TARGET GROWTH ALLOCATION FUND	125,000	58,000	*	0	*
TARGET MODERATE ALLOCATION FUND	122,300	57,000	*	0	*

*	Less than 1%
(1)	The “Maximum Number of Shares of Common Stock which may be Resold Hereby” column includes all common stock issuable upon conversion of such selling shareholder’s Series S Preferred Stock and the exercise of all the warrants issued to such selling shareholder, if any, in the capital investment transaction.
(2)	The “Number of Shares of Common Stock Beneficially Owned” column does not include any common stock issuable upon exercise of the warrants such selling shareholder received, if any, in the capital investment transaction, nor does it include common stock issuable upon conversion of Series S Preferred Stock; thus this amount may be less than the amount reflected for such selling shareholder in the “Maximum Number of Shares of Common Stock which may be Resold Hereby” column.
(3)	The percentage ownership of shares of common stock in the “% (after completion of the offering)” column is calculated based on a share count which includes, in addition to outstanding shares, as of May 1, 2008 all shares of common stock issuable upon the conversion of the Series S Preferred Stock and the Series T Preferred Stock and the exercise of all of the warrants issued in the capital investment transaction.
(4)	The percentage ownership of Series S Preferred Stock in the “% (after completion of the offering)” column is calculated based on 36,642 shares of our Series S Preferred Stock outstanding.
(5)	T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by the shareholder named in the table, as well as securities owned by certain other individual and institutional investors. For purposes of reporting requirements of the Securities Exchange Act of 1934, TRPA may be deemed to be the beneficial owner of all of the shares owned by each shareholder to which this footnote applies; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.
(6)	Wellington Trust Company, LLP (“Wellington”) is an investment advisor registered under the Investment Advisors Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

		Maximum Number of Shares of Common Stock which may be Resold Hereby(1)		Shares of Series S Preferred Stock Beneficially Owned and which may be Resold Hereby
	Number of Shares of		% (After		% (After
	Common Stock		Completion of the		Completion of the
Name of Beneficial Owner Selling Shareholders	Beneficially Owned(2)	Number	Offering)(3)	Number	Offering)(4)

TARGET PORTFOLIO TRUST LARGE CAPITALIZATION VALUE PORTFOLIO	324,700	156,500	*	0	*
TEACHERS RETIREMENT SYSTEM OF GEORGIA	8,733,000	3,881,000	*	0	*
TEACHERS’ RETIREMENT SYSTEM OF OKLAHOMA: LARGE CAP	2,269,326	1,034,600	*	0	*
TEACHERS’ RETIREMENT SYSTEM OF OKLAHOMA: MID-CAP	1,554,400	1,442,800	*	0	*
TEKTRONIX CASH BALANCE PLAN TRUST	18,000	12,000	*	0	*
TEKTRONIX, INC.	5,875	3,900	*	0	*
TERREBONNE INVESTORS (BERMUDA), L.P.(6)	0	1,890,000	*	147	*
TERREBONNE PARTNERS, L.P.(6)	0	848,570	*	66	*
THE 1199SEIU HEALTH CARE EMPLOYEES PENSION FUND	517,200	236,300	*	0	*
THE BOEING COMPANY EMPLOYEE RETIREMENT PLANS MASTER TRUST	2,862,000	1,298,000	*	0	*
THE BRANDES INVESTMENT FUNDS PLC BRANDES US EQUITIES FUND	96,389	15,629	*	0	*
THE COLLEGES OF APPLIED ARTS AND TECHNOLOGY PENSION PLAN(6)	69,700	257,142	*	20	*
THE ENERGY EAST MASTER TRUST	285,700	265,100	*	0	*
THE FRANCIS FAMILY FOUNDATION	89,100	39,600	*	0	*
THE GROWTH FUND OF AMERICA, INC.	5,779,661	27,428,570	*	2,000	*
THE INVESTMENT COMPANY OF AMERICA	34,884,281	34,499,999	1.58%	2,150	*
THE JOHNSON & JOHNSON PENSION AND SAVINGS PLANS MASTER TRUST	1,130,400	532,200	*	0	*
THE JOHNSON & JOHNSON PENSION AND SAVINGS PLANS MASTER TRUST	1,173,300	552,700	*	0	*
THE LYNDE AND HARRY BRADLEY FOUNDATION, INC	185,900	84,900	*	0	*
THE MINNEAPOLIS FOUNDATION	35,600	25,700	*	0	*

*	Less than 1%
(1)	The “Maximum Number of Shares of Common Stock which may be Resold Hereby” column includes all common stock issuable upon conversion of such selling shareholder’s Series S Preferred Stock and the exercise of all the warrants issued to such selling shareholder, if any, in the capital investment transaction.

(2)	The “Number of Shares of Common Stock Beneficially Owned” column does not include any common stock issuable upon exercise of the warrants such selling shareholder received, if any, in the capital investment transaction, nor does it include common stock issuable upon conversion of Series S Preferred Stock; thus this amount may be less than the amount reflected for such selling shareholder in the “Maximum Number of Shares of Common Stock which may be Resold Hereby” column.

(3)	The percentage ownership of shares of common stock in the “% (after completion of the offering)” column is calculated based on a share count which includes, in addition to outstanding shares, as of May 1, 2008 all shares of common stock issuable upon the conversion of the Series S Preferred Stock and the Series T Preferred Stock and the exercise of all of the warrants issued in the capital investment transaction.

(4)	The percentage ownership of Series S Preferred Stock in the “% (after completion of the offering)” column is calculated based on 36,642 shares of our Series S Preferred Stock outstanding.

(6)	Wellington Trust Company, LLP (“Wellington”) is an investment advisor registered under the Investment Advisors Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

		Maximum Number of Shares of Common Stock which may be Resold Hereby(1)		Shares of Series S Preferred Stock Beneficially Owned and which may be Resold Hereby
	Number of Shares of		% (After		% (After
	Common Stock		Completion of the		Completion of the
Name of Beneficial Owner Selling Shareholders	Beneficially Owned(2)	Number	Offering)(3)	Number	Offering)(4)

THE PACTIV CORPORATION GENERAL EMPLOYEE BENEFIT TRUST	1,671,840	762,600	*	0	*
THE PENSION PLAN OF THE WORLD TRADE ORGANIZATION(6)	14,603	26,031	*	1	*
THE PROMOTION & MUTUAL AID CORP FOR PRIVATE SCHOOLS OF JAPAN	256,931	68,551	*	0	*
THE RETIREMENT PLAN OF IDAHO POWER COMPANY	116,900	53,300	*	0	*
THE SAMUEL ROBERTS NOBLE FOUNDATION, INC	138,000	128,100	*	0	*
THE UNITED STATES ARMY NON-APPROPRIATED FUND(5)	16,300	16,300	*	0	*
THE UNIVERSITY OF SOUTHERN CALIFORNIA(6)	43,810	78,095	*	3	*
THE WELLCOME TRUST LIMITED	1,657,652	892,252	*	0	*
THE WESTAR ENERGY, INC. RETIREMENT PLAN	342,700	159,600	*	0	*
TIMBER OPERATORS COUNCIL RETIREMENT PLAN AND TRUST	102,500	46,500	*	0	*
TORSTAR PENSION PLAN	234,900	110,800	*	0	*
TOSCA	59,863,407	107,071,428	1.85%	7,000	*
TOSCA LONG	2,593,578	1,500,000	*	0	*
TRANSCANADA REGISTERED PENSION PLAN(6)	14,603	26,031	*	1	*
TRANSNET RETIREMENT FUND	265,114	117,714	*	0	*
TREASURER OF THE STATE OF NORTH CAROLINA EQUITY INVESTMENT FUND POOLED TRUST(6)	452,698	806,983	*	31	*
TRIANGLE DISTRIBUTING COMPANY PROFIT SHARING TRUST	92,556	42,200	*	0	*
TRIDENT SELECTIONS(6)	14,603	26,031	*	1	*
TRIDENT SELECTIONS(6)	14,603	26,031	*	1	*
TRINITY COLLEGE CAMBRIDGE	408,366	149,566	*	0	*
TRONOX INCORPORATED RETIREMENT TRUST	123,200	58,000	*	0	*
TWIN CITIES HOSPITALS MNA PENSION PLAN(5)	9,700	9,700	*	0	*

*	Less than 1%
(1)	The “Maximum Number of Shares of Common Stock which may be Resold Hereby” column includes all common stock issuable upon conversion of such selling shareholder’s Series S Preferred Stock and the exercise of all the warrants issued to such selling shareholder, if any, in the capital investment transaction.
(2)	The “Number of Shares of Common Stock Beneficially Owned” column does not include any common stock issuable upon exercise of the warrants such selling shareholder received, if any, in the capital investment transaction, nor does it include common stock issuable upon conversion of Series S Preferred Stock; thus this amount may be less than the amount reflected for such selling shareholder in the “Maximum Number of Shares of Common Stock which may be Resold Hereby” column.
(3)	The percentage ownership of shares of common stock in the “% (after completion of the offering)” column is calculated based on a share count which includes, in addition to outstanding shares, as of May 1, 2008 all shares of common stock issuable upon the conversion of the Series S Preferred Stock and the Series T Preferred Stock and the exercise of all of the warrants issued in the capital investment transaction.
(4)	The percentage ownership of Series S Preferred Stock in the “% (after completion of the offering)” column is calculated based on 36,642 shares of our Series S Preferred Stock outstanding.
(5)	T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by the shareholder named in the table, as well as securities owned by certain other individual and institutional investors. For purposes of reporting requirements of the Securities Exchange Act of 1934, TRPA may be deemed to be the beneficial owner of all of the shares owned by each shareholder to which this footnote applies; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.
(6)	Wellington Trust Company, LLP (“Wellington”) is an investment advisor registered under the Investment Advisors Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

		Maximum Number of Shares of Common Stock which may be Resold Hereby(1)		Shares of Series S Preferred Stock Beneficially Owned and which may be Resold Hereby
	Number of Shares of		% (After		% (After
	Common Stock		Completion of the		Completion of the
Name of Beneficial Owner Selling Shareholders	Beneficially Owned(2)	Number	Offering)(3)	Number	Offering)(4)

UBS ACCESS SICAV—GLOBAL EQUITY(6)	14,603	26,031	*	1	*
UBS MULTI MANAGER ACCESS—US EQUITY	907,200	400,400	*	0	*
UBS PACE LARGE CO GROWTH EQUITY INVESTMENTS(6)	233,651	416,508	*	16	*
UNION CARBIDE EMPLOYEES’ PENSION PLAN(6)	43,810	78,095	*	3	*
UNITED AUTO WORKERS MASTER PENSION TRUST	82,000	54,900	*	0	*
UNITED AUTO WORKERS STRIKE FUND	60,100	42,000	*	0	*
UNITED JEWISH APPEAL—FEDERATION OF JEWISH PHILANTHROPIES OF NEW YORK, INC	67,800	30,900	*	0	*
UNIVERSAL HEALTH CARE FOUNDATION OF CONNECTICUT GROUP	2,500	1,700	*	0	*
UNIVERSITY OF INDIANAPOLIS ENDOWMENT	6,100	4,300	*	0	*
UNIVERSITY OF SOUTHERN CALIFORNIA	555,202	261,400	*	0	*
UPS PENSION PLAN TRUST(5)	29,200	29,200	*	0	*
UPS RETIREMENT PLAN TRUST(5)	134,024	134,024	*	0	*
US IBM RETIREMENT FUND	2,510,875	1,366,075	*	0	*
VAN LEER GROUP FOUNDATION	201,005	109,405	*	0	*
VANGUARD CAPITAL VALUE FUND(6)	1,118,854	442,539	*	17	*
VANGUARD WINDSOR FUND	4,322,000	3,221,500	*	0	*
VANGUARD WINDSOR FUND(6)	6,074,921	10,829,206	*	416	*
VANGUARD WINDSOR II FUND	7,307,000	5,856,328	*	449	*
VANUS-UNIVERSAL-FONDS	695,400	381,600	*	0	*
VARIABLE INSURANCE PRODUCTS FUND II:
CONTRAFUND PORTFOLIO	3,302,800	17,142,800	*	1,211	*
VARIABLE INSURANCE PRODUCTS FUND III:
BALANCED PORTFOLIO	101,600	501,600	*	35	*
VARIABLE INSURANCE PRODUCTS FUND III:
VALUE STRATEGIES PORTFOLIO	45,500	228,357	*	16	*

*	Less than 1%
(1)	The “Maximum Number of Shares of Common Stock which may be Resold Hereby” column includes all common stock issuable upon conversion of such selling shareholder’s Series S Preferred Stock and the exercise of all the warrants issued to such selling shareholder, if any, in the capital investment transaction.
(2)	The “Number of Shares of Common Stock Beneficially Owned” column does not include any common stock issuable upon exercise of the warrants such selling shareholder received, if any, in the capital investment transaction, nor does it include common stock issuable upon conversion of Series S Preferred Stock; thus this amount may be less than the amount reflected for such selling shareholder in the “Maximum Number of Shares of Common Stock which may be Resold Hereby” column.
(3)	The percentage ownership of shares of common stock in the “% (after completion of the offering)” column is calculated based on a share count which includes, in addition to outstanding shares, as of May 1, 2008 all shares of common stock issuable upon the conversion of the Series S Preferred Stock and the Series T Preferred Stock and the exercise of all of the warrants issued in the capital investment transaction.
(4)	The percentage ownership of Series S Preferred Stock in the “% (after completion of the offering)” column is calculated based on 36,642 shares of our Series S Preferred Stock outstanding.
(5)	T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by the shareholder named in the table, as well as securities owned by certain other individual and institutional investors. For purposes of reporting requirements of the Securities Exchange Act of 1934, TRPA may be deemed to be the beneficial owner of all of the shares owned by each shareholder to which this footnote applies; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.
(6)	Wellington Trust Company, LLP (“Wellington”) is an investment advisor registered under the Investment Advisors Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

		Maximum Number of Shares of Common Stock which may be Resold Hereby(1)		Shares of Series S Preferred Stock Beneficially Owned and which may be Resold Hereby
	Number of Shares of		% (After		% (After
	Common Stock		Completion of the		Completion of the
Name of Beneficial Owner Selling Shareholders	Beneficially Owned(2)	Number	Offering)(3)	Number	Offering)(4)

VARIABLE INSURANCE PRODUCTS FUND IV:
FINANCIAL SERVICES PORTFOLIO	16,400	28,157	*	2	*
VARIABLE INSURANCE PRODUCTS FUND IV:
VALUE LEADERS PORTFOLIO	22,300	57,114	*	4	*
VARIABLE INSURANCE PRODUCTS FUND:
EQUITY-INCOME PORTFOLIO	574,300	2,951,442	*	208	*
VBV—PENSIONSKASSE AG C-16	353,866	149,566	*	0	*
VIACOM 401(K) PLAN MASTER TRUST- WELLINGTON MANAGEMENT GROWTH FUND(6)	43,810	78,095	*	3	*
VIACOM DEFINED CONTRIBUTION MASTER TRUST(6)	29,206	52,063	*	2	*
VOLKSWAGEN PENSION TRUST E.V.	892,000	489,800	*	0	*
WASHINGTON METRO AREA TRANSIT AUTHORITY EMPLOYEE RETIREMENT PLAN	958,688	648,775	*	44	*
WAYNE COUNTY EMPLOYEES RETIREMENT SYSTEM	6,575	4,400	*	0	*
WCIW-TOC PENSION FUND	107,600	49,900	*	0	*
WELLINGTON MANAGEMENT PORTFOLIOS (AUSTRALIA)—GLOBAL GROWTH EQUITY PORTFOLIO(6)	43,810	78,095	*	3	*
WELLINGTON MANAGEMENT PORTFOLIOS (AUSTRALIA)—GLOBAL RESEARCH EQUITY PORTFOLIO(6)	18,600	64,285	*	5	*
WELLINGTON MANAGEMENT PORTFOLIOS (CAYMAN)—GLOBAL GROWTH EX-JAPAN PORTFOLIO (FOR QUALIFIED INSTITUTIONAL INVESTORS)(6)	43,810	78,095	*	3	*
WELLINGTON MANAGEMENT PORTFOLIOS (LUXEMBOURG)—GLOBAL RESEARCH EQUITY PORTFOLIO(6)	81,300	282,856	*	22	*

*	Less than 1%
(1)	The “Maximum Number of Shares of Common Stock which may be Resold Hereby” column includes all common stock issuable upon conversion of such selling shareholder’s Series S Preferred Stock and the exercise of all the warrants issued to such selling shareholder, if any, in the capital investment transaction.
(2)	The “Number of Shares of Common Stock Beneficially Owned” column does not include any common stock issuable upon exercise of the warrants such selling shareholder received, if any, in the capital investment transaction, nor does it include common stock issuable upon conversion of Series S Preferred Stock; thus this amount may be less than the amount reflected for such selling shareholder in the “Maximum Number of Shares of Common Stock which may be Resold Hereby” column.
(3)	The percentage ownership of shares of common stock in the “% (after completion of the offering)” column is calculated based on a share count which includes, in addition to outstanding shares, as of May 1, 2008 all shares of common stock issuable upon the conversion of the Series S Preferred Stock and the Series T Preferred Stock and the exercise of all of the warrants issued in the capital investment transaction.
(4)	The percentage ownership of Series S Preferred Stock in the “% (after completion of the offering)” column is calculated based on 36,642 shares of our Series S Preferred Stock outstanding.
(6)	Wellington Trust Company, LLP (“Wellington”) is an investment advisor registered under the Investment Advisors Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

		Maximum Number of
		Shares of Common Stock		Shares of Series S Preferred
		which may be		Stock Beneficially Owned and which may be
		Resold Hereby(1)		Resold Hereby
	Number of Shares of		% (After		% (After
	Common Stock		Completion of the		Completion of the
Name of Beneficial Owner Selling Shareholders	Beneficially Owned(2)	Number	Offering)(3)	Number	Offering)(4)

WELLINGTON MANAGEMENT PORTFOLIOS (LUXEMBOURG)—US RESEARCH EQUITY PORTFOLIO(6)	160,800	398,571	*	31	*
WELLINGTON MANAGEMENT PORTFOLIOS (LUXEMBOURG) GLOBAL CONTRARIAN EQUITY PORTFOLIO(6)	42,900	141,428	*	11	*
WELLINGTON MANAGEMENT PORTFOLIOS(LUXEMBOURG) III DIVERSIFIED ALPHA STRATEGIES PORTFOLIO(6)	0	25,714	*	2	*
WELLINGTON TRUST COMPANY, NATIONAL ASSOCIATION MULTIPLE COLLECTIVE INVESTMENT FUNDS TRUST, GLOBAL GROWTH PORTFOLIO(6)	14,603	26,031	*	1	*
WELLINGTON TRUST COMPANY, NATIONAL ASSOCIATION MULTIPLE COLLECTIVE INVESTMENT FUNDS TRUST II, MID CAP OPPORTUNITIES PORTFOLIO(6)	58,413	104,127	*	4	*
WELLINGTON TRUST COMPANY, NATIONAL ASSOCIATION MULTIPLE COLLECTIVE INVESTMENT FUNDS TRUST, GROWTH PORTFOLIO(6)	58,413	104,127	*	4	*
WELLINGTON TRUST COMPANY, NATIONAL ASSOCIATION MULTIPLE COLLECTIVE INVESTMENT FUNDS TRUST, OPPORTUNISTIC GROWTH PORTFOLIO(6)	58,413	104,127	*	4	*
WELLINGTON TRUST COMPANY, NATIONAL ASSOCIATION MULTIPLE COLLECTIVE INVESTMENT FUNDS TRUST II, LARGE CAP RESEARCH EQUITY PORTFOLIO(6)	47,200	90,000	*	7	*
WELLINGTON TRUST COMPANY, NATIONAL ASSOCIATION MULTIPLE COLLECTIVE INVESTMENT FUNDS TRUST, GLOBAL RESEARCH EQUITY PORTFOLIO(6)	39,500	141,428	*	11	*

*	Less than 1%
(1)	The “Maximum Number of Shares of Common Stock which may be Resold Hereby” column includes all common stock issuable upon conversion of such selling shareholder’s Series S Preferred Stock and the exercise of all the warrants issued to such selling shareholder, if any, in the capital investment transaction.
(2)	The “Number of Shares of Common Stock Beneficially Owned” column does not include any common stock issuable upon exercise of the warrants such selling shareholder received, if any, in the capital investment transaction, nor does it include common stock issuable upon conversion of Series S Preferred Stock; thus this amount may be less than the amount reflected for such selling shareholder in the “Maximum Number of Shares of Common Stock which may be Resold Hereby” column.
(3)	The percentage ownership of shares of common stock in the “% (after completion of the offering)” column is calculated based on a share count which includes, in addition to outstanding shares, as of May 1, 2008 all shares of common stock issuable upon the conversion of the Series S Preferred Stock and the Series T Preferred Stock and the exercise of all of the warrants issued in the capital investment transaction.
(4)	The percentage ownership of Series S Preferred Stock in the “% (after completion of the offering)” column is calculated based on 36,642 shares of our Series S Preferred Stock outstanding.
(6)	Wellington Trust Company, LLP (“Wellington”) is an investment advisor registered under the Investment Advisors Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

		Maximum Number of		Shares of Series S Preferred
		Shares of Common Stock		Stock Beneficially Owned
		which may be		and which may be
		Resold Hereby(1)		Resold Hereby
	Number of Shares of		% (After		% (After
	Common Stock		Completion of the		Completion of the
Name of Beneficial Owner Selling Shareholders	Beneficially Owned(2)	Number	Offering)(3)	Number	Offering)(4)

WELLINGTON TRUST COMPANY, NATIONAL ASSOCIATION MULTIPLE COLLECTIVE INVESTMENT FUNDS TRUST II CITIGROUP GROWTH PORTFOLIO(6)	175,238	312,380	*	12	*
WELLINGTON TRUST COMPANY, NATIONAL ASSOCIATION MULTIPLE COLLECTIVE INVESTMENT FUNDS TRUST II, GROWTH PORTFOLIO(6)	262,857	468,571	*	18	*
WELLINGTON TRUST COMPANY, NATIONAL ASSOCIATION MULTIPLE COLLECTIVE INVESTMENT FUNDS TRUST II, RESEARCH VALUE PORTFOLIO(6)	0	244,284	*	19	*
WELLINGTON TRUST COMPANY, NATIONAL ASSOCIATION MULTIPLE COLLECTIVE INVESTMENT FUNDS TRUST, GLOBAL CONTRARIAN EQUITY PORTFOLIO(6)	219,900	270,000	*	21	*
WELLINGTON TRUST COMPANY, NATIONAL ASSOCIATION MULTIPLE COLLECTIVE INVESTMENT FUNDS TRUST, RESEARCH VALUE PORTFOLIO(6)	0	372,857	*	29	*
WELLINGTON TRUST COMPANY, NATIONAL ASSOCIATION MULTIPLE COLLECTIVE INVESTMENT FUNDS TRUST, RESEARCH EQUITY PORTFOLIO(6)	186,400	437,142	*	34	*
WELLINGTON TRUST COMPANY, NATIONAL ASSOCIATION MULTIPLE COMMON TRUST FUNDS TRUST, MID CAP OPPORTUNITIES PORTFOLIO(6)	14,603	26,031	*	1	*
WELLINGTON TRUST COMPANY, NATIONAL ASSOCIATION MULTIPLE COMMON TRUST FUNDS TRUST, RESEARCH VALUE PORTFOLIO(6)	0	64,285	*	5	*

*	Less than 1%
(1)	The “Maximum Number of Shares of Common Stock which may be Resold Hereby” column includes all common stock issuable upon conversion of such selling shareholder’s Series S Preferred Stock and the exercise of all the warrants issued to such selling shareholder, if any, in the capital investment transaction.

(2)	The “Number of Shares of Common Stock Beneficially Owned” column does not include any common stock issuable upon exercise of the warrants such selling shareholder received, if any, in the capital investment transaction, nor does it include common stock issuable upon conversion of Series S Preferred Stock; thus this amount may be less than the amount reflected for such selling shareholder in the “Maximum Number of Shares of Common Stock which may be Resold Hereby” column.

(3)	The percentage ownership of shares of common stock in the “% (after completion of the offering)” column is calculated based on a share count which includes, in addition to outstanding shares, as of May 1, 2008 all shares of common stock issuable upon the conversion of the Series S Preferred Stock and the Series T Preferred Stock and the exercise of all of the warrants issued in the capital investment transaction.

(4)	The percentage ownership of Series S Preferred Stock in the “% (after completion of the offering)” column is calculated based on 36,642 shares of our Series S Preferred Stock outstanding.

(6)	Wellington Trust Company, LLP (“Wellington”) is an investment advisor registered under the Investment Advisors Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

				Shares of Series S Preferred
		Maximum Number of Shares		Stock Beneficially Owned
		of Common Stock which may		and which may
		be Resold Hereby(1)		be Resold Hereby
	Number of Shares of		% (After		% (After
	Common Stock		Completion of the		Completion of the
Name of Beneficial Owner Selling Shareholders	Beneficially Owned(2)	Number	Offering)(3)	Number	Offering)(4)

WELLINGTON TRUST COMPANY, NATIONAL ASSOCIATION MULTIPLE COMMON TRUST FUNDS TRUST, GROWTH PORTFOLIO(6)	73,016	130,158	*	5	*
WELLINGTON TRUST COMPANY, NATIONAL ASSOCIATION MULTIPLE COMMON TRUST FUNDS TRUST, GLOBAL RESEARCH EQUITY PORTFOLIO(6)	20,800	77,142	*	6	*
WELLINGTON TRUST COMPANY, NATIONAL ASSOCIATION MULTIPLE COMMON TRUST FUNDS TRUST, OPPORTUNISTIC GROWTH PORTFOLIO(6)	87,619	156,190	*	6	*
WELLINGTON TRUST COMPANY, NATIONAL ASSOCIATION MULTIPLE COMMON TRUST FUNDS TRUST, GLOBAL GROWTH PORTFOLIO(6)	248,254	442,539	*	17	*
WELLINGTON TRUST COMPANY, NATIONAL ASSOCIATION MULTIPLE COMMON TRUST FUNDS TRUST, DIVERSIFIED ALPHA STRATEGIES PORTFOLIO(6)	148,400	540,000	*	42	*
WELLINGTON TRUST COMPANY, NATIONAL ASSOCIATION MULTIPLE COMMON TRUST FUNDS TRUST, GLOBAL CONTRARIAN EQUITY PORTFOLIO(6)	193,100	720,000	*	56	*
WELLINGTON TRUST COMPANY, NATIONAL ASSOCIATION MULTIPLE COMMON TRUST FUNDS TRUST, RESEARCH EQUITY PORTFOLIO(6)	480,300	1,182,857	*	92	*
WELLMARK, INC.	899,000	410,600	*	0	*
WELLPOINT CASH BALANCE PENSION PLAN	400,100	371,400	*	0	*
WELLS FARGO & COMPANY MASTER PENSION TRUST(5)	11,600	11,600	*	0	*
WEST MICHIGAN PLUMBERS, FITTERS & SERVICE TRADES	11,700	10,400	*	0	*
WHEELS COMMON FUND	3,178,118	1,664,218	*	0	*

*	Less than 1%
(1)	The “Maximum Number of Shares of Common Stock which may be Resold Hereby” column includes all common stock issuable upon conversion of such selling shareholder’s Series S Preferred Stock and the exercise of all the warrants issued to such selling shareholder, if any, in the capital investment transaction.
(2)	The “Number of Shares of Common Stock Beneficially Owned” column does not include any common stock issuable upon exercise of the warrants such selling shareholder received, if any, in the capital investment transaction, nor does it include common stock issuable upon conversion of Series S Preferred Stock; thus this amount may be less than the amount reflected for such selling shareholder in the “Maximum Number of Shares of Common Stock which may be Resold Hereby” column.
(3)	The percentage ownership of shares of common stock in the “% (after completion of the offering)” column is calculated based on a share count which includes, in addition to outstanding shares, as of May 1, 2008 all shares of common stock issuable upon the conversion of the Series S Preferred Stock and the Series T Preferred Stock and the exercise of all of the warrants issued in the capital investment transaction.
(4)	The percentage ownership of Series S Preferred Stock in the “% (after completion of the offering)” column is calculated based on 36,642 shares of our Series S Preferred Stock outstanding.
(5)	T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by the shareholder named in the table, as well as securities owned by certain other individual and institutional investors. For purposes of reporting requirements of the Securities Exchange Act of 1934, TRPA may be deemed to be the beneficial owner of all of the shares owned by each shareholder to which this footnote applies; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.
(6)	Wellington Trust Company, LLP (“Wellington”) is an investment advisor registered under the Investment Advisors Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

				Shares of Series S Preferred
		Maximum Number of Shares		Stock Beneficially Owned
		of Common Stock which may		and which may
		be Resold Hereby(1)		be Resold Hereby
	Number of Shares of		% (After		% (After
	Common Stock		Completion of the		Completion of the
Name of Beneficial Owner Selling Shareholders	Beneficially Owned(2)	Number	Offering)(3)	Number	Offering)(4)

WILTON R. STEPHENS JR.	253,300	236,100	*	0	*
WOLF CREEK INVESTORS (BERMUDA) L.P.(6)	0	1,041,429	*	81	*
WOLF CREEK PARTNERS, LP(6)	0	1,041,429	*	81	*
WOODSIDE INVESTMENTS LP	75,000	34,350	*	0	*
WYETH	219,400	161,400	*	0	*

*	Less than 1%
(1)	The “Maximum Number of Shares of Common Stock which may be Resold Hereby” column includes all common stock issuable upon conversion of such selling shareholder’s Series S Preferred Stock and the exercise of all the warrants issued to such selling shareholder, if any, in the capital investment transaction.
(2)	The “Number of Shares of Common Stock Beneficially Owned” column does not include any common stock issuable upon exercise of the warrants such selling shareholder received, if any, in the capital investment transaction, nor does it include common stock issuable upon conversion of Series S Preferred Stock; thus this amount may be less than the amount reflected for such selling shareholder in the “Maximum Number of Shares of Common Stock which may be Resold Hereby” column.
(3)	The percentage ownership of shares of common stock in the “% (after completion of the offering)” column is calculated based on a share count which includes, in addition to outstanding shares, as of May 1, 2008 all shares of common stock issuable upon the conversion of the Series S Preferred Stock and the Series T Preferred Stock and the exercise of all of the warrants issued in the capital investment transaction.
(4)	The percentage ownership of Series S Preferred Stock in the “% (after completion of the offering)” column is calculated based on 36,642 shares of our Series S Preferred Stock outstanding.
(6)	Wellington Trust Company, LLP (“Wellington”) is an investment advisor registered under the Investment Advisors Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

PLAN OF DISTRIBUTION

This prospectus may be used for resales from time to time by the selling shareholders set forth under “Selling Shareholders.”

Subject to the restrictions described in this prospectus, the securities being resold under this prospectus may be resold from time to time in any of the following ways:

•	with respect to the common stock, on the New York Stock Exchange or such other national security exchange on which our common stock is listed, in transactions that may include special offerings and exchange distributions pursuant to and in accordance with the rules of such exchange;

•	in the over-the-counter market;

•	in transactions otherwise than on an exchange or in the over-the-counter market, or in a combination of any such transactions;

•	through the writing of options;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in privately negotiated transactions;

•	in short sales;

•	through transactions in which broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	through a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In connection with resales of the securities or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities and deliver securities to close out such short positions, or loan or pledge common stock to broker-dealers that in turn may sell such securities. Such transactions may be effected by the selling shareholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling shareholders may effect such transactions by selling the securities to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts or commissions from the selling shareholders and may receive commissions from the purchasers of the securities for whom they may act as agent (which discounts or commissions from the selling shareholders or such purchasers will not exceed those customary in the type of transactions involved).

Any broker-dealers that participate with the selling shareholders in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts received by such broker-dealers and any profit on the resale of the securities by such broker-dealers might be deemed to be underwriting discounts and commissions under such act.

We are required to pay all fees and expenses incident to the registration of the Shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities.

LEGAL MATTERS

The validity of the preferred stock and the common stock, including the common stock to be issued upon the conversion of the Series S Preferred Stock, offered by this prospectus have been passed upon by Charles E. Smith III, First Vice President and Assistant General Counsel. As of May 1, 2008, Mr. Smith owned 8,855 shares of our common stock, including options to purchase 11,399 shares of our common stock exercisable within 60 days.

EXPERTS

The financial statements, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Washington Mutual, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable in connection with the distribution of the securities being registered. All amounts are estimated, except for the SEC registration fee.

SEC registration fee	$234,313.00
Printing and engraving expenses	$75,000.00
Legal fees	$100,000.00
Accounting fees	$25,000.00
Miscellaneous expenses	$2,500.00

Total	$436,813.00

Item 15.	Indemnification of Directors and Officers.

Section 23B.08.320 of the Washington Business Corporation Act (the “Corporation Act”) provides that the personal liability of directors to a corporation may be eliminated by the articles of incorporation of the corporation, except in the case of acts or omissions involving certain types of conduct. At Article XIII of its Restated Articles of Incorporation, the Registrant has elected to eliminate the liability of directors to the Registrant to the extent permitted by law. Thus, a director of the Registrant is not personally liable to the Registrant or its shareholders for monetary damages for conduct as a director, except for liability of a director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating Section 23B.08.310 of the Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If Washington law is amended to authorize corporate action that further eliminates or limits the liability of directors, then the liability of the Registrant’s directors will be eliminated or limited to the fullest extent permitted by Washington law, as so amended.

Section 23B.08.560 of the Corporation Act provides that if authorized by (i) the articles of incorporation, (ii) a bylaw adopted or ratified by the shareholders, or (iii) a resolution adopted or ratified, before or after the event, by the shareholders, a corporation will have the power to indemnify directors made party to a proceeding, or to obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations or indemnification contained in Section 23B.08.510 through 23B.08.550 of the Corporation Act, provided that no such indemnity shall indemnify any director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating Section 23B.08.310 of the Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Pursuant to Article X of the Registrant’s Restated Articles of Incorporation and Article VIII of the Registrant’s Restated Bylaws, the Registrant must, subject to certain exceptions, indemnify and defend its directors against any expense, liability or loss arising from or in connection with any actual or threatened action, suit or proceeding relating to service for or at the request of the Registrant, including without limitation, liability under the Securities Act. The Registrant is not permitted to indemnify a director from or on account of acts or omissions of such director which are finally adjudged to be intentional misconduct, or from or on account of conduct in violation of RCW 23B.08.310, or a knowing violation of the law from or on account of any transaction with respect to which it is finally adjudged that such director received a benefit in money, property or services to which he or she was not entitled. If Washington law is amended to authorize further indemnification of directors, then the Registrant’s directors shall be indemnified to the fullest extent permitted by Washington law, as so amended. Also, pursuant to Article X of the Registrant’s Restated Articles of Incorporation and Article VIII of the Registrant’s Restated Bylaws, the Registrant may, by action of the Board of Directors of the Registrant, provide indemnification and pay expenses to officers, employees and agents of the Registrant or another corporation, partnership, joint venture, trust or other enterprise with the same scope and effect as above described in relation to directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the provisions described above, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Along with the Registrant’s Restated Articles of Incorporation and Registrant’s Restated Bylaws, the Registrant has entered into indemnification agreements with the Registrant’s directors that generally provide that the Registrant will indemnify and hold harmless each director to the fullest extent permitted by applicable law for all expenses, liabilities and losses actually and reasonably incurred in connection with any actual, threatened or pending actions, suits or proceedings brought because of the director’s service to the Registrant or the director’s service to any other entity provided at the request of the Registrant, in each case subject to the terms, conditions and limitations contained in the agreements. In addition, each agreement provides for the advancement of expenses incurred by a director, subject to certain exceptions, in connection with any action, suit or proceeding covered by the agreement.

Item 16.	Exhibits

Exhibit
Number		Exhibits

4	.1*	Specimen certificate for shares of Preferred Stock.
4	.2*	Specimen certificate for shares of Common Stock.
4.3		Amended and Restated Articles of Incorporation of the Company, as amended on December 17, 2007, October 24, 2007, May 23, 2007, September 14, 2006, February 8, 2001, January 19, 2001 and October 28, 1999 (incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed February 29, 2008. File No. 001-14667).
4.4		Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, creating a class of Preferred Stock, Series S (incorporated by reference to the Company’s Current Report on Form 8-K filed on April 11, 2008).
4.5		Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, creating a class of Preferred Stock, Series N (incorporated by reference to the Company’s Current Report on Form 8-K filed October 30, 2007).
4	.6*	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, creating classes of Preferred Stock and Series I, Preferred Stock, Series J.
4.7		Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, creating a class of Preferred Stock, Series T (incorporated by reference to the Company’s Preliminary Proxy Statement on Schedule 14A filed on April 21, 2008).
4.8		Restated Bylaws of the Company, as amended (incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed March 1, 2007. File No. 001-14667).
4.9		Rights Agreement relating to Washington Mutual, Inc.’s Stockholder Rights Plan (incorporated by reference to the Company’s Current Report on Form 8-K filed January 8, 2001).
4.10		Warrant Agreement dated as of April 30, 2001 (incorporated by reference to the Company’s Registration Statement on Form S-3. File No. 333-63976).
4.11		2003 Amended and Restated Warrant Agreement, dated March 11, 2003, by and between Washington Mutual, Inc. and Mellon Investor Services LLC (incorporated by reference to the Company’s Current Report on Form 8-K filed March 12, 2003).
5	.1*	Opinion of Charles E. Smith III, First Vice President and Assistant General Counsel, as to the validity of the preferred stock and common stock, including the common stock issuable upon conversion of our preferred stock.
12	.1*	Computation of Ratio of Earnings to Fixed Charges and Preferred Dividends.
23	.1*	Consent of Deloitte & Touche LLP.
23	.2*	Consent of Charles E. Smith III with respect to his opinion (contained in Exhibit 5.1).
24	.1*	Powers of Attorney (included on signature page).

*	Filed herewith

Item 17.	Undertakings.

The Registrant hereby undertakes:

(a)

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

(d) to respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment (this “Post-Effective Amendment”) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 2nd day of May, 2008.

WASHINGTON MUTUAL, INC.

By:	/s/ Kerry K. Killinger
Kerry K. Killinger
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each of the officers and directors of the Registrant whose signature appears below hereby constitutes and appoints Thomas W. Casey, Robert J. Williams, Stewart M. Landefeld and Carey M. Brennan, and each of them severally, his or her true and lawful attorney-in-fact, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement and any new registration statement filed under Rule 462(b) of the Securities Act and amendments thereto, and to file the same, with exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratifies and confirms all that said attorney-in-fact, or his or her substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kerry K. Killinger Kerry K. Killinger	Chairman, Chief Executive Officer and Director (Chief Executive Officer)	May 2, 2008

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 2, 2008

/s/ Melissa J. Ballenger Melissa J. Ballenger	Senior Vice President & Controller (Principal Accounting Officer)	May 2, 2008

/s/ David Bonderman David Bonderman	Director	May 2, 2008

/s/ Stephen I. Chazen Stephen I. Chazen	Director	May 2, 2008

/s/ Stephen E. Frank Stephen E. Frank	Director	May 2, 2008

/s/ Thomas C. Leppert Thomas C. Leppert	Director	May 2, 2008

Signature	Title	Date

/s/ Charles M. Lillis Charles M. Lillis	Director	May 2, 2008

/s/ Phillip D. Matthews Phillip D. Matthews	Director	May 2, 2008

/s/ Regina T. Montoya Regina T. Montoya	Director	May 2, 2008

/s/ Michael K. Murphy Michael K. Murphy	Director	May 2, 2008

/s/ Margaret Osmer McQuade Margaret Osmer McQuade	Director	May 2, 2008

/s/ William G. Reed, Jr. William G. Reed, Jr.	Director	May 2, 2008

/s/ Orin C. Smith Orin C. Smith	Director	May 2, 2008

/s/ James H. Stever James H. Stever	Director	May 2, 2008

EXHIBIT INDEX

Exhibit
Number		Exhibits

4	.1*	Specimen certificate for shares of Preferred Stock.
4	.2*	Specimen certificate for shares of Common Stock.
4.3		Amended and Restated Articles of Incorporation of the Company, as amended on December 17, 2007, October 24, 2007, May 23, 2007, September 14, 2006, February 8, 2001, January 19, 2001 and October 28, 1999 (incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed February 29, 2008. File No. 001-14667).
4.4		Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, creating a class of Preferred Stock, Series S (incorporated by reference to the Company’s Current Report on Form 8-K filed on April 11, 2008).
4.5		Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, creating a class of Preferred Stock, Series N (incorporated by reference to the Company’s Current Report on Form 8-K filed October 30, 2007).
4	.6*	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, creating classes of Preferred Stock, Series I and Preferred Stock, Series J.
4.7		Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, creating a class of Preferred Stock, Series T (incorporated by reference to the Company’s Preliminary Proxy Statement on Schedule 14A filed on April 21, 2008).
4.8		Restated Bylaws of the Company, as amended (incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed March 1, 2007. File No. 001-14667).
4.9		Rights Agreement relating to Washington Mutual, Inc.’s Stockholder Rights Plan (incorporated by reference to the Company’s Current Report on Form 8-K filed January 8, 2001).
4.10		Warrant Agreement dated as of April 30, 2001 (incorporated by reference to the Company’s Registration Statement on Form S-3. File No. 333-63976).
4.11		2003 Amended and Restated Warrant Agreement, dated March 11, 2003, by and between Washington Mutual, Inc. and Mellon Investor Services LLC (incorporated by reference to the Company’s Current Report on Form 8-K filed March 12, 2003).
5	.1*	Opinion of Charles E. Smith III, First Vice President and Assistant General Counsel, as to the validity of the preferred stock and common stock, including the common stock issuable upon conversion of our preferred stock.
12	.1*	Computation of Ratio of Earnings to Fixed Charges and Preferred Dividends.
23	.1*	Consent of Deloitte & Touche LLP.
23	.2*	Consent of Charles E. Smith III with respect to his opinion (contained in Exhibit 5.1).
24	.1*	Powers of Attorney (included on signature page).

*	Filed herewith